EXHIBIT 10.28

LOAN AND SECURITY AGREEMENT

Dated as of November 28, 2006

between

GLENBOROUGH TIERRASANTA, LLC, as Borrower,

and

GERMAN AMERICAN CAPITAL CORPORATION,

as Lender

i

EXHIBITS AND SCHEDULES

EXHIBIT A	TITLE INSURANCE REQUIREMENTS, ENDORSEMENTS AND AFFIRMATIVE COVERAGES
EXHIBIT B	SURVEY REQUIREMENTS
EXHIBIT C	SINGLE PURPOSE ENTITY PROVISIONS
EXHIBIT D	ENFORCEABILITY OPINION REQUIREMENTS
EXHIBIT E	NON-CONSOLIDATION OPINION REQUIREMENTS
EXHIBIT F	RESERVED
EXHIBIT G	FORM OF TENANT ESTOPPEL LETTER
EXHIBIT H	BORROWER ORGANIZATIONAL STRUCTURE
EXHIBIT I	RESERVED
EXHIBIT J	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT K	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT L	FORM OF TENANT NOTIFICATION LETTER
EXHIBIT M	RESERVED
EXHIBIT N
EXHIBIT O	STANDARD FORM OF LEASE
EXHIBIT P	FORM OF INDEPENDENT MANAGER/MEMBER/DIRECTOR CERTIFICATE
EXHIBIT Q	RESERVED

SCHEDULE I	RESERVED
SCHEDULE II	RESERVED
SCHEDULE III	RESERVED
SCHEDULE IV	RESERVED
SCHEDULE V	PRE-APPROVED TRANSFEREES
SCHEDULE VI	RESERVED
SCHEDULE VII	LITIGATION SCHEDULE
SCHEDULE VIII	RENT ROLL
SCHEDULE IX	RESERVED
SCHEDULE X	BORROWER’S TAX IDENTIFICATION NUMBER
SCHEDULE XI	TAX PROTECTION AGREEMENTS
SCHEDULE XII	RESERVED
SCHEDULE XIII	EXCEPTION TO REPRESENTATION 4.1.12

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT, dated as of November 28, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this Agreement), by and between GLENBOROUGH TIERRASANTA, LLC, a Delaware limited liability company, Borrower, having an address at c/o Morgan Stanley, 1585 Broadway, 37th Floor, New York, New York 10036, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005 (together with its successors and assigns, Lender).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

Additional Non-Consolidation Opinion shall have the meaning set forth in Section 4.1.29(b).

Affiliate shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner or managing member in, such specified Person. An Affiliate of a Person includes, without limitation, (i) any officer or director of such Person, (ii) any record or beneficial owner of more than 10% of any class of ownership interests of such Person and (iii) any Affiliate of the foregoing. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

Agreement shall mean this Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

ALTA shall mean American Land Title Association, or any successor thereto.

Alterations shall have the meaning set forth in Section 10.2.

Annual Budget shall mean the operating budget for the Property prepared by Manager, on Borrower’s behalf, pursuant to the Management Agreement, for the applicable Fiscal Year or other period setting forth, in reasonable detail, Manager’s good faith estimates of the anticipated results of operations of the Property, including revenues from all sources, all Operating Expenses, management fees and Capital Expenditures.

Applicable Rate shall have the meaning set forth in the Note.

Assignment and Acceptance shall mean an assignment and acceptance entered into by Lender and an assignee, and accepted by Lender in accordance with Article XV and in substantially the form of Exhibit J or such other form customarily used by Lender in connection with the participation or syndication of mortgage loans at the time of such assignment pursuant to which the assignee agrees to be bound by all the terms and conditions hereof.

Assignment of Leases shall mean that certain first priority Assignment of Leases, Rents and Security Deposits, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower’s interest in and to the Leases, Rents and Security Deposits as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Assignment of Management Agreement shall mean that certain Manager’s Consent and Subordination of Management Agreement, dated the date hereof, among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Bankruptcy Code shall mean Title 11, U.S.C.A., as amended from time to time and any successor statute thereto.

Blanket Policy shall have the meaning provided in Section 6.1.14.

Borrower shall have the meaning set forth in the first paragraph of this Agreement.

Borrower Parents shall mean, collectively, Glenborough Holdings, LLC, a Delaware limited liability company, Glenborough Acquisition, LLC, a Delaware limited liability company and Holding Company.

Building Equipment shall have the meaning set forth in the Security Instrument.

Business Day shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York or in the state in which Servicer is located are not open for business.

Capital Expenditures shall mean any amount incurred in respect of capital items which in accordance with GAAP would not be included in Borrower’s annual financial statements for an applicable period as an operating expense of the Property and is not reasonably expected by Borrower to be a regularly recurring operating expense of the Property.

Cash shall mean the legal tender of the United States of America.

Cash and Cash Equivalents shall mean any one or a combination of the following: (i) Cash, and (ii) U.S. Government Obligations.

Casualty Amount shall mean two and one half percent (2.5%) of the Principal Amount of the Loan.

Closing Date shall mean the date of this Agreement set forth in the first paragraph hereof.

Code shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Control shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise or (ii) the ownership, direct or indirect, of more than 50% of the voting securities of such Person, and the terms Controlled, Controlling and Common Control shall have correlative meanings.

Cut-Off Date shall have the meaning set forth in Section 6.2.3(a).

DBS shall have the meaning set forth in Section 14.4.2(b).

DBS Group shall have the meaning set forth in Section 14.4.2(b).

Debt shall mean, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services; (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) obligations issued for, or liabilities incurred on the account of, such Person; (d) obligations or liabilities of such Person arising under letters of credit, credit facilities or other acceptance facilities; (e) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (f) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (g) obligations of such Person under any interest rate or currency exchange agreement.

Debt Service shall mean, with respect to any particular period of time, scheduled interest payments under the Note.

Default shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

Default Rate shall have the meaning set forth in the Note.

Defeasance Collateral shall mean obligations or securities that (a) are not subject to prepayment, call or early redemption, (b) provide for interest at a fixed rate, (c) have a principal amount due at maturity that cannot vary or change, (d) are rated “AAA” by S&P (or, if not rated by S&P in its published criteria in paragraphs 1, 2, or 3 of its Eligible Investment Criteria for “AAA” Rated Structured Transactions) and Aaa by Moody’s, and (e) constitute “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80a-l)

Defeasance Date shall have the meaning set forth in Section 2.3.4(a)(i) hereof.

Defeasance Deposit shall mean an amount equal to the remaining Principal Amount of the Note and any costs and expenses incurred or to be incurred in the purchase of Defeasance Collateral necessary to meet the Scheduled Defeasance Payments.

Defeasance Event shall have the meaning set forth in Section 2.3.4(a) hereof.

Defeasance Lockout Period shall have the meaning set forth in the Note.

Deficiency shall have the meaning set forth in Section 6.2.4(b)(ii).

Deficiency Collateral shall have the meaning set forth in Section 6.2.4(b)(ii).

Disclosure Document shall have the meaning set forth in Section 14.4.1.

Disqualified Transferee shall mean any Person that (within the past five (5) years) (i) has been convicted (or has any natural person who is a principal of such Person at the time of such transfer who has been convicted) in a criminal proceeding for a felony; (ii) has filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iii) as to which an involuntary petition (which was not subsequently dismissed within one hundred twenty (120) days) has been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (iv) has filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (v) has consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (vi) has made an assignment for the benefit of creditors, or has admitted its insolvency or inability to pay its debts as they become due; or (vii) has been found by a court of competent jurisdiction or other governmental authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

Eligibility Requirements means, with respect to any Person, that such Person (i) has real estate assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial properties.

Environmental Certificate shall have the meaning set forth in Section 12.2.1.

Environmental Claim shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, release or threatened release into the environment of any Hazardous Materials from or at the Property, or (b) the violation, or alleged violation, of any Environmental Law relating to the Property.

Environmental Consultant shall mean an Independent environmental consulting firm having at least five (5) years experience (i) conducting environmental assessments for properties similar to the Property and (ii) preparing and supervising remediation plans for properties similar to the Property, which firm is selected by Borrower and is reasonably acceptable to Lender.

Environmental Event shall have the meaning set forth in Section 12.2.1.

Environmental Indemnity shall mean the Environmental Indemnity, dated the date hereof, made by Borrower and Sponsor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Environmental Laws shall have the meaning provided in the Environmental Indemnity.

Environmental Reports shall have the meaning set forth in Section 12.1.

ERISA shall mean the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the applicable rulings issued thereunder.

Event of Default shall have the meaning set forth in Section 17.1(a).

Exchange Act shall have the meaning set forth in Section 14.4.1.

Exculpated Parties shall have the meaning set forth in Section 18.1.1.

Excusable Delay shall mean a delay solely due to acts of God, governmental restrictions, stays, judgments, orders, decrees, war, other enemy actions, terrorism, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but Borrower’s lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

Fiscal Year shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan or the portion of any such twelve (12) month period falling within the term of the Loan in the event that such a twelve (12) month period occurs partially before or after, and partially during, the term of the Loan.

Fitch shall mean Fitch, Inc.

Foreign Lender shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the

United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Future Lease shall have the meaning set forth in Section 8.8.1.

GAAP shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

Governmental Authority shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

Hazardous Materials shall have the meaning provided in the Environmental Indemnity.

Holding Company shall mean Glenborough Fund XIV, L.P., a Delaware limited partnership (f/k/a Glenborough Properties, L.P.).

Holding Company LP Agreement means that certain Fifth Amended and Restated Agreement of Limited Partnership of Glenborough Properties, L.P., as the same may be amended, restated, replaced or otherwise modified.

Impositions shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Borrower (including all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which the Property is located), (b) the Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of all or any part thereof. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property, (ii) any third party manager of the Property, or (iii) Lender in the nature of a capital levy, estate, inheritance, succession, income or net revenue tax.

Improvements shall have the meaning set forth in the Security Instrument.

Increased Costs shall have the meaning set forth in Section 2.4.1.

Indebtedness shall mean, at any given time, the Principal Amount, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with the other Loan Documents and all other amounts, sums and expenses that may become payable by Borrower to Lender hereunder or pursuant to the Note or the other Loan Documents.

Indemnified Parties shall have the meaning set forth in Section 19.12(b).

Independent shall mean, when used with respect to any Person, a Person who: (i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower, (ii) is not connected with any Borrower or any Affiliate of any Borrower, as an officer, employee, promoter, underwriter, trustee, partner, member, manager, creditor, director, supplier, customer or person performing similar functions, and (iii) is not a member of the immediate family of a Person defined in (i) or (ii) above.

Independent Accountant shall mean (i) any “big four” accounting firm or (ii) another firm of nationally recognized, certified public accountants which is Independent and which is selected by Borrower and reasonably acceptable to Lender.

Independent Architect shall mean an architect, engineer or construction consultant selected by Borrower which is Independent, licensed to practice in the State and has at least five (5) years of architectural and/or engineering experience and which is selected by Borrower and reasonably acceptable to Lender.

Independent Manager, Independent Member or Independent Director shall mean a Person who is not and will not be while serving and has never been (i) a member (other than an Independent Member), manager (other than an Independent Manager), director (other than an Independent Director), employee, attorney, or counsel of Borrower or its Affiliates, (ii) a customer, supplier or other Person who derives more than 1% of its purchases or revenues from its activities with Borrower’s Affiliates unless provided by a nationally recognized company that provides professional independent managers, directors or special members in which Sponsors, Borrower and Borrower Parents do not hold an interest, (iii) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (iv) a member of the immediate family of any member (other than an Independent Member), manager (other than an Independent Manager), employee, attorney, customer, supplier or other Person referred to above or (v) a person Controlling or under the common Control of anyone listed in (i) through (iv) above. A Person that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director or Independent Manager or Independent Member if such individual is, at the time of initial appointment, or at any time while serving as such, is an Independent Director or Independent Manager or, Independent Member or Independent Director, as applicable, of a Single Purpose Entity affiliated with Borrower.

Insurance Requirements shall mean, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then- current standards applicable to or affecting the Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Property, or such other body exercising similar functions.

Intangible shall have the meaning set forth in the Security Instrument.

Interest Period shall have the meaning set forth in the Note.

Land shall have the meaning set forth in the Security Instrument.

Late Payment Charge shall have the meaning set forth in Section 2.2.3.

Lease shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted by the Borrower a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

Lease Modification shall have the meaning set forth in Section 8.81.

Legal Requirements shall mean all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Borrower or to the Property and the Improvements and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Property and the Improvements and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances and laws relating to handicapped accessibility.

Lender shall have the meaning set forth in the first paragraph of this Agreement.

Letter of Credit shall mean an irrevocable, unconditional, transferable (without payment of any fee as a condition of such transfer), clean sight draft letter of credit (either an evergreen letter of credit or one which does not expire until at least thirty (30) days after the Maturity Date or such other date reasonably approved in writing by Lender (the LC Expiration Date), in favor of Lender and entitling Lender to draw thereon in any city in the continental United States, based solely on a statement executed by an officer or authorized signatory of Lender and issued by an Approved Bank. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) the Letter of Credit is due to expire prior to the LC Expiration Date, Lender shall have the right immediately to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Agreement, unless Borrower shall deliver a replacement Letter of Credit from an Approved Bank within (i) as to (a) above, twenty (20) Business Days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, within twenty (20) days prior to the expiration date of said Letter of Credit. The Letter of Credit shall provide that any transfer fees or charges incurred due to Lender’s transfer of the Letter of Credit shall be payable separately by Borrower.

Liabilities shall have the meaning set forth in Section 14.4.2(b).

Licenses shall have the meaning set forth in Section 4.1.23.

Lien shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and the filing of mechanic’s, materialmen’s and other similar liens and encumbrances.

Liquidated Damages Amount shall have the meaning set forth in the Note.

Loan shall mean the loan in the amount of $14,300,000 made by Lender to Borrower pursuant to this Agreement.

Loan Documents shall mean, collectively, this Agreement, the Note, the Security Instrument, the Assignment of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Recourse Guaranty and all other documents executed and/or delivered by Borrower in connection with the Loan including any certifications or representations delivered by or on behalf of Borrower, any Affiliate of Borrower, the Manager, or any Affiliate of the Manager.

Lockout Release Date shall have the meaning set forth in the Note.

Management Agreement shall mean the management agreement, dated as of the date hereof, pursuant to which the Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Manager shall mean Glenborough, LLC, a Delaware limited liability company, or such other Qualified Manager as now or hereafter becomes manager of the Property in accordance with the provisions hereof.

Material Adverse Effect shall mean any event or condition that has a material adverse effect on (i) the Property taken as a whole, (ii) the use, operation, or value of the Property, (iii) the business, profits, operations or financial condition of Borrower, or (iv) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower’s obligations under the Loan Documents.

Material Alteration shall mean any Alteration which, when aggregated with all related Alterations (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business) constituting a single project, involves an estimated cost exceeding three percent (3%) of the Principal Amount with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at the Property; provided, however, that the term “Material Alteration” shall not include Alterations relating to tenant improvements pursuant to any Lease existing as of the date hereof or any Future Lease entered into in accordance with the provisions of Section 8.8.

Maturity Date shall have the meaning set forth in the Note.

Maturity Date Payment shall have the meaning set forth in the Note.

Maximum Legal Rate shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

Merger Agreement shall mean that certain Agreement and Plan of Merger, dated as of August 20, 2006, by and among Glenborough Realty Trust Incorporated, Glenborough Properties, L.P., Gridiron Holdings LLC, and Gridiron Acquisition LLC.

Monthly Payment Grace Period Expiration Date shall have the meaning set forth in Section 17.l(a)(i).

Moody’s shall mean Moody’s Investors Service, Inc.

MSREF Entity shall mean, each of MSP Real Estate Fund V, L.P., a Delaware limited partnership, Morgan Stanley Real Estate Fund V U.S., L.P., a Delaware limited partnership, Morgan Stanley Real Estate Investors V U.S., L.P., a Delaware limited partnership and Morgan Stanley Real Estate Fund V Special U.S., L.P., a Delaware limited partnership, MSP Co-Investment Partnership V. L.P., a Delaware limited partnership, MSP Co-Investment Partnership V-A, L.P., a Delaware limited partnership and, if the context requires, MSREF Entity or MSREF Entities shall mean each and every MSREF Entity, collectively.

Net Operating Income shall mean the amount obtained by subtracting Operating Expenses from Operating Income.

New Lease shall have the meaning set forth in Section 8.8.1.

New Note shall have the meaning provided in Section 14.8.

Non-Consolidation Opinion shall have the meaning provided in Section 2.5.5(a).

Non-Disturbance Agreement shall have the meaning set forth in Section 8.8.9.

Non-Securitized Debt shall mean any portion of the Loan (including participations therein and/or note components) that at the time of the first Securitization by Lender does not collateralize Securities rated by one or more of the applicable Rating Agencies.

Note shall mean that certain $14,300,000 Note, dated as of the date hereof, made by Borrower in favor of Lender, as the same may be amended, restated, replaced (including, without limitation, replacement of such Note with multiple Notes in accordance with this

Agreement), supplemented, consolidated or otherwise modified from time to time pursuant to the provisions hereof or of the other Loan Documents, from time to time.

Obligations shall have meaning set forth in the recitals of the Security Instrument.

OFAC List means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

Officer’s Certificate shall mean a certificate executed by an authorized signatory of Borrower that is familiar with the financial condition of Borrower and the operation of the Property.

Operating Asset shall have the meaning set forth in the Security Instrument.

Operating Expenses shall mean, for any period, without duplication, all expenses actually paid or payable by Borrower during such period in connection with the operation, management, maintenance, repair and use of the Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include without duplication (i) all expenses incurred based on quarterly financial statements delivered to Lender in accordance with Article XI, (ii) all payments required to be made pursuant to any REAs, (iii) property management fees (which for purposes of calculating Projected Net Operating Income only, shall be equal to the greater of 2% of total gross revenue or actual property management fees paid under the Management Agreement (up to a maximum amount of 3% of total gross revenue), provided, however, such fees shall be deemed to equal 2% so long as any portion thereof in excess of 2% is fully subordinated to the payment of Debt Service and ongoing reserves required in accordance with Article III hereof, (iv) administrative, payroll, security and general expenses for the Property, (v) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property, (vi) a reasonable reserve for uncollectible accounts, (vii) costs and fees of independent and in-house professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (viii) association dues, (ix) computer processing charges, (x) operational equipment and other lease payments as reasonably approved by Lender, (xi) taxes and other Impositions, other than income taxes or other Impositions in the nature of income taxes and insurance premiums, and (xii) all underwritten reserves required by Lender hereunder (without duplication). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or other Impositions in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, leasing, financing or refinancing of all or any portion of the Property or in connection with the recovery of Proceeds which are applied to prepay the Note, (4) any expenses which in accordance with GAAP should be capitalized, (5) Debt Service and (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

Operating Income shall mean, for any period, all income of Borrower (whether in cash or credit) during such period from the use, ownership or operation of the Property as follows:

(a) all amounts payable to Borrower by any Person as Rent and other amounts under Leases, license agreements, occupancy agreements, REAs, concession agreements or other agreements relating to the Property, which amounts (other than those from pre-paid rent) shall be based on actual amounts rather than on a straight-line basis;

(b) business interruption, rental interruption and use and occupancy insurance proceeds allocable to the applicable reporting period;

(c) all other amounts which in accordance with GAAP are included in Borrower’s annual financial statements as operating income attributable to the Property.

Notwithstanding the foregoing, for purposes of calculating Projected Net Operating Income only, Operating Income shall not include (a) any Proceeds (other than business interruption insurance proceeds and only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of the Property, (c) any Rent attributable to a Lease (i) prior to the date in which the Tenant thereunder has taken occupancy or in which the actual payment of rent is required to commence thereunder, (ii) after the occurrence and during the continuance of an event of default on the part of the Tenant under such lease for more than sixty (60) days, or (iii) from a tenant in bankruptcy, (d) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Borrower as an offset or deduction against Rent payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause “(6)” of the definition thereof, and (e) security deposits received from Tenants until forfeited or applied. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.

Opinion of Counsel shall mean an opinion of counsel of a law firm selected by Borrower and reasonably acceptable to Lender.

Other Charges shall mean, without duplication of any amounts constituting Impositions, (i) all sums, charges, fees, costs, expenses, common area maintenance charges and other charges or assessments reserved in or payable under the REAs, and (ii) all maintenance charges, impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority, other than those required to be paid by a tenant pursuant to its respective Lease.

Other Taxes shall have the meaning set forth in Section 2.4.3.

Payment Date shall have the meaning set forth in the Note.

Permitted Debt shall mean collectively, (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Agreement, the Security Instruments and the other Loan Documents; (b) trade payables incurred in the ordinary course of Borrower’s business, not secured by Liens on the Property (other than liens being properly contested in accordance with the provisions of this Agreement or the Security Instrument), in amounts not to exceed at any one time outstanding, in the aggregate two and one half percent (2.5%) of the Principal Amount, payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course of operating Borrower’s business, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred, (c) any Letters of Credit (and any reimbursement obligations relating thereto) delivered pursuant to the provisions of this Agreement or the other Loan documents, (d) any indebtedness of any of the MSREF Entities or any Persons holding any direct or indirect interests in any of the MSREF Entities; and (e) any membership loans by and between Glenborough Holdings, LLC, Glenborough Acquisition, LLC and Holding Company which are made for purposes of funding the redemption by the limited partners and/or preferred limited partners of Holding Company of their respective limited partnership or preferred limited partnership interests in Holding Company in accordance with the terms of the Merger Agreement and/or the Holding Company LP Agreement. Nothing contained herein shall be deemed to require Borrower to pay any amount, so long as Borrower is in good faith, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP (as determined by the Independent Accountant), and (iii) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount and such contest is maintained and prosecuted continuously and with diligence. Notwithstanding anything set forth herein, in no event shall Borrower be permitted under this provision to enter into a note (other than the Note and the other Loan Documents) or other instrument for borrowed money.

Permitted Encumbrances shall mean collectively, (a) the Liens and security interests created or permitted by the Loan Documents, (b) all Liens, easements, encumbrances and other matters disclosed in the Title Policy, and (c) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent, (d) to the extent that neither the Property nor any part thereof or interest therein will be in substantial danger of being sold, forfeited, terminated, canceled or lost, (i) liens arising after the date hereof of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens arising after the date hereof imposed by law created in the ordinary course of business for amounts not yet due and payable or that are being contested in accordance with the terms and provisions of this Agreement, and (ii) any attachment or judgment Lien arising after the date hereof unless the judgment it secures has not, within thirty (30) days after entry of such judgment, been discharged of record or the execution of such judgment has not been stayed pending appeal, or has not been discharged of record within thirty (30) days after the expiration of any such stay, (e) rights of Tenants, as Tenants only, pursuant to existing Leases and Leases entered into after the date hereof in accordance with Article VIII, and (f) any other liens and encumbrances arising after the date hereof which are otherwise approved in writing by Lender, or, after a Securitization, the applicable Rating Agencies in their sole discretion.

Permitted Owner shall mean any one of the following:

(i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan that satisfies the Eligibility Requirements;

(ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, that satisfies the Eligibility Requirements;

(iii) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) that satisfies the Eligibility Requirements;

(iv) any entity Controlled (and only so long as such entity continues at all times to be Controlled) by any of the entities described in clauses (i), (ii) or (iii) above;

(v) a Qualified Trustee in connection with (A) a securitization of, (B) the creation of collateralized debt obligations (CDO) secured by, or (C) a financing through an “owner trust” of a mezzanine loan (any of the foregoing, a Securitization Vehicle), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with a Securitization; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating (such entity, an Approved Servicer) and such Approved Servicer is required to service and administer such mezzanine loan in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager is a Permitted Owner under clauses (i), (ii), (iii), (iv) or (vi) of this definition; or

(vi) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Permitted Owner under clauses (i), (ii), (iii) or (iv) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Permitted Owner under clauses (i), (ii), (iii) or (iv) of this definition.

Person shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Physical Conditions Report shall mean, collectively, the structural engineering reports with respect to the Property, each of which is (i) prepared by an Independent Architect, (ii) addressed to Lender or with respect to which Lender shall have received a reliance letter, (iii) prepared based on a scope of work determined by Lender in Lender’s reasonable discretion, and

(iv) in form and content acceptable to Lender in Lender’s reasonable discretion, together with any amendments or supplements thereto.

Plan shall have the meaning provided in Section 4.1.10(a).

Pre-Approved Transferee shall mean any one of the entities set forth on Schedule V attached hereto or its wholly owned subsidiaries, provided that such entity (i) continues to be Controlled by at least fifty-one (51%) percent of the same Persons Controlling such entity as of the Closing Date or, if such Pre-Approved Transferee is a publicly traded company, such Pre-Approved Transferee continues to be publicly traded on an established securities market, (ii) there shall have been no deterioration in such Pre-Approved Transferee’s long-term or short-term credit rating (if any) since the Closing Date (or if such Pre-Approved Transferee was not previously rated or is not currently rated, there shall have been no adverse change in its financial condition or the results of operations of such entity since the Closing Date), and (iv) it is not a Disqualified Transferee.

Principal Amount shall have the meaning set forth in the Note.

Proceeds shall have the meaning set forth in Section 6.2.2.

Prohibited Person means any Person identified on the OFAC List or any other Person with whom a U.S. Person may not conduct business or transactions by prohibition of Federal law or Executive Order of the President of the United State of America.

Property shall have the meaning set forth in the Security Instrument.

Provided Information shall have the meaning set forth in Section 14.1.1.

Qualified Investor shall mean any of the following persons:

(a) a private or state, federal or municipal employers’ welfare benefit, retirement or pension plan or fund, pension trust or pension account which (i) has total real estate assets of at least $500,000,000, (ii) has a combined capital and surplus or invested capital and capital commitments of at least $500,000,000, and (iii) is managed by a Person who controls at least $500,000,000 of real estate equity assets; or

(b) a pension fund advisor who (i) immediately prior to such transfer, controls at least $500,000,000 of real estate equity assets and (ii) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (a) of this definition; or

(c) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (i) has a net worth immediately prior to such transfer of at least $500,000,000 and (ii) who, immediately prior to such transfer, controls real estate equity and/or debt assets of at least $500,000,000; or

(d) a savings bank, savings and loan association, commercial bank or trust company or any corporation organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (i) with a combined capital and surplus of at least $500,000,000 and (ii) who, prior to such transfer, controls real estate equity and/or debt assets of at least $500,000,000; or

(e) a trust company, commercial credit corporation, credit union or company, religious, education or eleemosynary institution, mutual fund, investment bank, opportunity fund, merchant bank or other investment company, governmental agency, entity or plan, or an entity insured by a governmental agency, a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Acct of 1933, as amended, public or private real estate investment trust or real estate fund, in each case (i) has a net worth immediately prior to such transfer of at least $500,000,000 (in the case of a real estate fund, net worth shall include the unfunded capital commitments of participants in such fund to the extent that such commitments are unconditional and such participants are Qualified Investors) and (ii) who, immediately prior to such transfer, controls real estate equity and/or debt assets of at least $500,000,000; or

(f) a Person with at least $250,000,000 of assets and with respect to which Lenders shall have received confirmation in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of the then current rating assigned to the Securities or any class thereof in any applicable Securitization.

Qualified Manager shall mean (i) Manager, (ii) CBRE, Cushman & Wakefield, Grubb Ellis, Trammell Crow, Jones Lang La Salle, and Newmark Knight Frank or any Affiliate of Borrower or Sponsor, (iii) a reputable and experienced management organization which together with its Affiliates manages (excluding the Properties) a minimum of twenty (20) predominately Class A properties similar to the Property and a minimum of two million five hundred thousand (2,500,000) square feet of predominately Class A office space (or mixed use buildings having Class A office space as the predominant component) located in major metropolitan areas, provided that (in the case of this clause (iii) only) (a) prior to a Securitization, Borrower shall have obtained the prior written consent of Lender for such Person, which consent shall not be unreasonably withheld or delayed and (b) after a Securitization, Borrower shall have obtained a Rating Agency Confirmation or (iv) any other manager as Lender shall approve in its sole and absolute discretion, or after a Securitization, for which Borrower shall have obtained a Rating Agency Confirmation.

Rating Agencies shall mean (a) prior to a Securitization, each of S&P, Moody’s and Fitch and any other nationally-recognized statistical rating agency which has been approved by Lender and (b) after a Securitization has occurred, each such Rating Agency which has rated the Securities in the Securitization.

Rating Agency Confirmation shall mean, collectively, a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that, at any given time, no such Securities shall have been issued and are then outstanding, then the term Rating Agency Confirmation shall be deemed instead to require the written approval of Lender based on its good faith determination of whether the Rating Agencies would issue a Rating Agency Confirmation if any such Securities were outstanding.

REAs shall mean, collectively, any reciprocal easement agreement or similar agreement (including any “separate agreement” or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof, including, without limitation, all REAs as defined in the Security Instrument.

Real Property shall mean, collectively, the Land, the Improvements and the Appurtenances (as defined in the Security Instrument).

Recourse Guaranty shall mean that certain Guaranty of Recourse Obligations of Borrower, dated as of the date hereof, by Sponsor in favor of Lender, as the same may be amended, supplemented, restated or otherwise modified from time to time.

Register shall have the meaning set forth in Section 15.4.

Regulatory Change shall mean any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or the making, after such date, of any written interpretations, directives or requests applying to Lender, or any Person Controlling Lender or to a class of banks or companies Controlling banks of or under any federal, state or foreign laws or regulations (having the force of law) by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof.

Rents shall mean all rents (including, without limitation, pass throughs of Operating Expenses unless paid directly by Tenant), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources arising from or attributable to the Property and Proceeds, if any, from business interruption or other loss of income insurance.

S&P shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Scheduled Lease shall have the meaning set forth in Section 16.5(a).

Securities shall have the meaning set forth in Section 14.1.

Securities Act shall have the meaning set forth in Section 14.4.1.

Securitization shall have the meaning set forth in Section 14.1.

Security Instrument shall mean that certain first priority Deed of Trust, Security Agreement, Financing Statement, Fixture Filing, and Assignment of Leases, Rents, and Security Deposits, dated the date hereof, executed and delivered by Borrower to a trustee for the benefit of Lender) and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Servicer shall mean such Person designated in writing with an address for such Person by Lender, in its sole discretion, to act as Lender’s agent hereunder with such powers as are specifically delegated to the Servicer by Lender, whether pursuant to the terms of this Agreement or otherwise, together with such other powers as are reasonably incidental thereto.

Severed Loan Documents shall have the meaning set forth in Section 17.2(d) hereof.

Single Purpose Entity shall mean a Person, other than an individual, which (i) is formed or organized solely for the purpose of owning, holding, developing, using, selling, leasing, managing, exchanging, operating and financing, directly or indirectly, an ownership interest in the Property, (ii) does not engage in any business unrelated to its direct or indirect interest in the Property and the acquisition, ownership, development, use, operation and financing thereof, (iii) has not and will not have any assets other than those related to its direct or indirect interest in the Property or the operation, management and financing thereof or any indebtedness other than the Permitted Debt, (iv) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (v) holds itself out as being a Person, separate and apart from any other Person, (vi) does not and will not commingle its funds or assets with those of any other Person, except as contemplated in this Agreement, (vii) conducts its own business in its own name; (viii) maintains separate financial statements, provided, however, it may utilize consolidated financial statements, so long as such statements contain a note indicating that its separate assets and liabilities are neither available to pay the debt of the consolidated entity nor constitute obligations of the consolidated entity, (ix) except as contemplated in this Agreement and the Loan Documents pays its own liabilities out of its own funds, (x) observes in all material respects all partnership, corporate or limited liability company formalities, as applicable, (xi) pays the salaries of its own employees, if any, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, (xii) except as contemplated in this Agreement and the Loan Documents, does not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, (xiii) does not acquire obligations or securities of its partners, members or shareholders, (xiv) allocates fairly and reasonably shared expenses, including, without limitation, any overhead for shared office space, if any, (xv) uses separate stationary, invoices, and checks, (xvi) maintains an arms-length relationship with its Affiliates, (xvii) does not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person (other than pursuant to the Loan Documents), (xviii) does and will continue to use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity, (xix) maintains adequate capital in light of its contemplated business operations, and (xx) has not and will not engage in, seek, or consent to the dissolution, winding up, liquidation, consolidation or merger and except as otherwise permitted in this Agreement and the other Loan Documents, has not and will not engage in, seek or consent to any asset sale, transfer or partnership, membership or shareholder interests, except as permitted in this Agreement and the other Loan Documents or material amendments of its partnership or operating agreement, certificate of incorporation, articles of organization or other organizational document unless approved by Lender, which approval shall not be unreasonably withheld. In addition, if such Person is a partnership, (1) all general partners of such Person shall be Single Purpose Entities; and (2) if such Person has more than one general partner, then the organizational documents shall provide that such Person shall continue (and not dissolve) for so long as a solvent general partner exists. In addition, if such Person is a corporation, then, at all times: (a) such Person shall have at least two (2) Independent

Directors and (b) the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. In addition, if such Person is a limited liability company, (a) such Person shall have at least two (2) Independent Managers or Independent Members, (b) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (c) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote, (d) each managing member (but not any Independent Manager or Independent Member) of such Person shall be a Single Purpose Entity or shall have two (2) springing members, and (e) its operating agreement shall provide that until all of the Indebtedness and Obligations are paid in full, such entity will not dissolve. In addition, the organizational documents of such Person shall provide that such Person (1) without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest, except as permitted in the Loan Documents, (a) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person’s property, or (b)take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (2) has and will maintain its books, records, resolutions and agreements as official records, (3) has held and will hold its assets in its own name, (4) has and will maintain its financial statements, accounting records and other organizational documents, books and records separate and apart from any other Person, (5) has not and will not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it, (6) has and will maintain an arms length relationship with its Affiliates, and (7) has not and will not enter into or be a party to any transaction with its partners, members, shareholders, or its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms length transaction with a third party.

SPE Entity shall mean Borrower and any other Person which is required by this Agreement to be, as long as the Loan is outstanding, a Single Purpose Entity.

Special Taxes shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, or any liabilities with respect thereto, including those arising after the date hereof as result of the adoption of or any change in law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding (i) in the case of any Lender, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by Lender’s net income by the United States of America or any Governmental Authority of the jurisdiction under the laws under which such Lender is organized or maintains its principal office or a lending office or (ii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under this Agreement), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office).

Sponsor shall mean collectively, each of the MSREF Entities.

Standard Form of Lease shall have the meaning set forth in Section 8.8.2(a).

State shall mean the State in which the Property or any part thereof is located.

Survey shall mean a survey of each parcel included in the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Policy, and containing a certification of such surveyor satisfactory to Lender.

Taking shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

Tax Protection Agreement shall have the meaning set forth in Section 4.1.45.

Tenant shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property, other than the Manager and its employees, agents and assigns.

Terrorism Insurance shall have the meaning set forth in Section 6.1.9.

Threshold Amount shall mean an amount equal to 5% of the Principal Amount.

Title Company shall mean, collectively, LandAmerica Title Insurance Company (as to 90% of coverage), and Stewart Title Guaranty Company (as to 10% of coverage).

Title Policy shall mean an ALTA mortgagee title insurance policy in a form acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued by the Title Company with respect to the Property and insuring the lien of the Security Instrument.

Total Loss shall mean (i) a casualty, damage or destruction of the Property, which, in the reasonable judgment of Lender, (A) involves an actual loss of more than thirty percent (30%) of the lesser of (x) the fair market value of the Property or (y) the Principal Amount, or (B) results in the cancellation of leases comprising more than thirty percent (30%) of the rentable area of the Property, and in either case with respect to which Borrower is not required under the Leases to apply Proceeds to the restoration of the Property or (ii) a permanent Taking which, in the reasonable judgment of Lender, (A) involves an actual loss of more than fifteen percent (15%) of the lesser of (x) the fair market value of the Property or (y) the Principal Amount, or (B) renders untenantable either more than fifteen percent (15%) of the rentable area of the Property, or (iii) a casualty, damage, destruction or Taking that affects so much of the Property such that it would be impracticable, in Lender’s reasonable discretion, even after restoration, to operate the Property as an economically viable whole.

Transfer shall mean directly or indirectly, to sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any means whatsoever whether voluntary, involuntary, by operation of law or otherwise.

UCC or Uniform Commercial Code shall mean the Uniform Commercial Code as in effect in the State of New York or if the perfection or enforcement of a security interest granted hereunder or under any other Loan Document is governed by the laws of a state other than the State of New York, then as to such perfection or enforcement, the Uniform Commercial Code in effect in that state.

Underwriter Group shall have the meaning set forth in Section 14.4.2(b).

U.S. Government Obligations shall mean (a) any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States or (b) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an “r” highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of three hundred sixty-five (365) days.

Work shall have the meaning provided in Section 6.2.4(a).

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto. All uses of the word “including” shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II. GENERAL TERMS

Section 2.1 Loan; Disbursement to Borrower.

2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower acknowledges and agrees that the full proceeds of the Loan have been disbursed by Lender to Borrower on the Closing Date.

2.1.3 The Note Security Instrument and Loan Documents. The Loan shall be evidenced by the Note and secured by the Security Instrument, the Assignment of Leases, this Agreement and the other Loan Documents.

2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) make distributions to its members in order for its indirect parents to pay a portion of the merger consideration in accordance with the Merger Agreement, (b) repay and discharge certain loans relating to the Property, and (c) pay costs and expenses incurred in connection with the closing of the Loan and the acquisition of the Property.

Section 2.2 Interest; Loan Payments; Late Payment Charge.

2.2.1 Payment of Principal and Interest.

(i) Except as set forth in Section 2.2.1(ii), interest shall accrue on the Principal Amount as set forth in the Note.

(ii) Upon the occurrence and during the continuance of an Event of Default and from and after the Maturity Date if the entire then outstanding balance of the Principal Amount is not repaid on the Maturity Date, interest on the outstanding Principal Amount and other amounts due in respect of the Loan shall accrue at the Default Rate calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Indebtedness (or that portion thereof that is then due). This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Indebtedness, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default, and Lender retains its rights under the Note to accelerate and to continue to demand payment of the Indebtedness upon the happening of any Event of Default.

2.2.2 Method and Place of Payment.

(a) On each Payment Date, Borrower shall pay to Lender interest accruing pursuant to the Note for the entire Interest Period during which said Payment Date shall occur.

(b) All amounts advanced by Lender pursuant to the applicable provisions of the Loan Documents, other than the Principal Amount, together with any interest at the Default Rate or other charges as provided therein, shall be due and payable hereunder as provided in the Loan Documents. In the event any such advance or charge is not so repaid by Borrower, Lender may, at its option, first apply any payments received under the Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents, and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

(c) The Maturity Date Payment shall be due and payable in full on the Maturity Date.

2.2.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents (other than the outstanding Principal Amount due and payable on the Maturity Date) is not paid by Borrower on or before the applicable Monthly Payment Grace Period Expiration Date, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate (the Late Payment Charge) in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by this Agreement, the Security Instrument and the other Loan Documents to the extent permitted by applicable law.

2.2.4 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Principal Amount of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Principal Amount due under the Note at a rate in excess of the Maximum Legal Rate, then the Applicable Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due under the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Prepayments.

2.3.1 Prepayments. No prepayments of the Indebtedness shall be permitted prior to the Maturity Date except as set forth in Section 2.3.2 hereof and Section 4 of the Note.

2.3.2 Prepayments After Event of Default; Application of Amounts Paid. If, following an Event of Default, Lender shall accelerate the Indebtedness and Borrower thereafter tenders payment of all or any part of the Indebtedness, or if all or any portion of the Indebtedness is recovered by Lender after such Event of Default, (a) such payment may be made only on the next occurring Payment Date together with all unpaid interest thereon as calculated through the end of the Interest Period ending immediately prior to such Payment Date, and all other fees and sums payable hereunder or under the Loan Documents, including without limitation, interest that has accrued at the Default Rate and any Late Payment Charges, (b) such payment shall be deemed a voluntary prepayment by Borrower and (c) Borrower shall pay, in addition to the Indebtedness, an amount equal to the Liquidated Damages Amount.

2.3.3 Release of Property upon Repayment of Loan in Full. Lender shall, upon the written request and at the expense of Borrower, upon (i) payment in full of the Principal Amount and any accrued but unpaid interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement or (ii) a Defeasance Event as provided in Section 2.3.4 below, release the Lien of the Security Instrument and Assignment of Leases on the Property or assign it (together with the Note), in whole or in part, to a new lender without representation, warranty or recourse. In such event, Borrower shall submit to Lender, not less than ten (10) Business Days prior to the date of such release or assignment, a release of lien or assignment of lien, as applicable, for such property for execution by Lender (a release in the context of a Defeasance Event shall be effectuated as provided in Section 2.3.4 below). Such release or assignment, as applicable, shall be in a form appropriate in each jurisdiction in which the Property is located and satisfactory to Lender in its reasonable discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release or assignment, as applicable.

2.3.4 Defeasance.

(a) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Defeasance Lockout Period and prior to the Prepayment Lockout Release Date to voluntarily defease the Loan in whole or in part and obtain the release of the Property by and upon satisfaction of the following conditions (such event being a Defeasance Event):

(i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the date (the Defeasance Date) on which the Defeasance Event shall occur;

(ii) Borrower shall pay to Lender all accrued and unpaid interest on the portion of the principal balance of the Loan then being defeased to and including the Defeasance Date;

(iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Security Instrument and the other Loan Documents;

(iv) Borrower shall deliver to Lender the Defeasance Deposit;

(v) Borrower shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit, and the Defeasance Collateral purchased with the Defeasance Deposit, in accordance with the provisions of this Section 2.3.4 (the Security Agreement);

(vi) Borrower shall deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has duly and validly transferred and assigned to the Successor Borrower the Defeasance Collateral and all obligations, rights and duties under and to the Note that are attributable to the Property, that Lender has a perfected first priority security interest in the Defeasance Deposit and the Defeasance Collateral delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Defeasance Event;

(vii) Borrower shall deliver confirmation in writing from the applicable Rating Agencies to the effect that such Defeasance Event will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered a Non-Consolidation Opinion with respect to the Successor Borrower in form and substance (i) reasonably satisfactory to a prudent lender and (ii) satisfactory to the applicable Rating Agencies;

(viii) Borrower shall deliver a certificate that would be reasonably satisfactory to a prudent lender given by an Independent Accountant engaged by Borrower certifying that the Defeasance Collateral purchased with the Defeasance Deposit shall generate monthly amounts equal to or greater than the Scheduled Defeasance Payments required to be paid under the Note and this Agreement through and including the Maturity Date;

(ix) Borrower shall deliver such other certificates, documents or instruments as a prudent lender would reasonably require; and

(x) Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release (in full or in part, as applicable) of the Lien of the Security Instrument as provided in Section 2.3.3 hereof, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, and (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance.

(b) In connection with any Defeasance Event, Borrower shall use the Defeasance Deposit to purchase Defeasance Collateral which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest payments are required under this Agreement and the Note (including, without limitation, the scheduled payments of principal, interest, and any other amounts due under the Loan Documents on such dates and the payment of such Note in full on the Maturity Date) (the Scheduled Defeasance Payments). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Defeasance Collateral may be made directly to Lender and applied to satisfy the obligations of

Borrower or Successor Borrower, if applicable, under this Agreement and the Note. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral required by this Section 2.3 and satisfy Borrower’s other obligations hereunder shall be remitted to Borrower.

(c) The Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be reasonably satisfactory to a prudent lender (including, without limitation, such instruments as may be reasonably required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

(d) Borrower may at its option, or if so required by the applicable Rating Agencies shall, establish or designate a successor entity (the Successor Borrower) which shall be a single purpose bankruptcy remote entity approved by the Rating Agencies with one (1) Independent Director, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the pledged Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of and released from its obligations under such documents. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.3.4(d).

(e) If Borrower has elected to defease the Loan, and the requirements set forth in this Section 2.3.4 have been satisfied, the Property shall be released from the Lien of the Security Instrument as provided in this Section and the Defeasance Collateral, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

(f) In connection with the release of the Security Instrument as provided in Section 2.3.4, Borrower shall submit to Lender, not less than ten (10) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release.

Section 2.4 Regulatory Change; Taxes.

2.4.1 Increased Costs. If as a result of any Regulatory Change or required compliance of Lender therewith, the basis of taxation of payments to Lender or any company Controlling Lender of the principal of or interest on the Loan is changed or Lender or the company Controlling Lender shall be subject to (i) any tax, duty, charge or withholding of any kind with respect to this Agreement (excluding taxation of the overall net income of Lender or the company Controlling Lender); or (ii) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities, of Lender or any company Controlling Lender is imposed, modified or deemed applicable; or (iii) any other condition affecting loans to borrowers with fixed interest rates is imposed on Lender or any company Controlling Lender and Lender determines that, by reason thereof, the cost to Lender or any company Controlling Lender of making, maintaining or extending the Loan to Borrower is increased, or any amount receivable by Lender or any company Controlling Lender hereunder in respect of any portion of the Loan to Borrower is reduced, in each case by an amount deemed by Lender in good faith to be material (such increases in cost and reductions in amounts receivable being herein called Increased Costs), then Lender shall provide notice thereof to Borrower and Borrower agrees that it will pay to Lender upon Lender’s written request accompanied by the certificate described in the immediately following sentence, such additional amount or amounts as will compensate Lender or any company Controlling Lender for such Increased Costs to the extent Lender determines that such Increased Costs are allocable to the Loan. If Lender requests compensation under this Section 2.4.1, Lender shall provide a certificate to Borrower (and supporting documentation) (a) setting forth in reasonable detail the basis for and the calculation of such amounts payable pursuant to this Section 2.4 and (b) including a statement by Lender that Lender is generally exercising rights similar to those set forth in this Section 2.4 with respect to other borrowers similarly situated to Borrower.

2.4.2 Special Taxes. Borrower shall make all payments hereunder free and clear of and without deduction for Special Taxes. If Borrower shall be required by law to deduct any Special Taxes from or in respect of any sum payable hereunder or under any other Loan Document to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.4.2) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. If Borrower pays any Special Taxes and Lender later receives a rebate or refund of such Special Taxes, such rebated and refunded amounts will be returned to Borrower.

2.4.3 Other Taxes. In addition, Borrower agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges, or similar levies which arise from any payment made hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, or the Loan (hereinafter referred to as Other Taxes).

2.4.4 Indemnity. Subject to Sections 2.4.5 and 2.4.7, Borrower shall indemnify Lender for the full amount of Special Taxes and Other Taxes (including any Special Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.4.4) paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Special Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date Lender makes written demand therefor in accordance with Section 2.4.1.

2.4.5 Change of Office. To the extent that changing the jurisdiction of Lender’s applicable office would have the effect of minimizing Special Taxes, Other Taxes or Increased Costs, Lender shall make such a change, provided that same would not otherwise be materially disadvantageous to Lender in the reasonable judgment of Lender.

2.4.6 Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.4 shall terminate one (1) year after payment in full of the Loan.

2.4.7 Notice of Increased Costs and Special Taxes. Borrower shall not be required to compensate Lender pursuant to this Section 2.4 for any Increased Costs or Special Taxes incurred more than 180 days prior to the date that Lender notifies Borrower of the events giving rise to such Increased Costs or Special Taxes and of Lender’s intentions to claim compensation therefor; provided, however, that if the events giving rise to such Increased Costs or Special Taxes are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.5 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by, or on behalf of, Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date; provided, however, that unless a condition precedent shall expressly survive the Closing Date pursuant to a separate agreement, by funding the Loan, Lender shall be deemed to have waived any such conditions not theretofore fulfilled or satisfied:

2.5.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

2.5.2 Delivery of Loan Documents; Title Policy; Reports; Leases.

(a) Loan Documents. Lender shall have received an original copy of this Agreement, the Note and all of the other Loan Documents, in each case, duly executed (and to the extent required, acknowledged) and delivered on behalf of Borrower and any other parties thereto.

(b) Security Instrument, Assignment of Leases. Lender shall have received evidence that original counterparts of the Security Instrument and Assignment of Leases, in proper form for recordation, have been delivered to the Title Company for recording, so as effectively to create, in the reasonable judgment of Lender, upon such recording valid and enforceable first priority Liens upon the Property, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.

(c) UCC Financing Statements. Lender shall have received evidence that the UCC financing statements relating to the Security Instrument and this Agreement have been delivered to the Title Company for filing in the applicable jurisdictions.

(d) Title Insurance. Lender shall have received a Title Policy issued by the Title Company and dated as of the Closing Date, with reinsurance and direct access agreements reasonably acceptable to Lender. Such Title Policy shall (i) provide coverage in an amount equal to the Principal Amount of the Loan, (ii) insure Lender that the Security Instrument creates a valid, first priority Lien on the Property, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain the endorsements and affirmative coverages set forth on Exhibit A and such additional endorsements and affirmative coverages as Lender may reasonably request to the extent available in the State in which the Property is located, and (iv) name Lender as the insured. The Title Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Policy have been paid and that all appropriate releases or discharges of encumbrances necessary for the delivery of the Title Policy have been delivered for recording.

(e) Survey. Lender shall have received a current Survey for the Property, containing the survey certification substantially in the form attached hereto as Exhibit B. Such Survey shall reflect the same legal description contained in the Title Policy referred to in clause (d) above and shall include, among other things, a metes and bounds description or such other description as is required by Title Company, of the real property comprising part of the Property, any such description to be reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to the Survey and the surveyor shall provide a certification for such Survey in form and substance acceptable to Lender.

(f) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all insurance premiums currently due and payable for the existing policy period.

(g) Environmental Reports. Lender shall have received an Environmental Report in respect of the Property satisfactory to Lender.

(h) Zoning. Lender shall have received (i) (A) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning compliance with applicable zoning and building laws acceptable to Lender and (B) (ii) a zoning report reasonably acceptable to Lender prepared by PZR or another nationally recognized zoning due diligence firm reasonably acceptable to Lender, or (iii) an ALTA 3.1 zoning endorsement for the Title Policy (to the extent available in the State).

(i) Certificate of Occupancy. Lender shall have received a copy of the valid permanent certificate of occupancy for the Property as available.

(j) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

2.5.3 Related Documents. Each additional document not specifically referenced herein, but relating to the closing of the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

2.5.4 Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver, or cause to be delivered, to Lender copies certified by an Officer’s Certificate, of all organizational documentation related to Borrower, Sponsor, each SPE Entity and certain of their Affiliates as have been requested by Lender and/or the formation, structure, existence, good standing and/or qualification to do business of Borrower, Sponsor, each SPE Entity and their Affiliates, as Lender may request in its reasonable discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender. Each of the organizational documents of any SPE Entity shall contain single purpose entity provisions reasonably approved by Lender.

2.5.5 Opinions of Borrower’s Counsel.

(a) Lender shall have received a Non-Consolidation Opinion substantially in compliance with the requirements set forth in Exhibit E or in such other form reasonably acceptable to the Lender (the Non-Consolidation Opinion).

(b) Lender shall have received an Opinion of Counsel as to enforceability, due authority and other matters in form reasonably acceptable to the Lender.

2.5.6 Budgets. Borrower shall have delivered the Annual Budget for the current Fiscal Year which Annual Budget shall be reasonably acceptable to Lender and shall be certified by Borrower.

2.5.7 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

2.5.8 Payments. All payments, deposits or escrows, if any, required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been made or established, as applicable.

2.5.9 Assignment of Management Agreement. Lender shall have received the original of the Assignment of Management Agreement executed by each of Borrower and Manager.

2.5.10 Tenant Estoppels. Lender shall have received an executed tenant estoppel letter, substantially in form of Exhibit G from all Tenants requested by Lender.

2.5.11 Reserved.

2.5.12 Reciprocal Easement Agreement Estoppels. Lender shall have received an executed reciprocal easement agreement estoppel letter from all parties under the REAs substantially in the form attached as Exhibit I.

2.5.13 Independent Manager/Member Certificate. Lender shall have received an executed Independent Manager/Member certificate substantially in the form attached as Exhibit P from each of the Independent Managers/Members.

2.5.14 Transaction Costs. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of Environmental Reports, seismic reports, zoning reports, searches, flood certifications, appraisals and other reports, sight inspections (including the cost of travel related thereto), the reasonable fees and costs of Lender’s counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

2.5.15 Material Adverse Effect. None of the events set forth in Section G of that certain Commitment Letter, dated August 17, 2006, from Lender to MS Real Estate Funding, L.P. shall have occurred.

2.5.16 Leases and Rent Roll. Lender shall have received copies of all Leases certified by Borrower as requested by Lender. Lender shall have received a current certified rent roll of the Property.

2.5.17 Merger Agreement; Minimum Equity Contribution. Lender shall have received a true and complete copy of the Merger Agreement and any and all amendments or modifications thereof and any and all supplements or notices with respect thereto and any and all material deliveries received or given by Borrower pursuant thereto. Lender shall have received evidence acceptable to Lender that the portion of the acquisition costs under the Merger Agreement (including closing costs) that is paid from equity sources of Borrower and its affiliates is at least equal to $260,000,000.

2.5.18 Tax Lot. Lender shall have received a tax lot endorsement to the Title Policy or other evidence that the Property constitutes one (1) or more separate tax lots, which endorsement or evidence shall be reasonably satisfactory in form and substance to Lender.

2.5.19 Physical Conditions Report. Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be satisfactory in form and substance to Lender.

2.5.20 Management Agreement. Lender shall have received a certified copy of the Management Agreement, which shall be satisfactory in form and substance to Lender.

2.5.21 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance reasonably satisfactory to Lender and its counsel.

2.5.22 Equity and Real Property Transfer Documents. Borrower shall have delivered to Lender true, correct and complete copies of all documentation pursuant to which the transactions contemplated by the Merger Agreement are consummated, including, but not limited to, all documents evidencing all stages of the restructuring of Glenborough Realty Trust Incorporated and all documents evidencing (i) all preliminary transfers of equity interests effected in connection with the transactions described in the Merger Agreement that resulted in the Borrower structure set forth on Exhibit H, (ii) any preliminary transfers of the Property into Affiliates of Borrower and (iii) the preliminary transfers of all of the Property from Affiliates of Borrower into Borrower.

2.5.23 Financial Statements. Lender shall have confirmed the accuracy of all financial statements and other financial information with respect to the Property delivered by Borrower to Lender.

III. RESERVED

IV. REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants as of the Closing Date that:

4.1.1 Organization. Each of Borrower, Sponsor, Borrower Parents, and Manager, has been duly organized and is validly existing and in good standing pursuant to the laws of the state of its formation with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Each of Borrower, Sponsor, Borrower Parents, and Manager, has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Each of Borrower, Sponsor, Borrower Parents, and Manager possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged and the sole business of Borrower is the management and operation of the Property. The organizational structure of Borrower, Sponsor, Borrower Parents, and Manager is accurately depicted by the schematic diagram attached hereto as Exhibit H. Borrower shall not itself, and shall not permit any other SPE Entity to, change its name, identity, corporate structure or jurisdiction of organization unless it shall have given Lender thirty (30) days prior written notice of any such change and shall have taken all steps reasonably requested by Lender to grant, perfect, protect and/or preserve the security interest granted hereunder to Lender.

4.1.2 Proceedings. Each of Borrower, Sponsor, Borrower Parents, and Manager, has full power to and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents have been duly executed and delivered by, or on behalf of, Borrower, Sponsor, and Manager, as applicable, and constitute legal, valid and binding obligations of such Persons, as applicable, enforceable against such Persons, as applicable, in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3 No Conflicts. To Borrower’s knowledge, the execution, delivery and performance of this Agreement and the other Loan Documents by Borrower, Sponsor and Manager, as applicable, will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any such Person pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which any such Person is a party or by which any of such Person property or assets is subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower, Sponsor, Borrower Parents, and Manager, or any of such Person’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower, Sponsor, Borrower Parents, or Manager of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4 Litigation. Except as set forth on Schedule VII attached hereto, to Borrower’s knowledge there are no material actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened in writing against or affecting Borrower, Sponsor, Borrower Parents, Manager, or the Property. The actions, suits or proceedings identified on Schedule VII, if determined against Borrower, Sponsor, Borrower Parents, Manager, or the Property, would not be reasonably likely to materially and adversely affect the condition (financial or otherwise) or business of any such Person or the condition or operation of the Property. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to the best of Borrower’s knowledge, threatened in writing against or affecting Sponsor that, if adversely determined, would materially and adversely affect the condition (financial or otherwise) or business of Sponsor.

4.1.5 Agreements. None of Borrower, Sponsor, or Borrower Parents is a party to any agreement or instrument or subject to any restriction which is reasonably likely to materially and adversely affect such Person’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Sponsor, Borrower Parents, or the Property is bound which is reasonably likely to have a material and adverse effect on the conditions (financial or otherwise) or business of such Person or the condition, or operation of the Property. None of Borrower or Borrower Parents has any material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property or (b) obligations under the Loan Documents.

4.1.6 Title. To Borrower’s knowledge and in reliance solely on the Title Policies, Borrower has good and insurable fee simple title to the Land and the Improvements relating to the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Borrower has good title to the remainder of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on the Land and the Improvements therein, subject, to Borrower’s knowledge, only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. To Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents. Borrower represents and warrants that none of the Permitted Encumbrances will have a Material Adverse Effect or materially and adversely affect (i) the ability of Borrower to pay any of its obligations to any Person as and when due or (ii) the use or operation of the Property as the same is being used or operated as of the Closing Date. Borrower will preserve its right, title and interest in and to the Property for so long as the Note remains outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

4.1.7 No Bankruptcy Filing. None of Borrower, Borrower Parents, Manager, or Sponsor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against Borrower Parents, Manager or Sponsor.

4.1.8 Full and Accurate Disclosure. To Borrower’s knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed which would have a Material Adverse Effect.

4.1.9 All Property. The Property constitutes all of the real property, personal property, equipment and fixtures currently (i) owned or leased by Borrower or (ii) used in the operation of the business located on the Property, other than items owned or leased by Manager, Tenants or third party service providers.

4.1.10 No Plan Assets.

(a) (i) None of Borrower, Borrower Parents or Sponsor maintains an employee benefit plan as defined by Section 3(3) of ERISA, which is subject to Title IV of ERISA (ii) none of Borrower, Borrower Parents or Sponsor has knowledge of any material liability which has been incurred or is expected to be incurred by Borrower, Borrower Parents or Sponsor, which is or remains unsatisfied for any taxes or penalties with respect to any “employee benefit plan,” within the meaning of Section 3(3) of ERISA or any “plan” within the meaning of Section 4975(e)(1) of the Code or any other benefit plan (other than a multiemployer plan) maintained, contributed to, or required to be contributed to by Borrower, Borrower Parents or Sponsor, or by any entity that is under common control with any of Borrower, Borrower Parents, or Sponsor within the meaning of ERISA Section 4001(a)(14) (a Plan); and (iii) Borrower has made and shall continue to make, and to Borrower’s knowledge Borrower Parents and Sponsor has made, when due all of their required contributions to all such Plans, if any and to Borrower’s knowledge, each such Plan has been and will be administered in compliance with its terms and the applicable provisions of ERISA, the Code, and any other applicable federal or state law and no action shall be taken or fail to be taken that would result in the disqualification or loss of tax-exempt status of any such Plan intended to be qualified and/or tax exempt, except where in each case in clauses (i) through (iii) above, such event or condition would not reasonably be expected to have a Material Adverse Effect; and

(b) None of Borrower, Borrower Parents or Sponsor is an employee benefit plan, as defined in Section 3(3) of ERISA, subject to Title I of ERISA, none of the assets of any of Borrower, Borrower Parents or Sponsor constitutes or will during any period when the Loan remains outstanding constitute plan assets of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 (Plan Assets) and none of Borrower, Borrower Parents or Sponsor is a “governmental plan” (within the meaning of Section 3(32) of ERISA) nor is Borrower, Borrower Parents or Sponsor, subject to state statutes applicable to it and fiduciary obligations that are similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect which prohibit or otherwise restrict the transactions contemplated by this Agreement.

4.1.11 Compliance. To Borrower’s knowledge and except as disclosed in the Physical Conditions Report, the Environmental Reports or on Schedule XIII, Borrower, the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To Borrower’s knowledge, none of Borrower or Borrower Parents is in default or in violation of any order, writ, injunction, decree or demand of any Governmental Authority. To the best of Borrower’s knowledge, there has not been committed by Borrower any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

4.1.12 Financial Information. Borrower has delivered complete copies of all financial data including, without limitation, rent rolls and statements of cash flow and income and operating expense, that were delivered to Borrower by or on behalf of the target of the merger in respect of the Property which is subject to the Merger Agreement and, to Borrower’s knowledge, all such financial data (i) are true, complete and correct in all material respects, (ii) fairly represent the financial condition of the Property as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and likely to have a Material Adverse Effect on the operation of the Property for office and ancillary retail purposes. Since the date of such financial statements, to Borrower’s knowledge there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

4.1.13 Condemnation. No Condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

4.1.14 Federal Reserve Regulations. None of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U, Regulation X or Regulation T or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry “margin stock” or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U or Regulation X, which in any such case would cause the Loan, the Borrower or the Lender to be in violation of Regulation U. As of the Closing Date, Borrower does not own any “margin stock.”

4.1.15 Utilities and Public Access. To Borrower’s knowledge, (i) the Property has rights of access to one or more public ways, either directly or through a recorded easement or REA set forth in and insured under the Title Policy, (ii) the Property is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its present uses, (iii) except as set forth in the Title Policy and the survey of the Property, all utilities necessary to the existing use of the Property are located either in the public right-of-way abutting the Property or in recorded easements or REAs serving the Property, and such easements or REAs are set forth in and insured by the Title Policy and (iv) all roads necessary for the use of the Property for its current purposes have been completed and, if necessary, dedicated to public use.

4.1.16 Not a Foreign Person. Borrower is not a foreign person within the meaning of § 1445(f)(3) of the Code.

4.1.17 Separate Lots. The Property is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of the Property.

4.1.18 Assessments. To the best of Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property that would have a Material Adverse Effect, nor to Borrower’s knowledge are there any contemplated improvements to the Property that may result in such special or other assessments.

4.1.19 Enforceability. The Loan Documents are not subject to any existing right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditor’s rights and the enforcement of debtors’ obligations), and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.20 No Prior Assignment. There are no prior sales, transfers or assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding following the funding of the Loan, other than those being terminated or assigned to Lender concurrently herewith.

4.1.21 Insurance. Borrower has obtained and has delivered to Lender a certificate of insurance for all insurance policies required under this Agreement reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. Borrower has not, and to the best of Borrower’s knowledge no Person has, done by act or omission anything which would impair the coverage of any such policy.

4.1.22 Use of Property. The Property is used exclusively for office and ancillary retail purposes and other appurtenant and related uses.

4.1.23 Certificate of Occupancy; Licenses. To Borrower’s knowledge and except as disclosed in the Physical Condition Reports, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Property for office and ancillary retail purposes (collectively, the Licenses), have been obtained and are in full force and effect. Borrower shall, and shall cause Manager to, keep and maintain all Licenses necessary for the operation of the Property for office and ancillary retail purposes. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

4.1.24 Flood Zone. To Borrower’s knowledge and in reliance on the survey for the Property, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards except as identified on the flood certification obtained by Lender prior to the date hereof, and Borrower has obtained the insurance required under Article IV with respect to any Improvements located in any such special flood hazards.

4.1.25 Physical Condition. To Borrower’s knowledge and except as expressly disclosed in the Physical Conditions Report, the Property, including, without limitation, all buildings, Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in working condition in all material respects; to Borrower’s knowledge and except as disclosed in the Physical Conditions Report, there exists no structural or other material defects or damages in or to the Property, whether latent or otherwise, and Borrower has not received any written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.26 Boundaries. To Borrower’s knowledge in reliance on the Survey, and except as may be depicted on the Survey, all of the Improvements lie wholly within the boundaries and building restriction lines of the Property except for certain minor encroachments which are insured pursuant to the Title Policy, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to have a materially adverse affect on the value or marketability of the Property except those which are insured against by the Title Policy.

4.1.27 Leases. To Borrower’s knowledge, (i) the Property is not subject to any Leases other than the Leases described in the certified rent roll, a copy of which is attached hereto as Schedule VIII, (ii) such certified rent roll is true, complete and correct in all material respects as of the date set forth therein, and (iii) no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases or the REAs. The current Leases are in full force and effect and to Borrower’s knowledge, there are no material defaults thereunder by either party (other than as expressly disclosed on the certified rent roll delivered to Lender or the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan) and to Borrower’s knowledge, there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. To Borrower’s knowledge, no Rent has been paid more than one (1) month in advance of its due date, except as disclosed on the certified rent roll or in the Tenant estoppel certificates delivered to Lender in connection with the closing of the Loan. There has been no prior sale, transfer or assignment, hypothecation or pledge by Borrower of any Lease or of the Rents received therein, which will be outstanding following the funding of the Loan, other than those being assigned to Lender concurrently herewith. Except as set forth on Schedule     , to Borrower’s knowledge, no Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the property of which the leased premises are a part.

4.1.28 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid and the granting and recording of the Security Instrument and the UCC financing statements required to be filed in connection with the Loan. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid.

4.1.29 Single Purpose Entity/Separateness.

(a) Until the Indebtedness has been paid in full, Borrower hereby represents, warrants and covenants that Borrower and each SPE Entity is, shall be, and shall continue to be, a Single Purpose Entity.

(b) To Borrower’s knowledge, all of the assumptions of fact made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects and any assumptions of fact made in any subsequent non- consolidation opinion delivered in connection with the Loan Documents (an Additional Non-Consolidation Opinion), including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects. Borrower and each SPE Entity have complied and will comply with all of the assumptions of fact made with respect to it in the Non- Consolidation Opinion. Borrower and each SPE Entity will have complied and will comply with all of the assumptions of fact made with respect to it in any Additional Non-Consolidation Opinion. Each entity other than Borrower with respect to which an assumption of fact shall be made in any Additional Non-Consolidation Opinion will have complied and will comply with all of the assumptions of fact made with respect to it in any Additional Non-Consolidation Opinion.

4.1.30 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Manager is an Affiliate of Borrower.

4.1.31 Illeal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

4.1.32 No Change in Facts or Circumstances; Disclosure. To Borrower’s knowledge, all written information, reports, certificates and other documents submitted by Borrower to Lender in connection with the Loan are accurate, complete and correct in all material respects. There has been no material adverse change known to Borrower in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts known to Borrower and has not failed to disclose any material fact known to Borrower that is likely to cause any representation or warranty made herein to be materially misleading.

4.1.33 Tax Filings. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed, if any, and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower, if any.

4.1.34 Solvency/Fraudulent Conveyance. Borrower (a) has not entered into the transaction contemplated by this Agreement or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

4.1.35 Investment Company Act. Borrower is not (a) an investment company or a company Controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.36 Labor. No organized work stoppage or labor strike has occurred or to Borrower’s knowledge is pending or threatened by employees and other laborers of Borrower or Manager at the Property. To Borrower’s knowledge, neither Borrower nor Manager (i) is involved in or threatened with any material labor dispute, grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints; (ii) has engaged in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act; or (iii) is a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and other laborers at the Property and no such agreement or contract is currently being negotiated by Borrower or Manager or any of its Affiliates.

4.1.37 Reserved.

4.1.38 No Other Debt. Borrower has not borrowed or received debt financing that has not been heretofore repaid in full, other than the Permitted Debt.

4.1.39 Taxpayer Identification Number. Borrower’s Federal taxpayer identification number is set forth on Schedule X attached hereto.

4.1.40 Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws. (i) None of Borrower, Borrower Parents, any SPE Entity, Sponsor or any Person who owns any equity interest in or Controls Borrower, Borrower Parents, any SPE Entity, or currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and Borrower has implemented procedures to ensure that no Person who now or hereafter owns any equity interest in Borrower, or any SPE Entity, is a Prohibited Person or Controlled by a Prohibited Person, and (ii) none of Borrower, Borrower Parents, any SPE Entity, or Sponsor is in violation of any Legal Requirements relating to anti-money laundering or anti-terrorism, including, without limitation, Legal Requirements related to transacting business with Prohibited Persons or the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56, and the related regulations issued thereunder, including temporary regulations, all as amended from time to time. To the best of Borrower’s knowledge, no tenant at the Premises currently is identified on the OFAC List or otherwise qualifies as a Prohibited Person, and no tenant at the Premises is owned or Controlled by a Prohibited Person. Borrower has determined that Manager has implemented, procedures, approved by Borrower to ensure that no tenant at any Property is a Prohibited Person or owned or Controlled by a Prohibited Person.

4.1.41 Merger Agreement. Borrower has delivered to Lender true complete and correct copies of the Merger Agreement including all schedules and exhibits thereto and all deliveries made by any party thereto or any of their respective Affiliates as Lender shall have requested.

4.1.42 Leases. Borrower represents that it has heretofore delivered to Lender true and complete copies of all Leases and any and all amendments or modifications thereof that were delivered to Borrower by or on behalf of target of the merger. To Borrower’s knowledge, Borrower or its predecessors have complied with and performed all of its or their material construction, improvement and alteration obligations with respect to the Property required as of the date hereof and any other obligations under the Leases that are required as of the date hereof have been complied with, except, in each case, as does not and will not have a Material Adverse Effect.

4.1.43 REAs. Borrower represents that it has heretofore delivered to Lender true and complete copies of all REAs and any and all amendments or modifications thereto that were delivered to Borrower by or on behalf of target of the merger. To Borrower’s knowledge, the REAs are in full force and effect, and neither Borrower nor any other party to the REAs is in default thereunder. To Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default under the REAs. To Borrower’s knowledge, Borrower or its predecessors have complied with and performed all of its or their material construction, improvement and alteration obligations with respect to the Property required as of the date hereof and any other obligations under the other REAs that are required as of the date hereof have been complied with, except, in each case, as does not and will not have a Material Adverse Effect.

4.1.44 Tax Protection Agreements Borrower represents that Schedule XI attached hereto contains a true, correct, and complete list of all tax protection agreements (Tax Protection Agreements) to which Borrower, Borrower Parents, or Holding Company is subject that relate to the Property.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall be deemed given and made as of the date of the funding of the Loan and survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower, Manager, or Sponsor unless a longer survival period is expressly stated in a Loan Document with respect to a specific representation or warranty, in which case, for such longer period. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

V. BORROWER COVENANTS

Section 5.1 Affirmative Covenants. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that

5.1.1 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents, executed and delivered by, or applicable to, Borrower and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

5.1.2 Existence; Compliance with Legal Requirements; Insurance. Subject to Borrower’s right of contest pursuant to Section 7.3, Borrower shall at all times comply and cause the Property to be in material compliance with all Legal Requirements applicable to the Borrower, any SPE Entity and the Property and the uses permitted upon the Property. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises necessary to comply with all material Legal Requirements applicable to it and the Property. There shall never be committed by Borrower, and Borrower shall not knowingly permit any other Person in occupancy of or involved with the operation or use of the Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against Borrower’s interest in the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully set forth in the Security Instrument. Borrower shall keep the Property insured at all times to such extent and against such risks, and maintain liability and such other insurance, as is more fully set forth in this Agreement.

5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if determined adversely to Borrower would have a Material Adverse Effect.

5.1.4 Single Purpose Entity.

(a) Each of Borrower and each SPE Entity has been since the date of its formation and shall remain a Single Purpose Entity.

(b) Other than as contemplated by this Agreement, each of Borrower and each SPE Entity shall continue to maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. Other than as contemplated by this Agreement, none of the funds of Borrower or any SPE Entity will be diverted to any other Person or for other than business uses of Borrower or any SPE Entity, as applicable, nor will such funds be commingled with the funds of any other Affiliate.

(c) To the extent that Borrower or any SPE Entity shares the same officers or other employees as any of Borrower, any SPE Entity or their Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(d) To the extent that Borrower or any SPE Entity jointly contracts with any of Borrower, any SPE Entity or either of their Affiliates, as applicable, to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that either Borrower or any SPE Entity contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between (or among) Borrower or each SPE Entity and any of their respective Affiliates shall be conducted on substantially the same terms (or on more favorable terms for Borrower or any SPE Entity, as applicable) as would be conducted with third parties.

(e) To the extent that Borrower, any SPE Entity or any of their Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(f) Borrower and each SPE Entity shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary corporate, limited liability company or partnership formalities, as applicable, including, but not limited to, obtaining any and all members’ consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, without limitation, payroll and intercompany transaction accounts.

(g) In addition, Borrower and each SPE Entity shall each (i) maintain books and records separate from those of any other Person; (ii) maintain its assets in such a manner that it is not more costly or difficult to segregate, identify or ascertain such assets; (iii) hold regular meetings of its board of directors, shareholders, partners or members, as the case may be, and observe all other corporate, partnership or limited liability company, as the case may be, formalities; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group; (vi) transact all business with Affiliates on an arm’s-length basis and pursuant to enforceable agreements; (vii) conduct business in its name and use separate stationery, invoices and checks; (viii) not commingle its assets or funds with those of any other Person; and (ix) not assume, guarantee or pay the debts or obligations of any other Person.

5.1.5 Consents. If Borrower or any SPE Entity is a corporation, the board of directors of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including the Independent Directors, shall have participated in such vote. If Borrower or any SPE Entity is a limited liability company, (a) if such Person is managed by a board of managers, the board of managers of such Person may not take any action requiring the unanimous affirmative vote of 100% of the members of the board of managers unless all of the managers, including the Independent Managers, shall have participated in such vote, (b) if such Person is not managed by a board of managers, the members of such Person may not take any action requiring the affirmative vote of 100% of the members of such Person unless all of the members, including the Independent Members, shall have participated in such vote. An affirmative vote of 100% of the directors, board of managers or members, as applicable, of Borrower and any SPE Entity shall be required to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Borrower or any SPE Entity to do so or (ii) file an involuntary bankruptcy petition against any Affiliate, Manager, or any Affiliate of Manager. Furthermore, Borrower’s and each SPE Entity’s formation documents shall expressly state that for so long as the Loan is outstanding, neither Borrower nor any SPE Entity shall be permitted to (i) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower’s or any SPE Entity’s assets other than in connection with the repayment of the Loan or as otherwise permitted hereunder and the other Loan Documents, and (ii) engage in any other business activity and such restrictions shall not be modified or violated for so long as the Loan is outstanding.

5.1.6 Access to Property. Borrower shall permit agents, representatives and employees of Lender, Servicer and the Rating Agencies to inspect the Property or any part thereof during normal business hours on Business Days upon reasonable advance notice, subject in all instances to the rights of Tenants, and provided that neither Lender nor any such Persons shall unreasonably interfere with the operation of business on the Property.

5.1.7 Notice of Default: ERISA Matters. Borrower shall promptly advise Lender of (a) of any Event of Default known to Borrower, and (b) prior to a full Securitization of the Loan, a material adverse change in the business, operations, property or financial condition of Borrower or the Property or any condition that has or is reasonably likely to have a Material Adverse Effect. Borrower shall as soon as reasonably practicable advise Lender of any event or condition that Borrower reasonably believes, based on advice by counsel, is reasonably likely to cause its assets or the assets of Borrower Parents or Sponsor or the assets of Borrower Parents or Sponsor to constitute “plan assets” of a Plan subject to Title I of ERISA or § 4975 of the Code within the meaning of 29 C.F.R. 2510.3-101.

5.1.8 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which is reasonably likely to adversely affect the rights of Lender hereunder or under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings which is reasonably likely to have a Material Adverse Effect.

5.1.9 Reserved.

5.1.10 Insurance.

(a) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Proceeds lawfully or equitably payable in connection with the Property and which are payable to Lender hereunder, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such Proceeds.

(b) Borrower shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to Section 6.1.

5.1.11 Further Assurances; Separate Notes; Loan Resizing.

(a) Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or intended to be created under this Agreement and the other Loan Documents and any security interest created or purported to be created thereunder, to protect and further the validity, priority and enforceability of this Agreement and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or to otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder. Borrower agrees that it shall upon request, reasonably cooperate with Lender, at Borrower’s expense, in connection with any request by Lender to sever the Note into two (2) or more separate substitute notes in an aggregate principal amount equal to the then outstanding Principal Amount and to reapportion the Loan among such separate substitute notes, including, without limitation, by executing and delivering to Lender new substitute notes to replace the Note, amendments to or replacements of existing Loan Documents to reflect such severance and/or Opinions of Counsel with respect to such substitute notes, amendments and/or replacements. Any such substitute notes, amendments or replacements may have varying principal amounts, and economic terms, provided, however, that (i) the maturity date of any such substitute note shall be the same as the scheduled Maturity Date of the Note immediately prior to the issuance of such substitute notes, (ii) the initial weighted average interest rates for the term of the substitute notes shall not exceed the interest rate under the Notes immediately prior to the issuance of such substitute notes; (iii) the economics of the Loan (including, without limitation the period of time between the Payment Date and the end of the Interest Period), taken as a whole, shall not change in a manner which is adverse to Borrower; and (iv) Borrower’s rights and obligations under the Loan Documents in effect immediately prior to the issuance of such substitute notes, amendments or replacements shall not change in any manner adverse to Borrower. Borrower acknowledges that Lender shall have the right to change the Payment Date, provided each substitute note, amendment or replacement has the same Payment Date. Upon the occurrence and during the continuance of an Event of Default, Lender may apply payment of all sums due under such substitute notes in such order and priority as Lender may elect in its sole and absolute discretion.

(b) Borrower further agrees that if Lender desires to “re-size” the Loan by decreasing the Principal Amount of the Loan and creating one or more mezzanine loans in a corresponding amount, then (i) the Borrower shall take all actions provided for in the documentation for the Loan as are necessary to effect the “re-sizing” of the Loan and creation of the mezzanine loan(s), and (ii) Lender shall on the date of the “re-sizing” of the Loan lend to the mezzanine borrower (by way of a reallocation of the Principal Amount of the Loan to the mezzanine loan) such additional amount as shall be required by the Loan documentation in connection with the “re-sizing” provided that Borrower and mezzanine borrower execute and deliver any and all necessary amendments or modifications to the Loan Documents and the mezzanine loan documents. Notwithstanding anything to the contrary set forth herein, in the event of, and as a condition to, any “re-sizing” of the Loan as described above, Lender agrees that (i) the maturity date of any resized Loan and the mezzanine loan(s), if any, shall be the same as the scheduled Maturity Date of the Note immediately prior to such resizing, (ii) the weighted average interest rate for the resized Loan and the mezzanine loan(s), if any, shall not exceed the weighted interest rate for the Loan immediately prior to such resizing, (iii) the economics of the combined Loan (including, without limitation, the period of time between Payment Date and the end of the Interest Period), taken as a whole, shall not change in a manner which is adverse to Borrower taken as a whole, and (iv) Borrower’s rights and obligations under the Loan Documents in effect immediately prior to such resizing shall not change in any manner adverse to Borrower taken as a whole.

(c) Lender shall reimburse Borrower for any out-of-pocket expenses in connection with its compliance with any resizing or reallocation (including, without limitation, mortgage recording taxes, title insurance premiums, UCC insurance premiums and reasonable attorney fees and expenses) pursuant to Section 5.1.11(a) and (b); provided, however, Borrower shall pay all costs, expenses, legal fees, and disbursements (including, without limitation, mortgage recording taxes, title insurance premiums, and UCC insurance premiums) incurred by Borrower or Lender with respect to the first reallocation or resizing pursuant to this Agreement, including, without limitation, Section 14.2, or Section 5.1.11 (a) and (b) hereof.

(d) In addition, Borrower shall, at Borrower’s sole cost and expense:

(i) furnish to Lender, to the extent not otherwise already furnished to Lender and reasonably acceptable to Lender, all instruments, documents, boundary surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument to the extent required to be furnished by Borrower pursuant to the terms of the Loan Documents;

(ii) execute and deliver, from time to time, such further instruments (including, without limitation, delivery of any financing statements under the UCC) as may be reasonably requested by Lender to confirm the security interests granted hereunder and the Security Instrument and the other Loan Documents, which financing statements may identify the collateral covered thereby as “all assets” and/or “all personal property” of Borrower; and

(iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such further acts necessary to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, or for the carrying out of the terms and conditions of this Agreement and the other Loan Documents as Lender may reasonably require from time to time.

5.1.12 Mortgage Taxes. Except as set forth in Section 5.1.11 above, Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes or other similar taxes imposed on Lender.

5.1.13 Operation. Borrower shall, and shall cause Manager to, (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any “event of default” under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, capital expenditures plan, property improvement plan and any other material notice (excluding notices relating to routine operating matters) or periodic report received by it under the Management Agreement; and (iv) enforce in a commercially reasonable manner the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement to the extent that Manager’s failure to perform or observe such covenants or agreements would otherwise cause a Default or a Material Adverse Effect.

5.1.14 Business and Operations. Borrower shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the State in which the Property is located and as and to the extent required for the ownership, maintenance, management and operation of the Property.

5.1.15 Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Lien of the Security Instrument, the Assignment of Leases and this Agreement on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

5.1.16 Costs of Enforcement. In the event (a) that this Agreement or the Security Instrument is foreclosed upon in whole or in part or that this Agreement or the Security Instrument is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any security agreement prior to or subsequent to this Agreement in which proceeding Lender is made a party, or a mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all actual out-of-pocket costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.17 Estoppel Statement.

(a) Borrower and Lender shall each from time to time, upon thirty (30) days’ prior written request from the other, execute, acknowledge and deliver to the requesting party, an Officer’s Certificate (or in the case of Lender a certificate signed by an authorized officer), stating that this Agreement and the other Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that this Agreement and the other Loan Documents are in full force and effect as modified and setting forth such modifications), stating the amount of accrued and unpaid interest and the outstanding Principal Amount of the Note and containing such other information with respect to the Borrower, the Property and the Loan as applicable, as the requesting party shall reasonably request. The estoppel certificate shall also state either that to requesting party’s knowledge no Default exists hereunder or, if any Default shall exist hereunder, specify such Default and, in the case of Borrower’s estoppel, the steps being taken to cure such Default.

(b) Borrower shall request and make commercially reasonable efforts to deliver to Lender, within twenty (20) Business Days of receipt of Lender’s written request, tenant estoppel certificates from each Tenant under any Lease demising 5,000 or more square feet in substantially the form and substance of the estoppel certificate set forth in Exhibit G or in the form any such Tenant is required to deliver pursuant to its Lease; provided, however, prior to the occurrence and continuance of an Event of Default, Borrower shall not be required to request or make commercially reasonable efforts to deliver such certificates with respect to any particular Tenant more frequently than once in any calendar year. Notwithstanding the foregoing, nothing contained in this Section 5.1.17 shall require Borrower to issue or threaten to issue any notice of default to any Tenant or to otherwise take any legal action in connection with obtaining such certificates or otherwise interfere with or disturb the use and occupancy of the Property by any Tenant.

5.1.18 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.

5.1.20 No Further Encumbrances. Borrower shall do, or cause to be done, all things necessary to keep and protect the Property and all portions thereof unencumbered from any Liens, easements or agreements granting rights in or restricting the use or development of the Property, except for (a) Permitted Encumbrances, (b) Liens permitted pursuant to the Loan Documents, (c) Liens for Impositions prior to the imposition of any interest, charges or expenses for the non-payment thereof and (d) any Liens permitted pursuant to Leases.

5.1.21 Reserved.

5.1.22 Leases and REAs. Borrower will promptly after receipt thereof deliver to Lender a copy of any notice received with respect to the Leases of more than 5,000 square feet, if any, and/or REAs claiming that Borrower is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Leases and/or REAs.

Section 5.2 Negative Covenants. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of this Agreement by defeasance or otherwise or the Security Instrument in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following without Lender’s prior written consent:

5.2.1 Incur Debt. Incur, create or assume any Debt other than Permitted Debt or Transfer or lease all or any part of the Property or any interest therein, except as permitted in the Loan Documents;

5.2.2 Encumbrances. Other than in connection with any Permitted Debt, (i) incur, create or assume or permit the incurrence, creation or assumption of any Debt secured by an interest in Borrower, Borrower Parent, or any SPE Entity and shall not Transfer or permit the Transfer of any interest in Borrower, Borrower Parent, or any SPE Entity except as permitted pursuant to Article VIII;

5.2.3 Engage in Different Business. Engage, directly or indirectly, in any business other than that of entering into this Agreement and the other Loan Documents to which Borrower is a party and the use, ownership, management, leasing, renovation, financing, development, operation and maintenance of the Property and activities related thereto;

5.2.4 Make Advances. Make advances or make loans to any Person, or hold any investments, except as expressly permitted pursuant to the terms of this Agreement or any other Loan Document;

5.2.5 Partition. Partition the Property;

5.2.6 Commingle. Commingle its assets with the assets of any of its Affiliates, except as permitted in the Loan Documents;

5.2.7 Guarantee Obligations. Guarantee any obligations of any Person;

5.2.8 Transfer Assets. Transfer any asset other than in the ordinary course of business or Transfer any interest in the Property except as may be permitted hereby or in the other Loan Documents;

5.2.9 Amend Organizational Documents. Amend or modify any of its organizational documents without Lender’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), other than to reflect any change in capital accounts, contributions, distributions, allocations or other provisions that do not and could not reasonably be anticipated to have a Material Adverse Effect and provided that Borrower and each SPE Entity each remain a Single Purpose Entity;

5.2.10 Dissolve. Dissolve, wind-up, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Agreement;

5.2.11 Bankruptcy. (i) File a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Borrower’s assets other than in connection with the repayment of the Loan or (iii) file or solicit the filing of an involuntary bankruptcy petition against Borrower, without obtaining the prior consent of all of the members of Borrower, including, without limitation, the Independent Managers/Members;

5.2.12 ERISA. Engage in any activity that would cause Borrower’s, Borrower Parent’s or Sponsor’s assets to constitute plan assets of a Plan subject to Title I of ERISA or Section 4975 of the Code within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA;

5.2.13 Distributions. From and after the occurrence and during the continuance of an Event of Default, make any distributions to or for the benefit of any of its partners or members or its or their Affiliates;

5.2.14 Manager.

(a) Borrower shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed (provided, if a Securitization shall have occurred, Borrower obtains a Rating Agency Confirmation with respect to such action): (i) materially modify, change, supplement, alter or amend the Management Agreement or waive or release any of its right and remedies under the Management Agreement that would reasonably be likely to have a Material Adverse Effect or (ii) replace the Manager with other than a Qualified Manager;

(b) Borrower shall notify Lender and, if a Securitization shall have occurred, the Rating Agencies, in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualified Manager of the Property not less than thirty (30) days before such proposed Qualified Manager begins to manage the Property;

(c) If (a) an Event of Default has occurred and is continuing or (b) the Manager shall become insolvent, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with a Qualified Manager in accordance with this Section 5.2.14 and shall deliver (1) an acceptable Non-Consolidation Opinion covering such replacement Manager if such Person (i) is not covered by the Non-Consolidation Opinion or an Additional Non-Consolidation Opinion, and (ii) is an Affiliate of Borrower and (2) an assignment of management agreement, substantially in the form of the Assignment of Management Agreement executed by the Borrower and the Qualified Manager; and

(d) Upon the retention of a Qualified Manager, Lender, and if a Securitization shall have occurred, the Rating Agencies, shall have the right to approve (which approval shall not be unreasonably withheld, delayed or conditioned) any new management agreement with such Qualified Manager.

5.2.15 Reserved.

5.2.16 Modify REAs. Without the prior consent of Lender, which shall not be unreasonably withheld, delayed or conditioned, execute modifications to the REAs in a manner that would be materially adverse to the Property;

5.2.17 Reserved.

5.2.18 Zoning Reclassification. Without the prior written consent of Lender, initiate or consent to (a) any zoning reclassification of any portion of the Property, (b) seek any variance under any existing zoning ordinance that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, or (c) allow any portion of the Property to be used in any manner that could result in the use of the Property becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

5.2.19 Change of Principal Place of Business. Change its principal place of business and chief executive office set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice (but in any event, within the period required pursuant to the UCC);

5.2.20 Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business and except for termination of a Lease as permitted by Section 8.8;

5.2.21 Misapplication of Funds. (i) Distribute any revenue from the Property or any Proceeds in violation of the provisions of this Agreement, or (ii) misappropriate any security deposit or portion thereof or misapply the proceeds of the Loan; or

5.2.22 Single Purpose Entity. Fail to be a Single Purpose Entity or take or suffer any action or inaction the result of which would be to cause it or any SPE Entity to cease to be a Single Purpose Entity.

VI. INSURANCE; CASUALTY; CONDEMNATION: RESTORATION

Section 6.1 Insurance Coverage Requirements. Borrower shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Agreement:

6.1.1 Property Insurance. Insurance against loss customarily included under so called “All Risk” policies including flood (as required by Section 6.1.7), earthquake (if applicable), vandalism, and malicious mischief, boiler and machinery, and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the Improvements and Building Equipment in nature, use, location, height, and type of construction. Such insurance policy shall also insure the additional expense of demolition and if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, provide coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. The amount of such “All Risk” insurance shall be not less than one hundred percent (100%) of the replacement cost value of the Improvements and the Building Equipment. Each such insurance policy shall contain an agreed amount (coinsurance waiver) and replacement cost value endorsement and shall cover all tenant improvements and betterments which Borrower is required to insure in accordance with any Lease. Lender shall be named “Loss Payee” on a “Standard Mortgagee Endorsement” and be provided not less than thirty (30) days advance notice of change in coverage, cancellation or non-renewal.

6.1.2 Liability Insurance. “General Public Liability” insurance, including, without limitation, “Commercial General Liability” insurance; “Owned” (if any), “Hired” and “Non Owned Auto Liability”; and “Umbrella Liability” coverage for “Personal Injury”, “Bodily Injury”, “Death, Accident and Property Damage”, providing in combination no less than $100,000,000 per occurrence and in the annual aggregate. The policies described in this paragraph shall cover, subject to the policy terms and conditions: elevators, escalators, acts of independent contractors, “Contractual Liability” (covering Borrower’s obligation to indemnify

Lender as required under this Agreement, and shall provide “Products and Completed Operations Liability” coverage). All public liability insurance shall name Lender as “Additional Insured” either on a specific endorsement or under a blanket endorsement satisfactory to Lender.

6.1.3 Workers’ Compensation Insurance. Workers compensation and disability insurance as required by law.

6.1.4 Commercial Rents Insurance. “Commercial Rents” insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover the actual loss of rents sustained due to the necessary suspension of operations following a covered casualty and continuing until the date when the Property should be repaired, rebuilt, or replaced with reasonable speed and similar quality, plus a 12-month extended period of indemnity, not to exceed policy limits. Such policies of insurance shall be subject only to exclusions that are acceptable to Lender and, if the Loan is the subject of a Securitization, the Rating Agencies; provided, however, that such exclusions are reasonably consistent with those required for loans similar to the Loan provided herein. Such insurance shall be deemed to include “loss of rental value” insurance where applicable. The term “rental value” means the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of operating, non-continuing or variable expenses not incurred during a period of non-occupancy of that portion of Property then not being occupied.

6.1.5 Builder’s All-Risk Insurance. During any period of repair or restoration, builder’s “All-Risk” insurance in an amount equal to not less than the full insurable value of the Property against such risks (including so called “All Risk” perils coverage and collapse of the Improvements to agreed limits as Lender may request, in form and substance acceptable to Lender). Such policy shall include coverage for delay in completion caused by an insured peril in the Builder’s “All Risk” insurance in an amount sufficient to cover twelve (12) months of Debt Service and carrying costs and operating expenses of the Property including real estate taxes and insurance.

6.1.6 Boiler and Machinery Insurance. Comprehensive boiler and machinery insurance (without exclusion for explosion) covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering all tenant improvements and betterments that Borrower is required to insure pursuant to any Lease on a replacement cost basis. The minimum amount of limits to be provided shall be $10,000,000 per accident.

6.1.7 Flood Insurance: Windstorm Insurance.

(a) If any portion of the Improvements is located within an area designated as “flood prone” or a “special flood hazard area” (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) (any such area, a SFHA), flood insurance shall be provided, in an amount not less than the maximum limit of coverage available under the Federal Flood Insurance plan with respect to the Property. Excess flood insurance coverage shall be required to compensate for any damage or loss in an amount up to 10% of the subject Property insurable value plus annual business interruption value in a total amount not required to exceed $10,000,000 and shall include business interruption coverage for at least twelve (12) months provided that such coverage is commercially available. Unless a higher amount is required by FEMA or other law, the maximum deductible clause shall be no greater than $5,000 per building. Lender reserves the right to require flood insurance in excess of that available under the Federal Flood Insurance plan with a deductible no greater than 5% of the total insurable value, subject to a minimum of $1,000,000. Borrower shall deliver to Lender a FEMA Elevation Certification prepared by a surveyor if any portion of the Improvements is located in flood zones A, AR, or V. Notwithstanding the foregoing, Borrower shall not be required to maintain the flood insurance required by this Section 6.1.7 if (a) the Improvements are not located within a SFHA, notwithstanding that a portion of the Property may be so located or (b) there is a “Letter of Map Amendment” (LOMA) from FEMA stating that the Property is no longer located within a SFHA. If the Improvements have been constructed above the flood level, as evidenced by a FEMA Elevation Certification, Borrower may apply to the appropriate FEMA regional office for a LOMA and, upon receipt thereof, Borrower shall no longer be required to maintain the flood insurance required by this Section 6.1.7.

(b) If the Property is in an area prone to hurricanes and windstorms, as reasonably determined by Lender, Borrower shall provide, to the extent commercially available, windstorm insurance (including coverage for windstorm, cyclone, hurricane or tornado (including rain or wind driven rain which enters the covered building or structure through an opening created by the force of windstorm)) in an amount equal to the lesser of (i) 100% of the replacement cost value of the Improvements and the Building Equipment, with a maximum deductible no greater than ten percent (10%) of the insured amount, plus business interruption coverage for at least eighteen (18) months, and (ii) the Principal Amount. Notwithstanding the foregoing, after a full Securitization of the Loan, Borrower shall be permitted to reduce the insurance coverages or increase the maximum deductible set forth in this Section 6.1.8(b), provided (i) no Event of Default has occurred and is continuing, and (ii) Borrower obtains a Rating Agency Confirmation.

6.1.8 Earthquake and Environmental Insurance; Other Insurance.

(a) Earthquake insurance in an amount equal to the “Probable Maximum Loss” (PML) or a similar determination for the Property, conducted by a seismic engineering company satisfactory to Lender. If requested by Borrower, Lender will consider permitting earthquake insurance for less than the PML, in Lender’s sole discretion.

(b) At Lender’s reasonable request, such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to, and in the general vicinity of, the Property.

6.1.9 Terrorism Insurance. Provided that insurance coverage relating to the acts of terrorism (Terrorism Insurance) is either (i) commercially available and such rates and terms are consistent with those paid in respect of comparable properties in comparable locations that are subject to CMBS financings or (ii) Lender or Servicer reasonably determines that either (a) prudent owners of real estate that are subject to CMBS financings and that are comparable to the Property are maintaining Terrorism Insurance, or (b) prudent lenders (including, without limitation, investment banks or servicers) are requiring Terrorism Insurance, Borrower shall be required to carry Terrorism Insurance for both certified and non-certified acts of terrorism, provided, however, the amount that Borrower shall be required to pay for Terrorism Insurance shall not exceed $30,000, which amount shall be increased annually during the term of the Loan by an annual CPI-factor. Terrorism insurance coverage may be provided under a blanket policy.

6.1.10 Ratings of Insurers. Borrower will maintain the insurance coverage described in (i) Section 6.1.1 through Section 6.1.7 and Section 6.1.9 above, in all cases, with one or more domestic primary insurers reasonably acceptable to Lender, having claims-paying-ability rating of “A” or better, and (ii) Section 6.1.8 above with one or more domestic primary insurers reasonably acceptable to Lender, having claims paying-ability rating of “A-VIII” or better by A.M. Best; provided that, as long as all insurance companies providing the “primary layer” of coverage maintain an S&P claims paying ability rating of “A” or better, Borrower may obtain insurance in a layered program in compliance with the S&P guidelines which allow up to forty percent (40%) (in the event of a syndicate of five (5) or more carriers) or twenty-five percent (25%) (in the event of a syndicate of four (4) or fewer carriers) of the carriers providing the other layers of coverage to maintain an S&P claims paying ability rating of “BBB” or better (or the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one of which shall be S&P if they are rating the Securities and one of which will be Moody’s if they are rating the Securities); provided, however, a lesser claims paying ability rating shall not cause a downgrade, withdrawal or qualification of the ratings assigned, or to be assigned, to the Securities or any class thereof in any Securitization. All insurers providing insurance required by this Agreement shall be authorized to issue insurance in the State.

6.1.11 Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements as are reasonably satisfactory to Lender. A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Lender and originals or certified copies of all such policies shall be delivered to Lender upon Lender’s request when the same are available (but no later than ninety (90) days after the date hereof) and shall be held by Lender. For renewal periods policies may be requested and they shall be delivered when available but no later than ninety (90) days after the renewal date. Commercial General Liability policies shall name Lender as an additional insured. To the extent such language is granted in a standard ISO policy or standard loss payable provision, the property insurance policies shall provide that all Proceeds (except with respect to Proceeds of general liability and workers’ compensation insurance) be payable to Lender as and to the extent set forth in Section 6.2. Property insurance shall include (i) a standard “mortgagee” endorsement (form CP1218 or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of Borrower); (ii) a waiver of subrogation endorsement in favor of Lender; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the Property, but in no event in excess of an amount reasonably acceptable to Lender; and (v) a provision that such policies shall not be canceled, terminated or expire without at least thirty (30) days’ prior written notice to Lender. Lender at its option, shall be permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums. In the event any insurance policy (except for general public and other liability and workers compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the Property for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure taken by Lender pursuant to any provision of this Agreement.

6.1.12 Certificates. Borrower shall deliver to Lender annually, concurrently with the renewal of the insurance policies required hereunder, a certificate from Borrower’s insurance agent stating that the insurance policies required to be delivered to Lender pursuant to this Section 6.1 are maintained with insurers who comply with the terms of Section 6.1.9, setting forth a schedule describing all premiums required to be paid by Borrower to maintain the policies of insurance required under this Section 6.1, and stating that Borrower has paid such premiums. Copies of certificates of insurance with respect to all replacement policies shall be delivered to Lender prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Borrower shall deliver to Lender original certificates of such replacement insurance policies within thirty (30) days after the effective date thereof and upon request from Lender deliver originals (or certified copies) of such policies to Lender when available but not more than ninety (90) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the certificates of insurance and certified copies or originals required by this Agreement, upon five (5) Business Days’ prior notice to Borrower, Lender may procure such insurance, and all costs thereof (and interest thereon at the Default Rate) shall be added to the Indebtedness. Lender shall not, by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

6.1.13 Separate Insurance. Borrower will not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 6.1 unless such insurance complies with this Section 6.1.

6.1.14 Blanket Policies. The insurance coverage required under Section 6.1 may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the Property (a Blanket Policy); provided that any such Blanket Policy shall specify, except in the case of public liability and earthquake insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimits in such Blanket Policy applicable to the Property, which amounts shall not be less than the amounts required pursuant to Section 6.1 and which shall in any case comply in all other respects with the requirements of this Section 6.1. Lender shall have the right to increase the amount required to be deposited into the Insurance Reserve Account in an amount sufficient to purchase a non-blanket policy covering the applicable Property or Properties from insurance companies which qualify under this Agreement. Upon Lender’s request, and subject to Lender signing Borrower’s nondisclosure agreement, Borrower shall deliver to Lender an Officer’s Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the average square footage of the properties (or the aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy and (v) such other information as Lender may reasonably request.

Section 6.2 Condemnation and Insurance Proceeds.

6.2.1 Notification. Borrower will promptly notify Lender in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking (whether material or immaterial) of, or (ii) the occurrence of any casualty, damage or injury to, the Property or any portion thereof, the restoration of which is estimated by Borrower in good faith to cost more than the Casualty Amount. In addition, each such notice shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

6.2.2 Proceeds. In the event of any Taking of or any casualty or other damage or injury to the Property, Borrower’s right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Borrower may receive or to which Borrower may become entitled with respect to the Property or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, Proceeds), in connection with any such Taking of, or casualty or other damage or injury to, the Property or any part thereof are hereby assigned by Borrower to Lender and, except as otherwise herein provided, shall be paid to the Lender. Borrower will, in good faith and in a commercially reasonable manner, file and prosecute the adjustment, compromise or settlement of any claim for Proceeds and, subject to Borrower’s right to receive the direct payment of any Proceeds as herein provided, will cause the same to be paid directly to Lender to be held and applied in accordance with the provisions of this Agreement. Except upon the occurrence and during the continuance of an Event of Default, Borrower may settle any insurance claim with respect to Proceeds which does not exceed the Casualty Amount. Whether or not an Event of Default shall have occurred and be continuing, Lender shall have the right to approve, such approval not to be unreasonably withheld, any settlement which is likely to result in any Proceeds in excess of the Casualty Amount and Borrower will deliver or cause to be delivered to Lender all instruments reasonably requested by Lender to permit such approval. Borrower will pay all reasonable out-of-pocket costs, fees and expenses reasonably incurred by Lender (including all reasonable attorneys’ fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), and interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a written request for reimbursement by Lender, in connection with the settlement of any claim for Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Borrower and may be retained by Borrower pursuant to this Section 6.2, such Proceeds shall, until the completion of the related Work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Work as and when such payment is due and otherwise in accordance with the terms hereof, and in the event such Proceeds exceed the Casualty Amount, such Proceeds shall be forthwith paid directly to and held by Lender in trust for Borrower, in each case to be applied or disbursed in accordance with this Section 6.2. If an Event of Default shall have occurred and be continuing, or if Borrower fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Borrower’s receipt of written notice from Lender, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Lender and to collect and to make receipt for any such payment, all at Borrower’s expense (including payment of interest at the Default Rate for any amounts advanced by Lender pursuant to this Section 6.2). Notwithstanding anything to the contrary set forth in this Agreement, however, and excluding situations requiring prepayment of the Note, to the extent any Proceeds (either singly or when aggregated with all other then unapplied Proceeds with respect to the Property) do not exceed the Casualty Amount, such Proceeds are to be paid directly to Borrower to be applied to restoration the Property in accordance with the terms hereof.

6.2.3 Lender to Take Proceeds Lender shall promptly disburse to Borrower any Proceeds received which are less than the Casualty Amount, provided that (A) no Event of Default has occurred and is continuing and (B) Borrower delivers to Lender a written undertaking to expeditiously commence and satisfactorily complete the restoration; notwithstanding the foregoing, if (i) the Proceeds shall equal or exceed the Principal Amount, (ii) an Event of Default shall have occurred and be continuing, (iii) a Total Loss with respect to the Property shall have occurred, (iv) the Work is not capable of being completed before the earlier to occur of the date which is six (6) months prior to the earlier of the Maturity Date and the date on which the business interruption insurance carried by Borrower with respect to the Property shall expire (the Cut-Off Date), unless on or prior to the Cut-Off Date the Borrower (x) shall deliver to the Lender and there shall remain in effect a binding written offer of an Approved Bank or such other financial institution or investment bank reasonably satisfactory to Lender duly authorized to originate loans secured by real property located in the State for a loan from such Approved Bank or such other financial institution or investment bank to the Borrower in a principal amount of not less than the Principal Amount and which shall, in the Lender’s reasonable judgment, enable the Borrower to refinance the Loan prior to the Maturity Date and (y) if a Securitization shall have occurred, shall obtain a Rating Agency Confirmation, or (v) the Property is not capable of being restored substantially to its condition prior to such Taking or casualty and such incapacity shall have a Material Adverse Effect, then in any case, all Proceeds shall be paid over to Lender (if not paid directly to Lender).

6.2.4 Borrower to Restore.

(a) Except as otherwise provided in this Agreement, promptly after the occurrence of any damage or destruction to all or any portion of the Property or a Taking of a portion of the Property which does not constitute a Total Loss, Borrower shall commence and diligently prosecute, or cause to be commenced and diligently prosecuted, to completion, subject to Excusable Delays, the repair, restoration and rebuilding of the Property (in the case of a partial

Taking, to the extent it is capable of being restored) so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted Encumbrances (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the Work). The plans and specifications shall require that the Work be done in a first-class workmanlike manner at least equivalent to the quality and character prior to the damage or destruction (provided, however, that in the case of a partial Taking, the restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to any partial Taking of, or casualty or other damage or injury to, the Property, if the Work actually performed, if any, or failed to be performed, shall have no Material Adverse Effect on the value of the Property from the value that the Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Subject to Borrower’s rights pursuant to Section 2.3.3 to cause the Property to be released from the Lien of the Security Instrument, Borrower shall be obligated to restore the Property suffering a casualty or which has been subject to a partial Taking in accordance with the provisions of this Section 6.2 whether or not the Proceeds shall be sufficient, provided that, if applicable, the Proceeds shall be made available to Borrower by Lender in accordance with this Agreement.

(b) If Proceeds are not required to be applied toward payment of the Indebtedness pursuant to the terms hereof, then Lender shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable out-of-pocket expenses actually incurred by Lender in connection with the collection thereof plus interest thereon at the Default Rate (from the date written request for reimbursement is made through the date of reimbursement) to the extent the same are not paid within ten (10) Business Days after written request for reimbursement by Lender) available to Borrower for payment of or reimbursement of Borrower’s or the applicable Tenant’s expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth in paragraphs (i), (ii) and (iii) below and in Section 6.2.5:

(i) at the time of loss or damage or at any time thereafter while Borrower is holding any portion of the Proceeds, there shall be no continuing Event of Default;

(ii) if, at any time, the estimated cost of the Work (as estimated by the Independent Architect referred to in clause (iii) below) shall exceed the Proceeds (a Deficiency), Borrower shall, at its option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to Lender (and, if a Securitization shall have occurred, promptly following any such deposit or delivery, Borrower shall provide written notice of same to the Rating Agencies) (A) Cash and Cash Equivalents, (B) a Letter or Letters of Credit in an amount equal to the estimated cost of the Work less the Proceeds available (deposits under clauses (A) or (B) (Deficiency Collateral)), or (C) such other evidence of Borrower’s ability to meet such excess costs and which is reasonably satisfactory to Lender and the Rating Agencies; for so long as a Deficiency shall exist, Lender shall not be required to make any Proceeds disbursement to Borrower, provided it shall, if requested by Borrower, make the Deficiency Collateral available to Borrower for payment of the cost of the Work in accordance with this Section and any portion of any Deficiency Collateral not applied to the Work shall be promptly delivered to Borrower upon completion of the Work in accordance with the terms hereof;

(iii) Each of Lender and the Independent Architect shall have reasonably approved the plans and specifications for the Work and any change orders in connection with such plans and specifications; and

(iv) Lender shall, within a reasonable period of time prior to any request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect’s certification as to such costs and appropriate plans and specifications for the Work. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply in all material respects with all applicable Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

6.2.5 Disbursement of Proceeds.

(a) Disbursements of the Proceeds in excess of the Casualty Amount in Cash or Cash Equivalents to Borrower hereunder shall be made from time to time (but not more frequently than once in any month) by Lender but only for so long as no Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Lender of (i) a Borrower’s Certificate dated not more than ten (10) Business Days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials for which payment is sought are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances, (ii) evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed in connection with the Work to which such request relates (except to the extent that they are to be paid out of the requested disbursement) have been installed or completed and have been paid in full or will be paid in full from such disbursement to the extent of such disbursement request and (B) there exists no notices of pendency, stop orders, mechanic’s liens or notices of intention to file same (unless the same is required by State law as a condition to the payment of a contractor) or any liens or encumbrances of any nature whatsoever on the Property arising out of the Work which have not been either fully bonded to the satisfaction of Lender or discharged of record or in the alternative, fully insured to the satisfaction of Lender by the Title Company that issued the Title Policy and (iii) an Independent Architect’s certificate certifying performance of the Work together with an estimate of the cost to complete the Work. No payment made prior to the final completion of the Work, as certified by the Independent Architect, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety percent (90%) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time, and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to Section 6.2.4(b)) above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Lender shall be made upon receipt by Lender of a certification by Borrower (or, if requested by Lender) an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and, to the extent applicable under the laws of the State, the filing of a notice of completion and the expiration of the period provided under the law of the State for the filing of mechanics’ and materialmens’ liens, as certified pursuant to a Borrower’s Certificate, and delivery of a temporary certificate of occupancy with respect to the Work, or, if not applicable, a Borrower’s Certificate to the effect that a certificate of occupancy is not required.

(b) If, after the Work is completed and all costs of completion have been paid, there are excess Proceeds, such excess Proceeds shall be paid over to Borrower.

VII. IMPOSITIONS, OTHER CHARGES, LIENS AND OTHER ITEMS

Section 7.1 Borrower to Pay Impositions and Other Charges. Borrower shall pay (or cause to be paid) all Impositions now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are due. Borrower shall deliver to Lender (i) prior to the due date for such Impositions, evidence of payment of such Impositions, and (ii) annually, no later than the time for delivery of annual financial statements pursuant to Section 11.2.3, and shall update as new information is received, a schedule describing all Impositions, payable or estimated to be payable during such fiscal year attributable to or affecting the Property or Borrower. Nothing contained in this Agreement or the Security Instrument shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

Section 7.2 No Liens. Subject to its right of contest set forth in Section 7.3, Borrower shall at all times keep, or cause to be kept, the Property free from all Liens (other than Permitted Encumbrances) and shall pay when due and payable (or bond over) all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Property or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Property or any portion thereof within forty-five (45) days after receiving written notice of the filing (whether from Lender, the lienor or any other Person) thereof. Borrower shall do or cause to be done, at the sole cost of Borrower, everything reasonably necessary to fully preserve the first priority of the Lien of the Security Instrument against the Property, subject to the Permitted Encumbrances. Upon the occurrence and during the continuance of an Event of Default with respect to its Obligations as set forth in this Article VII, Lender may (but shall not be obligated to) make such payment or discharge such Lien, and Borrower shall reimburse Lender on demand for all such advances pursuant to Section 19.12 (together with interest thereon at the Default Rate).

Section 7.3 Contest. Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any Imposition to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Lender informed of the status of such contest at reasonable intervals, (iii) if Borrower is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Borrower’s books in accordance with GAAP, (iv) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition, Lien or Legal Requirement and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded, (v) in the case of any Insurance Requirement, the failure of Borrower to comply therewith shall not impair the validity of any insurance required to be maintained by Borrower under Section 6.1 or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens in excess of $500,000 individually, or $2,000,000 in the aggregate, which are not bonded, during such contest, Borrower, shall deposit with or deliver to Lender (and, if a Securitization shall have occurred, promptly following any such deposit or delivery, Borrower shall provide written notice of same to the Rating Agencies) either Cash and Cash Equivalents, a Letter or Letters of Credit or other security reasonably acceptable to Lender in an amount equal to 110% of (A) the amount of Borrower’s obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Lender’s reasonable judgment, in imminent danger of being forfeited or lost or Lender is likely to be subject to civil penalties or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Lender reasonable evidence of Borrower’s compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

VIII. TRANSFERS, INDEBTEDNESS AND SUBORDINATE LIENS

Section 8.1 Restrictions on Transfers. Unless such action is permitted by the provisions of this Article VIII, Borrower shall not, and shall not permit any other Person holding any direct or indirect ownership interest in Borrower or the Property to, except with the prior written consent of Lender, (i) Transfer all or any part of the Property, (ii) incur any Debt, other than Permitted Debt or Permitted Encumbrances, or (iii) permit any Transfer (directly or indirectly) of any interest in Borrower, Borrower Parent, any SPE Entity, or the Property (other than pursuant to Leases of a space to tenants in accordance with this Agreement).

Section 8.2 Sale of Building Equipment. Borrower may Transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of the Property free from the Lien of the Security Instrument provided that such Transfer or disposal will not have a Material Adverse Effect on the value of the Property taken as a whole, will not materially impair the utility of the Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided that any new Building Equipment acquired by Borrower (and not so disposed of) shall be subject to the Lien of the Security Instrument. Lender shall, from time to time, upon receipt of a Borrower’s Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Lender to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of the Security Instrument.

Section 8.3 Immaterial Transfers and Easements, etc. Borrower may, without the consent of Lender, (i) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6.2) or, portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a Material Adverse Effect on the value of the Property taken as a whole. In connection with any Transfer, permitted pursuant to this Section 8.3, Lender shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Transfers referred to in clause (i) above, to release the portion of the Property affected by such Taking or such Transfer from the Lien of the Security Instrument or, in the case of clause (ii) above, to subordinate the Lien of the Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

(a) thirty (30) days prior written notice thereof;

(b) a copy of the instrument or instruments of Transfer;

(c) a Borrower’s Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property, materially reduce the value of the Property or have a Material Adverse Effect; and

(d) reimbursement of all of Lender’s reasonable out-of-pocket costs and expenses incurred in connection with such Transfer.

Section 8.4 Indebtedness. Borrower shall not incur, create or assume any Debt or incur any liabilities without the consent of Lender; provided, however, that if no Event of Default shall have occurred and be continuing, Borrower may, without the consent of Lender, incur, create or assume Permitted Debt.

Section 8.5 Permitted Transfers.

(a) Notwithstanding the foregoing provisions of this Article VIII, a Transfer (but not a pledge or encumbrance) of a direct or indirect beneficial interest in Borrower shall be permitted without Lender’s consent if (i) Lender receives thirty (30) days prior written notice thereof, (ii) such Transfer is to a Permitted Owner, (iii) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing, (iv) no more than forty-nine percent (49%) of the direct or indirect ownership interests in Borrower, or any SPE Entity is being Transferred (in the aggregate of all such Transfers), and (v) if required by the Rating Agencies, prior to such Transfer, a Nonconsolidation Opinion in a form satisfactory to the Rating Agencies in their sole discretion shall have been delivered to the Rating Agencies.

(b) Notwithstanding the foregoing provisions of this Article VIII, a Transfer (but not a pledge or encumbrance) of a direct or indirect beneficial interest in Borrower to a Pre-Approved Transferee shall be permitted without the prior written consent of Lender or a rating confirmation provided (i) Borrower shall provide Lender at least thirty (30) days prior written notice thereof, (ii) immediately prior to such Transfer, no Event of Default shall have occurred and be continuing, (iii) prior to such Transfer, a Nonconsolidation Opinion in a form satisfactory to Lender or, if the Loan is the subject of a Securitization, to the Rating Agencies in their sole discretion shall have been delivered to the Lender and, as applicable, the Rating Agencies, (vi) Sponsor shall at all times maintain at least a 30% direct or indirect, equity interest in Borrower, (vii) Sponsor shall maintain management and control of Borrower and the Property, and (viii) Sponsor shall deliver to lender written affirmation of its obligations under the Recourse Guaranty and the Environmental Indemnity.

(c) Notwithstanding the foregoing provisions of this Article VIII, no Lender approval, Rating Agency Confirmation or delivery of a Non-Consolidation Opinion shall be necessary or requested to effect or consummate (i) any Transfers of interests in or of: (1) limited partner or general partner interests in any of the MSREF Entities or in any partnerships affiliated with MSREF Entities that co-invest alongside the foregoing limited partnerships from time to time or (2) member interests in the Holding Company, among the current members or their Affiliates or among Qualified Investors, so long as one or more of the MSREF Entities remains a member of the Holding Company and such member or members remain an Affiliate of Morgan Stanley or one or more Affiliates of Morgan Stanley becomes a member of the Holding Company, and (except as otherwise set forth above in Section 8.5(a) and (b)) such member or members hold at least 51% of the direct or indirect beneficial interests in Holding Company or (ii) any Transfer made in accordance with the Merger Agreement.

Section 8.6 Deliveries to Lender. Not less than thirty (30) days prior to the closing of any transaction subject to the provisions of Section 8.5(a) and (b), Borrower shall deliver to Lender an Officer’s Certificate describing the proposed transaction and stating that such transaction is permitted by this Article VIII, together with any appraisal or other documents upon which such Officer’s Certificate is based. In addition, Borrower shall provide Lender with copies of executed deeds or other similar closing documents within ten (10) Business Days after such closing.

Section 8.7 Loan Assumption. In connection with any Transfer of the Property for which Lender’s consent must be obtained pursuant to the provisions of this Article VIII, which consent shall not be unreasonably withheld or delayed, Borrower shall have the right to request Lender’s consent, which consent shall not be unreasonably withheld or delayed, to the assumption of the Loan by the purchaser of the Property. Any such assumption of the Loan shall be conditioned upon, among other things, (i) the delivery of a Rating Agency Confirmation, (ii) the delivery of financial information, including, without limitation, audited financial statements, for such purchaser and the direct and indirect owners such purchaser, (iii) the delivery of evidence that the purchaser is a Single Purpose Entity, (iv) the execution and delivery of all documentation reasonably requested by Lender including a replacement guaranty of recourse obligations and environmental indemnity agreement, from an entity or entities satisfactory to Lender and the Rating Agencies, the form and substance of each shall be the same in all material respects as the Recourse Guaranty and Environmental Indemnity delivered as of the Closing Date (in which event Sponsor and Borrower shall be released from all liability under the Recourse Guaranty and Environmental Indemnity arising on or after such assumption), (v) the delivery of Opinions of Counsel requested by Lender, including, without limitation, a

Nonconsolidation Opinion with respect to the purchaser and other entities identified by Lender or requested by the Rating Agencies and opinions with respect to the valid formation, due authority and good standing of the purchaser and any additional pledgors and the continued enforceability of the Loan Documents and any other matters requested by Lender, (vi) the delivery of an endorsement to the Title Policy in form and substance acceptable to Lender, insuring the lien of the Security Instrument, as assumed, subject only to the Permitted Encumbrances, (vii) the payment of all of Lender’s fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, actually incurred by Lender in connection with such assumption, (viii) evidence that the new borrower is of good repute and qualified to own properties of this type, (ix) payment to Lender of an assumption fee equal to 0.10% of the then outstanding Principal Amount of the Loan, and (x) confirmation that the transferee or its Affiliate (a) has not (within the past five (5) years) defaulted, or is not now in default, beyond any applicable cure period, of its material obligations, under any material written agreement with Lender, any Affiliate of Lender, or, unless approved by the Rating Agencies, any other financial institution or other person providing or arranging financing; (b) has not been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is not an organized crime figure or is not reputed (as determined in good faith by Lender) to have substantial business or other affiliations with an organized crime figure; (c) has not at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (d) as to which an involuntary petition (which was not subsequently dismissed within one hundred twenty (120) days), has not at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (e) has not at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (f) has not at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (g) has not at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; or (h) has not been found by a court of competent jurisdiction or other governmental authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

Section 8.8 Leases.

8.8.1 New Leases and Future Leases. Except as otherwise provided in this Section 8.8, Borrower shall not with respect to the Property (x) enter into any Lease (other than a renewal Lease or Leases for expansion spaces as contemplated by the terms of any existing Lease) (a New Lease) or (y) consent to the assignment of any Lease (unless required to do so by the terms of such Lease) that releases the original Tenant from its obligations under the Lease, or (z) materially and adversely modify any Lease (including, without limitation, accept a surrender of any portion of the Property subject to a Lease (unless otherwise permitted or required by law or required by the terms of such Lease), allow a reduction in the term of any Lease or a reduction in the Rent payable under any Lease, change any renewal provisions of any Lease, materially increase the obligations of the landlord or materially decrease the obligations of any Tenant) or terminate any Lease unless the Tenant under such Lease is in default (any such action referred to in clauses (y) and (z) being referred to herein as a Future Lease) without the prior written consent of Lender which consent shall not be unreasonably withheld or delayed; provided that nothing herein shall prohibit Borrower from exercising all of its rights and remedies as landlord with respect to any Leases so long as Borrower exercises such rights and remedies in a commercially reasonable manner in accordance with prevailing market practices (including, without limitation, terminating the Lease of any tenant which is in default thereunder beyond any applicable grace periods). Any New Lease or Future Lease that requires Lender’s consent shall be delivered to Lender (or, in lieu thereof, delivery of a term sheet outlining all material terms of the Lease together with a Borrower’s certificate certifying that the final lease will be on terms substantially similar to the Standard Form of Lease as modified by such term sheet) for approval not less than seven (7) Business Days prior to the effective date of such New Lease or Future Lease. If Lender shall fail to respond to Borrower’s request to approve or disapprove such Lease within seven (7) Business Days of Lender’s receipt thereof, Borrower may deliver to Lender a second request for consent stating in bold and capitalized type on the outside thereof that “LENDER’S FAILURE TO RESPOND TO THE ENCLOSED REQUEST WITHIN THREE (3) BUSINESS DAYS SHALL BE DEEMED LENDER’S APPROVAL.” In the event Lender fails to approve or disapprove such Lease within three (3) Business Days of Lender’s receipt of such second request, such Lease (or term sheet, as applicable) shall be deemed approved.

8.8.2 Leasing Conditions. Subject to terms of this Section 8.8, provided no Event of Default shall have occurred and be continuing, Borrower may enter into a New Lease or Future Lease, without Lender’s prior written consent, that satisfies each of the following conditions (as evidenced by a Borrower’s Certificate delivered to Lender at least five (5) Business Days prior to Borrower’s entry info such New Lease or Future Lease):

(a) With respect to any New Lease, it is written on a form substantially similar to the standard form of lease attached hereto as Exhibit O (or such other form as may be reasonably approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed, the Standard Form of Lease), with only such changes as are commercially reasonable given the standard then-current local market conditions, none of which changes shall materially and adversely vary from the subordination, attornment and non-disturbance provisions contained in the Standard Form of Lease;

(b) with respect to a New Lease or Future Lease, the premises demised thereunder is not more than 25,000 rentable square feet of the Property;

(c) the term of such New Lease or Future Lease, as applicable, does not exceed one hundred twenty (120) months, plus up to two (2) sixty (60) month option terms (or equivalent combination of renewals) provided that the rental rate during each such option term is at least equal to 95% of the prevailing market rate as of the commencement of such option term;

(d) the rental rate under such New Lease or Future Lease, as applicable, is at least equal to the then prevailing market rate for the entire term of such lease (except for the option periods as set forth in the preceding clause (c));

(e) “fixed” or “base” rent under such New Lease or Future Lease, as applicable, is at a substantially consistent or rising level throughout the term of the lease, other than for (x) market-rate “free rent” periods or (y) tenant improvement and tenant inducements that exceed current market conditions but are amortized over a shorter time period than the entire initial term of such New Lease or Future Lease, as applicable;

(f) such New Lease or Future Lease, as applicable, provides that the premises demised thereby cannot be used for any of the following uses; any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct or any other use that, as of the time of the execution of such New Lease or Future Lease, has or could reasonably be expected to have a Material Adverse Effect;

(g) the Tenant under such New Lease or Future Lease, as applicable, is not an Affiliate of Borrower;

(h) the New Lease or Future Lease, as applicable, does not impose any burden, duty or liability on Borrower that is materially greater than is provided in the Standard Form of Lease subject to clause (a) above other than provisions which are consistent with the then current market conditions;

(i) the New Lease or Future Lease, as applicable, does not contain any provision whereby the Rent payable thereunder would be based, in whole or in part, upon the net income or profits derived by any Person from the Property other than with respect to leases of retail portions of the Property;

(j) the New Lease or Future Lease, as applicable, does not prevent Proceeds from being held and disbursed by Lender in accordance with the terms hereof;

(k) the New Lease or Future Lease, as applicable, shall not entitle any tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the Property and such business loss as Tenant may specifically and separately establish; and

(1) the New Lease or Future Lease, as applicable satisfies the requirements of Section 8.8.7 and Section 8.8.8.

8.8.3 Delivery of New Lease or Future Lease. Concurrent with the delivery of annual reports pursuant to Section 11.2.3, or otherwise upon Lender’s request, Borrower shall deliver to Lender an executed copy of each New Lease or Future Lease executed but not previously delivered to Lender. Upon request by Lender, Borrowers shall deliver to Lender a copy of any New Lease or Future Lease marked to show all changes from the Standard Form of Lease.

8.8.4 Lease Amendments. Borrower agrees that it shall not have the right or power, as against Lender without its consent, to cancel, abridge, amend or otherwise modify any Lease unless such modification complies with this Section 8.8.

8.8.5 Security Deposits. Within twenty (20) Business Days after written request by Lender, Borrower shall furnish to Lender a statement of all lease securities deposited with Borrower by the Tenants and the location and account number of the account in which such Security Deposits are held.

8.8.6 No Default Under Leases. Borrower shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Borrower under the Leases and the REAs, if the failure to perform or observe the same would reasonably be likely to have a Material Adverse Effect; and (ii) not collect any of the Rents, more than one (1) month in advance (except that Borrower may collect such security deposits and last month’s rents as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges (including, without limitation, pass-throughs of taxes and operating expenses) in accordance with the terms of each Lease).

8.8.7 Subordination. Any New Leases entered into by Borrower after the date hereof shall by their express terms be subject and subordinate to this Agreement and the Security Instrument (through a subordination provision contained in such Lease or otherwise) and shall provide that the Person holding any rights thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in this Section 8.8 provided Lender agrees not to disturb such Person’s right to occupancy pursuant to said Lease.

8.8.8 Attornment. Each New Lease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Agreement or the Security Instrument, the Tenant under such Lease shall, so long as Lender agrees not to disturb such Tenant’s right to occupancy, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Lender or such successor in interest shall not be liable for or bound by (i) except as may be included in any Lease approved by Lender, any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Borrower under any such Lease (but the Lender, or such successor, shall be subject to the continuing obligations of the landlord to the extent arising from or continuing to occur from and after such succession to the extent of Lender’s, or such successor’s, interest in the Property), or (iii) any credits, claims, setoffs or defenses which any Tenant may have against Borrower. Each such Tenant, upon the reasonable request by Lender or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. Notwithstanding the foregoing, in the event Lender shall have entered into a separate Non-Disturbance Agreement directly with any such Tenant governing such Tenant’s obligation to attorn to Lender or such successor in interest as lessor, the terms and provisions of such agreement shall supersede the provisions of this Section 8.8.8 and the provisions of this Section 8.8.8 shall be deemed satisfied regardless of whether such attornment language is contained in such New Lease.

8.8.9 Non-Disturbance Agreements. Lender shall enter into, and, if required by applicable law to provide constructive notice or requested by a Tenant, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agreement, in form and substance substantially similar to the form attached hereto as Exhibit K or otherwise on terms reasonably acceptable to Lender (a Non-Disturbance Agreement), with any Tenant (other than an Affiliate of Borrower) entering into a New Lease demising 5,000 or more square feet, within ten (10) Business Days after written request therefor by Borrower, provided that such request is accompanied by (i) an Officer’s Certificate stating that such Lease complies in all material respects with this Section 8.8, and (ii) a current draft of such Lease (including a marked copy showing all changes from the Standard Form of Lease). All reasonable third party costs and expenses incurred by Lender in connection with the negotiation, preparation, execution and delivery of any Non-Disturbance Agreement, including, without limitation, reasonable attorneys’ fees and disbursements, shall be paid by Borrower (in advance, if requested by Lender).

IX. RESERVED

X. MAINTENANCE OF PROPERTY; ALTERATIONS

Section 10.1 Maintenance of Property. Borrower shall keep and maintain, or cause to be kept and maintained, the Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Agreement with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Property in any material respect. Borrower further covenants to (i) complete all immediate repairs or deferred maintenance and life safety repairs recommended by the Physical Condition Reports, and (ii) do all other acts which from the character or use of the Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Borrower shall not remove or demolish any Improvement on the Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty, or as otherwise permitted herein, in each case in accordance with the terms and conditions hereof.

Section 10.2 Conditions to Alteration. Provided that no Event of Default shall have occurred and be continuing hereunder, Borrower shall have the right, without Lender’s consent, to undertake any alteration, improvement, demolition or removal of the Property or any portion thereof (any such alteration, improvement, demolition or removal, an Alteration), provided that, with respect to the Property, such Alterations may be undertaken only so long as (i) Borrower provides Lender with prior written notice of any Material Alteration, and (ii) such Alteration is undertaken in accordance with the applicable provisions of this Agreement and the other Loan Documents, is not prohibited by any relevant REAs and the Leases and shall not, upon completion (giving credit to rent and other charges attributable to Leases executed upon such completion), have a Material Adverse Effect on the value, use or operation of the Property taken as a whole or otherwise. Any Material Alteration shall be conducted under the supervision of an Independent Architect and, in connection with any Material Alteration, Borrower shall deliver to Lender, for information purposes only and not for approval by Lender, detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, as well as a Borrower’s Certificate stating that such Alteration will involve an estimated cost of not more than the Threshold Amount for Alterations at the Property. Such plans and specifications may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are filed with Lender, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at the Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements.

Section 10.3 Costs of Alteration. Notwithstanding anything to the contrary contained in this Article X, no Material Alteration nor any Alteration which when aggregated with all other Alterations (other than Material Alterations) then being undertaken by Borrower at any one time (exclusive of Alterations constituting tenant improvements or decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment) exceeds the Threshold Amount, shall be performed by or on behalf of Borrower unless Borrower shall have delivered to Lender, if requested by Lender, Cash and Cash Equivalents and/or a Letter of Credit as security in an amount not less than the estimated cost of the Material Alteration or the Alterations in excess of the Threshold Amount (as set forth in the Independent Architect’s written estimate referred to above). Lender shall, within ten (10) Business Days of a written request from Borrower and satisfaction of the requirements set forth in this Section 10.3 release such security to Borrower for payment or reimbursement from time to time of Borrower’s expenses incurred in connection with any Material Alteration or any such Alteration. Borrower shall not make a request for disbursement more frequently than once in any calendar month and the total amount of any request shall not be less than $25,000 (except in the case of the final request for disbursement). In addition, the amount of such security shall be reduced from time to time in accordance with the Independent Architect’s written estimate of the cost to complete the Material Alteration or the Alterations (including any retainages), free and clear of Liens, other than Permitted Encumbrances. Costs which are subject to retainage (which in no event shall be less than 5% in the aggregate) shall be treated as part of the estimated cost to complete any Alteration. In the event that any Material Alteration or Alteration shall be made in conjunction with any restoration with respect to which Borrower shall be entitled to withdraw Proceeds pursuant to Section 6.2, the amount of the Cash and Cash Equivalents and/or Letter of Credit to be furnished pursuant hereto need not exceed the aggregate cost of such restoration and such Material Alteration or Alteration (as estimated by the Independent Architect), less the sum of the amount of any Proceeds which Borrower may be entitled to withdraw pursuant to Section 6.2 and which are held by Lender in accordance with Section 6.2. Payment or reimbursement of Borrower’s expenses incurred with respect to any Material Alteration or any such Alteration shall be accomplished upon the terms and conditions specified in Section 6.2. At any time after substantial completion of any Material Alteration or any such Alteration in respect of which Cash and Cash Equivalents and/or a Letter of Credit was deposited pursuant hereto, the whole balance of any Cash and Cash Equivalents so deposited by Borrower with Lender and then remaining on deposit (together with earnings thereon), as well as all retainages, may be withdrawn by Borrower and shall be paid by Lender to Borrower, and any other Cash and Cash Equivalents and/or a Letter of Credit so deposited or delivered shall, to the extent it has not been called upon, reduced or theretofore released, be released to Borrower and from the lien hereof, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with a Borrower’s Certificate, and signed also (as to the following clause (a)) by the Independent Architect, setting forth in substance as follows:

(a) that the Material Alteration or Alteration in respect of which such Cash and Cash Equivalents and/or a Letter of Credit was deposited has been substantially completed in all material respects substantially in accordance with any plans and specifications therefor previously filed with Lender under Section 10.2 and that, if applicable, a temporary or permanent certificate of occupancy has been issued with respect to such Material Alteration or Alteration by the relevant Governmental Authority(ies) or, if not applicable, that a certificate of occupancy is not required; and

(b) that to the knowledge of the certifying Person all amounts which Borrower is or may become liable to pay in respect of such Material Alteration or Alteration through the date of the certification have been paid in full or adequately provided for or are being contested in accordance with Section 7.3 and that lien waivers have been obtained from the general contractor and major subcontractors performing such Material Alterations or Alterations (or such waivers are not customary and reasonably obtainable by prudent managers in the area where the Property is located).

XI. BOOKS AND RECORDS. FINANCIAL STATEMENTS, REPORTS AND OTHER INFORMATION

Section 11.1 Books and Records. Borrower will keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Note, the Property and the business and affairs of Borrower relating to the Property which shall reflect all items of income and expense in connection with the operation on an individual basis of the Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Property, in accordance with GAAP. Lender and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Borrower relating to the operation of the Property and to make such copies or extracts thereof as Lender may reasonably require.

Section 11.2 Financial Statements.

11.2.1 Reserved.

11.2.2 Quarterly Reports. Not later than forty-five (45) days following the end of each fiscal quarter, Borrower will deliver to Lender (with, if a Securitization shall have occurred, a copy to the Rating Agencies) unaudited operating statements with respect to Borrower and the Holding Company, internally prepared on an accrual basis including a balance sheet statement of operations as of the end of the trailing twelve (12) month period and for the corresponding previous trailing twelve (12) month period (however, for any quarter prior to the twelve month anniversary of the Closing Date, a statement for the quarter and the period from the Closing Date through the end of the then current quarter) a statement of Net Operating Income for such period, and a comparison of the year to date results with (i) the results for the same period of the previous period (only at such time after the one-year anniversary of the Closing Date) and (ii) the Annual Budget for such period and the Fiscal Year. Such statements for each quarter shall be accompanied by a Borrower’s Certificate certifying (A) that such statements fairly represent the financial condition and results of operations of Borrower and the Property, (B) that as of the date of such Borrower’s Certificate, to Borrower’s knowledge no Event of Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Event of Default and the action then being taken by Borrower or proposed to be taken to remedy such Event of Default, (C) that as of the date of each Borrower’s Certificate, no litigation exists involving Borrower or the Property in which the amount involved is $1,500,000 (in the aggregate) or more and in which all or substantially all of the potential liability is not covered by insurance, and, if so, specifying such litigation and the actions being taking in relation thereto, and (D) the amount by which actual Operating Expenses, for the quarter then ended, were greater than or less than the Operating Expenses, for the quarter then ended, anticipated in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

11.2.3 Annual Reports. Not later than one hundred twenty (120) days after the end of each Fiscal Year of Borrower’s operations, Borrower will deliver to Lender (with, if a Securitization has occurred, a copy to the Rating Agencies) a copy of the Holding Company’s audited financial statements certified by an Independent Accountant in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), containing supplemental consolidating schedules of the statement of operations, including a balance sheet as of the end of such year covering the Properties held by subsidiaries of the Holding Company (and which may include other assets of the Holding Company), a statement of operations for the year, and commencing with the year ending December 31, 2007 stating in comparative form the figures for the previous fiscal year (provided that with respect to the year ending December 31, 2007, such comparative figures shall only include results from the Closing Date through December 31, 2006) and the Annual Budget for such fiscal year, as well as the supplemental statement of operations presenting the net income or loss for the Property and occupancy statistics for the Property, and copies of all federal income tax returns to be filed.

11.2.4 Leasing Reports. (i) Not later than thirty (30) days after the end of each month, prior to full Securitization of the Loan and not later than forty-five (45) days after the end of each quarter thereafter, Borrower will deliver to Lender a true and complete leasing and occupancy report (or, if Borrower or Manager do not then produce such reports in day-to-day business operations, a rent roll, that would satisfy the requirements of clause (ii) of this Section 11.2.4). and (ii) not later than forty-five (45) days after the end of each quarter, Borrower will deliver to Lender a true and complete rent roll for the Property showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding month, the current annual rent for the Property, the expiration date of each lease, whether to Borrower’s knowledge any portion of the Property has been sublet, and if it has, the name of the subtenant and, if available, the term of and the rent payable under the sublease, and such rent roll shall be accompanied by an Officer’s Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past month, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default.

11.2.5 Capital Expenditures Summaries. Borrower shall, within ninety (90) days after the end of each calendar year during the term of the Note, deliver to Lender, and, if a Securitization shall have occurred, the Rating Agencies, if applicable, an annual summary of any and all Capital Expenditures made at the Property during the prior twelve (12) month period.

11.2.6 Management Agreement. To the extent not otherwise provided under this Article XI Borrower shall deliver to Lender, within ten (10) Business Days of the receipt thereof by Borrower, a copy of all material reports prepared by Manager pursuant to the Management Agreement, including, without limitation, the Annual Budget and any inspection reports.

11.2.7 Annual Budget. Borrower shall deliver or cause to be delivered to Lender the Annual Budget for Lender’s information at least thirty (30) days prior the end of each Fiscal Year. Neither Borrower nor Manager shall change or modify the Annual Budget that has been previously forwarded to Lender without promptly providing a copy to Lender for its information.

11.2.8 Other Information. Borrower will, promptly after written request by Lender or, if a Securitization shall have occurred, the Rating Agencies, furnish or cause to be furnished to Lender, in such manner and in such detail as may be reasonably requested by Lender, such reasonable additional information as may be reasonably requested by Lender with respect to the Property.

XII. ENVIRONMENTAL MATTERS

Section 12.1 Representations. Borrower hereby represents and warrants that except as set forth in the environmental reports and studies delivered to Lender or in any other written materials provided by Borrower to Lender prior to the date hereof (the Environmental Reports), (i) Borrower has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (ii) to Borrower’s knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Laws and only in the course of legitimate business operations at the Property; (iii) to Borrower’s knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in material compliance with Environmental Laws; (iv) to Borrower’s knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties which would reasonably be expected to result in material liability for Borrower; and (v) to Borrower’s knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property which would reasonably be expected to result in material liability for Borrower.

Section 12.2 Covenants.

12.2.1 Compliance with Environmental Laws. Subject to Borrower’s right to contest under Section 7.3, Borrower covenants and agrees with Lender that it shall materially comply with all Environmental Laws. If at any time during the continuance of the Lien of the Security Instrument, a Governmental Authority having jurisdiction over the Property requires remedial action to correct the presence of Hazardous Materials in, around, or under the Property (an Environmental Event), Borrower shall deliver prompt notice of the occurrence of such Environmental Event to Lender. Within thirty (30) days after Borrower has knowledge of the occurrence of an Environmental Event, Borrower shall deliver to Lender a Borrower’s Certificate (an Environmental Certificate) explaining the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any. Borrower shall promptly provide Lender with copies of all notices which allege or identify any actual or potential violation or noncompliance of Environmental Law received by or prepared by or for Borrower in connection with any Environmental Event. For purposes of this paragraph, the term “notice” shall mean any summons, citation, directive, order, claim, pleading, letter, application, filing, report, findings, declarations or other written materials provided to Borrower pertinent to compliance of the Property and Borrower with such Environmental Laws.

12.2.2 Environmental Reports. Borrower shall comply in all material respects with the recommendations contained in the Environmental Reports. Upon the occurrence and during the continuance of an Environmental Event with respect to the Property or during the continuance of any Event of Default, Lender shall have the right (subject to the terms of any Leases) to have its consultants perform an environmental audit of the Property (which, if no Event of Default exists, shall be limited to the extent necessary to determine the nature of the Environmental Event). Such audit shall be conducted by an Environmental Consultant chosen by Lender and may include a visual survey, a record review, an area reconnaissance assessing the presence of Hazardous Materials or storage tanks at the Property, an asbestos survey of the Property, which may include random sampling of the improvements and air quality testing, and such further site assessments as Lender may reasonably require due to the results obtained from the foregoing. Borrower grants Lender, its agents, consultants and contractors the right to enter the Property as reasonable or appropriate for the circumstances for the purposes of performing such studies and the reasonable cost of such studies shall be due and payable by Borrower to Lender within ten (10) Business Days of written demand by Lender and shall be secured by the Lien of the Security Instrument. Lender shall not unreasonably interfere with, and Lender shall direct the Environmental Consultant to use its best efforts not to hinder, Borrower’s or any Tenant’s, other occupant’s or Manager’s operations upon the Property when conducting such audit, sampling or inspections. By undertaking any of the measures identified in and pursuant to this Section 12.3, Lender shall not be deemed to be exercising any control over the operations of Borrower or the handling of any environmental matter or hazardous wastes or substances of Borrower for purposes of incurring or being subject to liability therefor.

Section 12.3 Environmental Indemnification. Borrower shall protect, indemnify, save, defend, and hold harmless the Indemnified Parties from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys’ fees and expenses) and any and all claims, suits and judgments which any Indemnified Party may actually suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from the Property; (b) the violation of any Environmental Law in connection with the Property; (c) any release, spill, or the presence of any Hazardous Materials affecting the Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, the Property of any Hazardous Materials; provided that, in each case, Borrower shall be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to (1) the foreclosure of the Security Instrument, (2) the delivery by Borrower to Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (3) Lender’s or its designee’s taking possession and control of the Property after the occurrence of an

Event of Default hereunder. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender’s notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower’s expense, with counsel reasonably acceptable to Lender; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnified Party shall have the right to employ separate counsel at Borrower’s reasonable expense (if such counsel is reasonably acceptable to Borrower) but only if, in the reasonable opinion of such legal counsel, a conflict or potential conflict exists between the Indemnified Party and Borrower that would make such separate representation advisable. Notwithstanding anything set forth herein, Borrower shall have no obligation to indemnify an Indemnified Party for damage or loss resulting from such Indemnified Party’s gross negligence or willful misconduct.

Section 12.4 Mold Indemnification.

(a) Except as provided in Section 12.4(b) and 12.4(d) below, Borrower hereby assumes liability for, and agree to pay, protect, defend, indemnify and save all Indemnified Parties harmless from and against any and all any costs, expenses or liabilities (Costs) which may be imposed upon, incurred by or asserted or awarded against any of the Indemnified Parties or the Property, pursuant to Environmental Laws and arising from: (i) the actual presence, release of, or exposure to any toxic mold on, in, under or affecting all or any portion of the Property, regardless of whether or not caused by or within the control of Borrower including but not limited to any actual or alleged personal injury or property damage arising out of or related to mold on the Property; or (ii) assessment, investigation, containment, monitoring, remediation and/or removal of any and all toxic mold from the Property.

(b) Notwithstanding any provision hereof to the contrary, Borrower shall have no liability under this Agreement with respect to any Costs relating to mold or conditions giving rise to mold that first occur after the earlier of (i) Lender taking actual possession and control of the Property following an Event of Default, and (ii) Lender completing a foreclosure or other sale pursuant to which Lender takes title to the Property. Borrower shall have no liability under this Agreement to any Indemnified Party with respect to Costs which result from such Indemnified Party’s willful misconduct, criminal acts or gross negligence.

(c) Borrower’s obligation to defend the Indemnified Parties hereunder shall include defense at both the trial and appellate levels and shall be with attorneys, consultants and experts selected by Borrower and subject to the reasonable approval of the Indemnified Parties.

(d) Notwithstanding any provision hereof to the contrary, Borrower shall be released from any and all obligations under this Section 12.4 upon the delivery to the Lender, at the sole cost and expense of the Borrower, of either a (i) moisture management and control program for the Property to prevent the occurrence of mold or (ii) a mold report from a qualified environmental professional or a qualified environmental consulting firm, in either case reasonably acceptable to Lender, certifying to Lender that (x) all mold at the Property, to the extent any exists, has been remediated or mitigated in accordance with industry standards and all applicable Environmental Laws and (y) no mold exists at the Property (except de minimis amounts and in compliance with Environmental Laws).

Section 12.5 Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Agreement or in any other Loan Document, the indemnification provided in Section 12.4 shall be fully recourse to Borrower and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created by the Security Instrument, and/or the conveyance of title to the Property to Lender or any purchaser or designee in connection with a foreclosure of the Security Instrument or conveyance in lieu of foreclosure. Notwithstanding anything to the contrary contained in this Agreement or other Loan Documents, the obligations and liabilities of the Borrower under Section 12.4 shall terminate, except to the extent of any claims for such indemnity then pending, on the earlier to occur of (i) five (5) years after the date on which the Loan is repaid in full and the satisfaction of all obligations of Borrower under the Loan Documents and (ii) five (5) years after Lender (or any assignee or transferee which acquires an interest in the Security Instrument or the Loan) shall have first acquired possession of or title to the Property by foreclosure, exercise or power or sale or deed in lieu thereof.

XIII. RESERVED

XIV. SECURITIZATION AND PARTICIPATION

Section 14.1 Sale of Note and Securitization. At the request of Lender or any Rating Agency and at the sole expense of the holder of the Note, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or a participation interest therein as part of the first successful securitization (such sale and/or securitization, the Securitization) of rated single or multi-class securities (the Securities) secured by or evidencing ownership interests in the Note and this Agreement, including using reasonable efforts to do (or cause to be done) the following (but Borrower will not in any event be required to incur, suffer or accept (except to a de minimis extent) (i) any change in the overall economic terms of the Loan or any lesser rights or greater obligations than as currently set forth in the Loan Documents, and (ii) except as set forth in this Article XIV, any expense or any liability):

14.1.1 Provided Information. (i) Provide, at the sole expense of the holder of the Note, such non-confidential financial and other information with respect to the Property, the Borrower and Manager to the extent such information is in Borrower’s or Manager’s possession, (ii) provide, at the sole expense of the holder of the Note, business plans and budgets relating to the Property, to the extent prepared by the Borrower or Manager and (iii) cooperate with the holder of the Note (and its representatives) in obtaining, at the sole expense of the holder of the Note, such site inspection, appraisals, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or reasonably requested by the Rating Agencies (all information provided pursuant to this Section 14.1 together with all other information heretofore provided to Lender in connection with the Loan, as such may be updated, at Borrower’s request, in connection with a Securitization, or hereafter provided to Lender in connection with the Loan or a Securitization, being herein collectively called the Provided Information).

14.1.2 Updates to Opinions of Counsel. Shall use reasonable efforts to cause to be rendered such customary updates or customary modifications to the Opinions of Counsel delivered at the closing of the Loan as may be reasonably requested by the holder of the Note or the Rating Agencies in connection with a Securitization. Borrower’s failure to use reasonable efforts to deliver or cause to be delivered the opinion updates or modifications required hereby within twenty (20) Business Days after written request therefor shall constitute an “Event of Default” hereunder. To the extent any of the foregoing Opinions of Counsel were required to be delivered in connection with the closing of the Loan, any update thereof shall be without cost to Borrower. Any such Opinions of Counsel that Borrower is reasonably required to cause to be delivered in connection with a Securitization other than those delivered at the original Loan closing, shall be delivered at Borrower’s expense (it being agreed that in no event shall Borrower be obligated to deliver an Opinion of Counsel with respect to “true sale,” “no fraudulent conveyance” matters, or 10b-5” matters.

14.1.3 Modifications to Loan Documents. Without cost to the Borrower, execute such amendments to the Security Instrument and Loan Documents as may be reasonably requested by Lender or the Rating Agencies in order to achieve the required rating or to effect the Securitization (including, without limitation, modifying the Payment Date, as defined in the Note, to a date other than as originally set forth in the Note), provided, that nothing contained in this Section 14.1.3 shall result in any economic or other adverse change to Borrower in the transaction contemplated by the Security Instrument or the Loan Documents (unless Borrower is made whole by the holder of Note) or result in any operational changes that are burdensome to the Property or Borrower.

Section 14.2 Cooperation with Rating Agencies. Borrower shall (i) at Lender’s request, meet with representatives of such Rating Agencies at reasonable times to discuss the business and operations of the Property, and (ii) cooperate with the reasonable requests of the Rating Agencies in connection with the Property. Until the Obligations are paid in full, Borrower shall provide the Rating Agencies with all financial reports required hereunder and such other information as they shall reasonably request, including copies of any default notices or other material notices delivered to and received from Lender hereunder, to enable them to continuously monitor the creditworthiness of Borrower and to permit an annual surveillance of the implied credit rating of the Securities.

Section 14.3 Securitization Financial Statements. Borrower acknowledges that all such financial information delivered by Borrower to Lender pursuant to Article XI may, at Lender’s option, be delivered to the Rating Agencies.

Section 14.4 Securitization Indemnification.

14.4.1 Disclosure Documents. Borrower understands that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including a prospectus or private placement memorandum or a public registration statement (each, a Disclosure Document) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the Securities

Act) or the Securities and Exchange Act of 1934, as amended (the Exchange Act), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, upon request, Borrower shall reasonably cooperate with the holder of the Note in updating the Provided Information for inclusion or summary in the Disclosure Document by providing all current information pertaining to Borrower and the Property in Borrower’s or its Affiliates’ possession necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

14.4.2 Indemnification Certificate. In connection with each of (x) a preliminary and a private placement memorandum, or (y) a preliminary and final prospectus, as applicable, Borrower agrees to provide, at Lender’s reasonable request, an indemnification certificate (at no material cost to Borrower):

(a) certifying that Borrower has carefully examined those portions of such memorandum or prospectus, as applicable, reasonably designated in writing by Lender for Borrower’s review pertaining to Borrower, the Property, the Sponsor, or the Loan and/or the Provided Information and insofar as such sections or portions thereof specifically pertain to Borrower, the Property, the Sponsor, the Provided Information or the Loan (the Relevant Portions), the Relevant Portions do not (except to the extent specified by Borrower if Borrower does not agree with the statements therein), as of the date of such certificate, to Borrower’s actual knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and

(b) indemnifying Lender and the Affiliates of Deutsche Bank Securities Inc. (collectively, DBS) that have prepared the Disclosure Document relating to the Securitization, each of its directors, each of its officers who have signed the Disclosure Document and each person or entity who controls DBS, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “DBS Group”), and DBS, together with the DBS Group, each of their respective directors and each person who controls DBS or the DBS Group, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the Underwriter Group) for any actual, out-of-pocket losses, third party claims, damages (excluding lost profits, diminution in value and other consequential damages) or liabilities arising out of third party claims (the Liabilities) to which any member of the Underwriter Group may become subject to the extent such Liabilities arise out of or are based upon any untrue statement of any material fact contained in the Relevant Portions and in the Provided Information or arise out of or are based upon the omission by Borrower to state therein a material fact required to be stated in the Relevant Portions in order to make the statements in the Relevant Portions in light of the circumstances under which they were made not misleading (except that (x) Borrower’s obligation to indemnify in respect of any information contained in a Disclosure Document that is derived in part from information provided by Borrower or any Affiliate of Borrower and in part from information provided by others unrelated to or not employed by Borrower shall be limited to any untrue statement or omission of material fact therein known to Borrower that results directly from an error in any information provided (or which should have been provided) by Borrower and (y) Borrower shall have no responsibility for the failure of any member of the Underwriting Group to accurately transcribe written information supplied by Borrower or to include such portions of the Provided Information). The indemnity contained in the indemnification certificate will be in addition to any liability which Borrower may otherwise have.

(c) The indemnification certificate shall provide that Borrower’s liability the indemnification certificate shall be limited to (and Borrower’s liability under this Section 14.4 shall be limited to) (x) Liabilities arising out of or based upon any such untrue statement or omission made in a Disclosure Document in reliance upon and in conformity with information furnished to Lender by, or furnished at the direction and on behalf of, Borrower in connection with the preparation of those portions of the relevant Disclosure Document (and with respect to which Borrower has had not less than ten (10) Business Days to examine and approve) pertaining to Borrower, the Property, the Sponsor or the Loan, including financial statements of Borrower and operating statements with respect to the Property and in no event shall Borrower be liable for any oral statements made by or on behalf of the Underwriter Group.

(d) The indemnification certificate shall also provide that promptly after receipt by an indemnified party of notice of the commencement of any action covered by the indemnification certificate, such indemnified party will notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party thereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After such notice from the indemnifying party to such indemnified party of its assumption of such defense, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, if an indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it that are different from or in conflict with those available to the indemnifying party, or indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties at the expense of the indemnifying party. The indemnifying party shall not be liable for the expenses of separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in conflict with those available to another indemnified party.

(e) The indemnification certificate shall also provide that in order to provide for just and equitable contribution in circumstances in which the indemnity provided for therein is for any reason held to be unenforceable by an indemnified party in respect of any actual, out-of-pocket losses, claims, damages or liabilities relating to third party claims (or action in respect thereof) referred to therein which would otherwise be indemnifiable thereunder, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such actual, out of pocket losses, third party claims, damages or liabilities (or action in respect thereof) (but excluding damages for lost profits, diminution in value of the Property and consequential damages); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for Liabilities arising therefrom from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Lender Group’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; (iii) the limited responsibilities and obligations of Borrower as specified herein; and (iv) any other equitable considerations appropriate in the circumstances.

Section 14.5 RESERVED.

Section 14.6 Retention of Servicer. At the option of Lender, the Loan may be serviced by a servicer/trustee (Servicer) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a servicing agreement between Lender and Servicer. Lender has advised Borrower that the Servicer initially retained by Lender shall be Bank of America, N.A. Lender shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the servicing agreement and Borrower shall not be responsible for payment of the monthly servicing fee due to Servicer under the servicing agreement. Notwithstanding the foregoing to the contrary, Borrower shall be responsible for the payment of any customary and reasonable servicing fees charged in connection with any special requests made by Borrower or Sponsor during the term of the Loan (including, without limitation, with respect to a release of Property). In addition, Borrower shall be responsible for the payment of all special servicing fees incurred as a result of the Loan being subject to special servicing by a special servicer due to (a) an Event of Default, or (b) any wrongful action or inaction of Borrower which is likely to result in an Event of Default.

Section 14.7 Securitization Costs. All reasonable third party costs and expenses incurred by Borrower in connection with Borrower’s complying with requests made under this Article XIV (including, without limitation, the fees and expenses of the Rating Agencies, reasonable attorney fees and disbursements incurred by Borrower in connection with any opinions or amendments required to be provided by Borrower) shall be paid by Lender.

XV. ASSIGNMENTS AND PARTICIPATIONS

Section 15.1 Assignment and Acceptance. Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note); provided that the parties to each such assignment shall execute and deliver to Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance and Borrower will not be required in connection with any such assignment to incur, suffer or accept (i) any lesser rights or greater obligations than as currently set forth in the Loan Documents or (ii) any expense or any liability in connection with such Assignment and Acceptance. In addition, Lender may participate to one or more Persons all or any portion of its rights and obligations under this Agreement and the other Loan Documents (including without limitation, all or a portion of the Note) utilizing such documentation to evidence such participation and the parties’ respective rights thereunder as Lender, in its sole discretion, shall elect. Notwithstanding anything to the contrary in this Article XV, Borrower shall not be required to indemnify any assignee or participant (with respect to circumstances existing as of the date of the assignment of participation) for Special Taxes or Other Taxes in excess of amounts that would be payable to Lender under this Agreement or any other Loan Documents.

Section 15.2 Effect of Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of Lender, as the case may be, hereunder and such assignee shall be deemed to have assumed such rights and obligations, and (ii) Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Lender’s rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto) accruing from and after the effective date of the Assignment and Acceptance, except with respect to (A) any payments made by Borrower to Lender pursuant to the terms of the Loan Documents after the effective date of the Assignment and Acceptance and (B) any letter of credit, cash deposit or other deposits or security (other than the Lien of the Security Instrument and the other Loan Documents) delivered to or for the benefit of or deposited with German American Capital Corporation, as Lender, for which German American Capital Corporation shall remain responsible for the proper disposition thereof until such items are delivered to a party who is qualified as an Approved Bank and agrees to hold the same in accordance with the terms and provisions of the agreement pursuant to which such items were deposited.

Section 15.3 Content. By executing and delivering an Assignment and Acceptance, Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms hereof together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform, in accordance with their terms, all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by Lender.

Section 15.4 Register. Lender shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lender and each assignee pursuant to this Article XV and the Principal Amount of the Loan owing to each such assignee from time to time (the Register). The entries in the Register shall, with respect to such assignees, be conclusive and binding for all purposes, absent manifest error. The Register shall be available for inspection by Borrower or any assignee pursuant to this Article XV at any reasonable time and from time to time upon reasonable prior written notice.

Section 15.5 Substitute Notes. Upon its receipt of an Assignment and Acceptance executed by an assignee, together with any Note or Notes subject to such assignment, Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit J hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at Lender’s own expense, shall execute and deliver to Lender in exchange and substitution for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the portion of the Loan assigned to it and a new Note to the order of Lender in an amount equal to the portion of the Loan retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate then outstanding principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Note (modified, however, to the extent necessary so as not to impose duplicative or increased obligations on Borrower and to delete obligations previously satisfied by Borrower). Notwithstanding the provisions of this Article XV, Borrower shall not be responsible or liable for any additional taxes, reserves, adjustments or other costs and expenses that are related to, or arise as a result of, any transfer of the Loan or any interest or participation therein that arise solely and exclusively from the transfer of the Loan or any interest or participation therein or from the execution of the new Note contemplated by this Section 15.5, including, without limitation, any mortgage tax. Lender and/or the assignees, as the case may be, shall from time to time designate one agent through which Borrower shall request all approvals and consents required or contemplated by this Agreement and on whose statements Borrower may rely.

Section 15.6 Participations. Each assignee pursuant to this Article XV may sell participations to one or more Persons (other than Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Note held by it); provided, however, that (i) such assignee’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such assignee shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such assignee shall remain the holder of any such Note for all purposes of this Agreement and the other Loan Documents, and (iv) Borrower, Lender and the assignees pursuant to this Article XV shall continue to deal solely and directly with such assignee in connection with such assignee’s rights and obligations under this Agreement and the other Loan Documents. In the event that more than one (1) party comprises Lender, Lender shall designate one party to act on the behalf of all parties comprising Lender in providing approvals and all other necessary consents under the Loan Documents and on whose statements Borrower may rely.

Section 15.7 Disclosure of Information. Any assignee pursuant to this Article XV may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XV, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such assignee by or on behalf of Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of Borrower to preserve the confidentiality of any confidential information received by it.

Section 15.8 Security Interest in Favor of Federal Reserve Bank. Notwithstanding any other provision set forth in this Agreement or any other Loan Document, any assignee pursuant to this Article XV may at any time create a security interest in all or any portion of its rights under this Agreement or the other Loan Documents (including, without limitation, the amounts owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

XVI. RESERVED

XVII. DEFAULTS

Section 17.1 Event of Default.

(a) Each of the following events shall constitute an event of default hereunder (an Event of Default):

(i) if (A) the Indebtedness is not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest due under the Note is not paid in full on or before the fifth calendar day of the month (such fifth calendar day being the Monthly Payment Grace Period Expiration Date; provided, however, that if any applicable Monthly Payment Grace Period Expiration Date does not occur on a Business Day, then such Monthly Payment Grace Period Expiration Date shall instead be the immediately preceding Business Day), (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D) the Liquidated Damages Amount is not paid when due, or (E) except as to any amount included in (A), (B), (C) and/or (D) of this clause (i), any other amount payable pursuant to this Agreement, the Note or any other Loan Document is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(ii) subject to Borrower’s right to contest as set forth in Section 7.3, if any of the Impositions or Other Charges are not paid prior to the imposition of any interest, penalty, charge or expense for the non-payment thereof, provided, that it shall not be an Event of Default if such Impositions or Other Charges are to be paid directly by a Tenant pursuant to a Lease and Borrower pays such Imposition or Other Charge within ten (10) days following Borrower first having knowledge of non-payment of same;

(iii) if (a) the insurance policies required by Section 6.1 are not kept in full force and effect, or (b) if certificates of insurance or copies of any of such insurance policies are not delivered to Lender within the time frames set forth in Section 6.1.11 with such failure to deliver continuing for ten (10) days after Lender delivers written notice thereof to Borrower;

(iv) if any Transfer is made in violation of Article VIII or a declaration of condominium is filed with respect to the Property;

(v) if any, representation or warranty made by Borrower herein or by Borrower, Sponsor or any Affiliate of Borrower in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower (with respect to Borrower, Manager, Sponsor or the Property) to Lender on or prior to the date hereof shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi) if Borrower or Sponsor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower or Sponsor or if Borrower or Sponsor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or Sponsor, or if any proceeding for the dissolution or liquidation of Borrower or Sponsor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Sponsor upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii) if Borrower or Sponsor attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix) with respect to any term, covenant or provision set forth herein or in any other Loan Document (other than the other subsections of this Section 17.1 and the provisions referenced therein) which specifically contains a notice requirement or grace period, if Borrower, any SPE Entity or Sponsor shall be in default under such term, covenant or provision after the giving of such notice or the expiration of such grace period;

(x) if any of the assumptions of fact contained in the Non-Consolidation Opinion, in any Additional Non-Consolidation Opinion or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect unless within ten (10) Business Days of notice from Lender Borrower causes to delivered to Lender an Additional Non-Consolidation Opinion which Additional Non-Consolidation Opinion shall be acceptable in form and content to Lender;

(xi) if Borrower shall fail to comply with any covenants set forth in Section 5.1.4, Section 5.2.6, Section 5.2.9 and Section 5.2.21(i); provided, however, any such failure to comply with the covenants of Section 5.1.4, Section 5.2.6 and/or Section 5.2.9 shall not constitute an Event of Default in the event that (1) such violation or breach is not intentional, (2)

such violation or breach is immaterial, (3) such violation or breach shall be immediately remedied upon Borrower’s knowledge or Lender’s notice of same and (4) within ten (10) Business Days of the request of Lender, Borrower delivers to Lender an Additional Non-Consolidation Opinion, or a modification of the Non-Consolidation Opinion, to the effect that such breach or violation shall not in any way impair, negate or amend the opinions rendered in the Non-Consolidation Opinion, which opinion or modification and any counsel delivering such opinion or modification shall be acceptable to Lender in its reasonable discretion;

(xii) except as provided in clause (xi) above, if Borrower shall fail to comply with any covenants set forth in Article V (other than Sections 5.1.1, 5.1.19, 5.1.20, 5.27, and 5.2.18(c)) or Section XI with such failure continuing for fifteen (15) days after Lender delivers written notice thereof to Borrower;

(xiii) if Borrower shall fail to comply with any covenants set forth in Section 4 or Section 3(d) or Section 8 of the Security Instrument with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;

(xiv) Reserved;

(xv) if this Agreement or any other Loan Document or any Lien granted hereunder or thereunder, in whole or in part, shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or Sponsor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document or by reason of any affirmative act of Lender);

(xvi) if the Management Agreement is terminated and a Qualified Manager is not appointed as a replacement manager pursuant to the provisions of Section 5.2.14 within sixty (60) days after such termination;

(xvii) except as expressly permitted pursuant to the Loan Documents, if Borrower or any other Person grants any easement, covenant or restriction (other than the Permitted Encumbrances) over the Property and Borrower fails to have same terminated within 30 days following Borrower first having knowledge of same;

(xviii) if Borrower shall default beyond the expiration of any applicable cure period under any existing easement, covenant or restriction which affects the Property, the default of which shall have a Material Adverse Effect;

(xix) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or of any Loan Document not specified in subsections (i) to (xviii) above, for thirty (30) days after notice from Lender; provided, however, that if such Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided, further, that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.

(b) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in clauses (a)(vi), (vii) or (viii) above) Lender may, without notice or demand, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, (i) declaring immediately due and payable the entire Principal Amount together with interest thereon and all other sums due by Borrower under the Loan Documents, (ii) collecting interest on the Principal Amount at the Default Rate whether or not Lender elects to accelerate the Note and (iii) enforcing or availing itself of any or all rights or remedies set forth in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in subsections (a)(vi) or (a)(vii) above, the Indebtedness and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. The foregoing provisions shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under this Agreement, the Security Instrument or any other Loan Document. Any payment hereunder may be enforced and recovered in whole or in part at such time by one or more of the remedies provided to Lender in the Loan Documents.

Section 17.2 Remedies.

(a) Unless waived in writing by Lender, upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender shall not be subject to any one action or election of remedies law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Indebtedness or the Indebtedness has been paid in full.

(b) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Indebtedness, and Lender may seek satisfaction out of the Property or any part thereof, in its absolute discretion in respect of the Indebtedness. In addition,

Lender shall have the right from time to time to partially foreclose this Agreement and the Security Instrument in any manner and for any amounts secured by this Agreement or the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose this Agreement and the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding Principal Amount of the Loan, Lender may foreclose this Agreement and the Security Instrument to recover so much of the Principal Amount of the Loan as Lender may accelerate and such other sums secured by this Agreement or the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to this Agreement and the Security Instrument to secure payment of sums secured by this Agreement and the Security Instrument and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the Severed Loan Documents) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Except as may otherwise be required pursuant to Section 5.1.11 above, (i) Lender shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, (ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date and (iii) the Severed Loan Documents shall otherwise comply with the requirements of Section 5.1.11 (a) and (b) above mutatis mutandis.

Section 17.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement and the Security Instrument shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or Sponsor shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or Sponsor or to impair any remedy, right or power consequent thereon.

Section 17.4 Costs of Collection. In the event that after an Event of Default: (i) the Note or any of the Loan Documents is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Note or any of the Loan Documents;

or (iii) an attorney is retained to protect or enforce the lien or any of the terms of this Agreement, the Security Instrument or any of the Loan Documents; then Borrower shall pay to Lender all reasonable attorney’s fees, costs and expenses actually incurred in connection therewith, including costs of appeal, together with interest on any judgment obtained by Lender at the Default Rate.

XVIII. SPECIAL PROVISIONS

Section 18.1 Exculpation.

18.1.1 Exculpated Parties. Except as set forth in this Section 18.1, Section 18.2, the Recourse Guaranty and the Environmental Indemnity, no personal liability shall be asserted, sought or obtained by Lender or enforceable against (i) Borrower, (ii) any Affiliate of Borrower, (iii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower or (iv) any direct or indirect partner, member, principal, officer, Controlling Person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the Exculpated Parties) and none of the Exculpated Parties shall have any personal liability (whether by suit deficiency judgment or otherwise) in respect of the Obligations, this Agreement, the Security Instrument, the Note, the Property or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Lender and each successive holder of the Note and any other Loan Documents. The foregoing limitation shall not in any way limit or affect Lender’s right to any of the following and Lender shall not be deemed to have waived any of the following:

(a) Foreclosure of the lien of this Agreement and the Security Instrument in accordance with the terms and provisions set forth herein and in the Security Instrument;

(b) Action against any other security at any time given to secure the payment of the Note and under the other Loan Documents;

(c) Exercise of any other remedy set forth in the Agreement or in any other Loan Document which is not inconsistent with the terms of this Section 18.1;

(d) Any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness secured by this Agreement and the Security Instrument or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents;

(e) The liability of any given Exculpated Party with respect to any separate written guaranty or agreement given by any such Exculpated Party in connection with the Loan (including, without limitation, the Recourse Guaranty and the Environmental Indemnity).

Section 18.2 Carveouts From Non-Recourse Limitations. Notwithstanding the foregoing or anything in this Agreement or any of the Loan Documents to the contrary, there shall at no time be any limitation on Borrower’s (or, to the extent provided in the Recourse Guaranty, Sponsor’s) liability for the payment, in accordance with the terms of this Agreement, the Note, the Security Instrument and the other Loan Documents, to Lender of its actual out-of-pocket (but not its consequential, special or punitive damages) loss, damage, cost or expense incurred by Lender as a result of:

(a) the fraudulent acts of Borrower or any Affiliate of Borrower;

(b) Proceeds which Borrower or any Affiliate of Borrower has received and to which Lender is entitled pursuant to the terms of this Agreement or any of the Loan Documents to the extent the same have not been applied toward payment of the Indebtedness, or used for the repair or replacement of the Property in accordance with this Agreement or otherwise applied in a manner permitted by this Agreement or the other Loan Documents;

(c) Borrower’s, Manager’s, Sponsor’s, or their Affiliates’, removal or disposal of Property after the occurrence and during the continuance of an Event of Default;

(d) any intentional misrepresentation of Borrower or any Affiliate of Borrower;

(e) any misappropriation of Rents, security deposits, issues, profits and/or income by Manager, Borrower, Sponsor or any of their Affiliates;

(f) all or any part of the Property being encumbered by a Lien (other than this Agreement or the Security Instrument) intentionally granted by Borrower in violation of the Loan Documents through the execution of an instrument or agreement;

(g) after the occurrence and during the continuance of an Event of Default by Borrower hereunder or under any other Loan Document, any Rents, issues, profits and/or income collected by Borrower or Sponsor and not applied to payment of the Obligations or used to pay normal and verifiable Operating Expenses of the Property or otherwise applied in a manner permitted under the Loan Documents;

(h) physical damage to the Property from intentional waste committed by Borrower or any Affiliate of Borrower;

(i) an involuntary case being commenced against Borrower under the Bankruptcy Code with the collusion of Borrower or any of its Affiliates or an order for relief is entered with respect to the Borrower under the Bankruptcy Code through the actions of the Borrower or any of its Affiliates at a time when the Borrower is able to pay its debts as they become due unless Borrower and Sponsor shall have received an opinion of independent counsel that the managing member of Borrower has a fiduciary duty to seek such an order for relief;

(j) if Borrower or its Affiliates fail to obtain Lender’s prior written consent to any Transfer or additional Debt, as required by the Loan Agreement or the Security Instrument;

(k) the failure of Borrower to comply with any of the provisions of Article XII; and

(l) reasonable attorney’s fees and expenses incurred by Lender in connection with any successful suit filed on account of any of the foregoing clauses (a) through (l).

XIX. MISCELLANEOUS

Section 19.1 Survival. This Agreement and all covenants, indemnifications, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Indebtedness is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the successors and assigns of Lender. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder and under the other Loan Documents shall be joint and several.

Section 19.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 19.3 Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS

AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT, AND EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

MORGAN STANLEY

1585 BROADWAY, 37 Floor

NEW YORK, NEW YORK 10036

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREE THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) HEREBY DESIGNATES

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NEW YORK 12207-2543

AS A SUBSTITUTE IF ITS INITIAL AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR AND (III) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR

Section 19.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought (and, if a Securitization shall have occurred, a Rating Agency Confirmation is obtained), and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 19.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 19.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:

German American Capital Corporation

60 Wall Street, 10th floor

New York, New York 10005

Attention: Stephen H. Choe and General Counsel

Telecopy No.: (212) 797-4489

Confirmation No.: (212) 250-6911

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris, Esq.

Telecopy No.: (917) 777-2212

Confirmation No.: (212) 735-2212

If to Borrower:

c/o Morgan Stanley

US RE Investing Division

1585 Broadway

Floor 37

New York, New York 10036

Attention: Peter Harned – Executive Director

Telecopy No.: (212) 507-4369

Confirmation No.: (212) 761-4657

With a copy to:

Glenborough, LLC

400 S. El Camino Real

11th Floor

San Mateo, CA 94402

Attention: General Counsel

Telecopy No.: 650-343-9690

Confirmation No.: 650-343-9500

Paul Hastings Janofsky & Walker LLP

55 Second Street

Twenty-fourth Floor

San Francisco, California 94105

Attention: Charles V. Thornton

Telecopy No.: (415) 856-7101

Confirmation No. (415) 856-7001

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

Section 19.7 TRIAL BY JURY. EACH OF BORROWER AND LENDER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF BORROWER AND LENDER HEREBY AGREES AND

CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE LOAN. THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

Section 19.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 19.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 19.10 Preferences. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 19.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 19.12 Expenses; Indemnity.

(a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender pursuant to this Agreement); (ii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters as required herein or under the other Loan Documents; (iv) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (v) the filing and recording fees and expenses, mortgage recording taxes, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vi) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (vii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout or of any insolvency or bankruptcy proceedings and (viii) procuring insurance policies pursuant to Section 6.1.11; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise (A) by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or (B) in connection with a Securitization, other than the Borrower’s internal administrative costs.

(b) Subject to the non-recourse provisions of Section 18.1, Borrower will protect, indemnify and save harmless Lender, and all officers, directors, stockholders, members, partners, employees, agents, successors and assigns thereof (collectively, the Indemnified Parties) from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Property or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Proceeds payable on account of the following shall be inadequate; it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Lender or its designee of a deed-in-lieu of foreclosure with respect to the Property, or (ii) an Indemnified Party or its designee taking possession or control of the Property or (iii) the foreclosure of the Security Instrument, except to the extent caused by the fraud, illegal acts, willful misconduct or gross negligence of the Indemnified Parties (other than such fraud, illegal acts, willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Property): (1) ownership of Borrower’s interest in the Property, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Property or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Property or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Event of Default under this Agreement or any of the other Loan Documents, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof, (6) any negligence or tortious act or omission on the part of Borrower or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, (7) any contest referred to in Section 7.3 hereof, or (8) the presence at, in or under the Property or the Improvements of any Hazardous Materials in violation of any Section 12. Any amounts the Indemnified Parties are legally entitled to receive under this Section which are not paid within thirty (30) days after written demand therefor by the Indemnified Parties or Lender, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by the Security Instrument. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Borrower shall at Borrower’s reasonable expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Borrower’s reasonable expense for the insurer of the liability or by counsel designated by Borrower (unless reasonably disapproved by Lender promptly after Lender has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Lender (or any Indemnified Party) to appoint its own counsel at Borrower’s reasonable expense for its defense with respect to any action which in the reasonable opinion of counsel for such Indemnified Party presents a conflict or potential conflict between Lender and Borrower that would make such separate representation advisable; provided, further, that if Lender shall have appointed separate counsel pursuant to the foregoing, Borrower shall not be responsible for the expense of additional separate counsel of any other Indemnified Party unless in the reasonable opinion of Lender a conflict or potential conflict exists between such Indemnified Party and Lender. So long as Borrower is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Lender and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding without Borrower’s consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section with respect to such action, suit or proceeding and Lender agrees that it will not settle any such action, suit or proceeding without the consent of Borrower; provided, however, that if Borrower is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and Lender has provided Borrower with thirty (30) days’ prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Lender may settle such action, suit or proceeding and claim the benefit of this Section 19.12 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Borrower prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder. The Indemnified Parties shall not settle or compromise any action, proceeding or claim as to which it is indemnified hereunder without notice to Borrower.

Section 19.13 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 19.14 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or in any action or proceeding brought by any such assignee upon such documents and to the extent permitted by controlling law any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 19.15 Liability of Assignees of Lender. No assignee of Lender shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any other Loan Document or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any different than the liability of Lender hereunder. In addition, no assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Property or to which the Property is now or hereafter subject any different than the liability of Lender hereunder. The limitation of liability provided in this Section 19.15 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any assignee’s gross negligence or willful misconduct.

Section 19.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender or Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 19.17 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates or Lender, DBS or any of their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, shall be subject to the prior written approval of both parties hereto.

Section 19.18 Waiver of Marshalling of Assets.

To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members and others with interests in Borrower and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Indebtedness without any prior or different resort for collection or of the right of

Lender to the payment of the Indebtedness out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 19.19 Waiver of Counterclaim and other Actions. Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any other Loan Document, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Lender on this Agreement, the Note, the Security Instrument or any other Loan Document and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding, provided, however, that nothing contained in this Section shall limit or affect the right of Borrower to bring a separate proceeding against Lender.

Section 19.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or their Affiliates.

Section 19.21 Brokers and Financial Advisors. Borrower and Lender each hereby represent that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Lender hereby agree to indemnify each other, defend and hold each other harmless from and against any and all claims, liabilities, costs and expenses of any kind (including each other’s reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of such party in connection with the transactions contemplated herein. The provisions of this Section 19.21 shall survive the expiration and termination of this Agreement and the payment of the Indebtedness.

Section 19.22 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

Section 19.23 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 19.24 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

GLENBOROUGH TIERRASANTA LLC, a Delaware limited liability company

By:
Name:	Andrew Batinovich
Title:	Authorized Signatory

Loan Agreement – Tierrasanta

LENDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:
Name:	Bryan P. Donohoe
Title:	Vice President

By:
Name:	Stephen H. Choe
Title:	Vice President

Loan Agreement – Tierrasanta

EXHIBIT A

TITLE INSURANCE ENDORSEMENTS

AND AFFIRMATIVE COVERAGES

1.	Required Endorsements. The following endorsements are required, to the extent available in the jurisdiction in which the Property is located:

•	Restrictions, Encroachments, Minerals Endorsement ALTA Form 9 or equivalent.

•

(If not available, the Title Policy must insure by way of affirmative coverage statements that there are no encroachments by any of the improvements onto easements, rights of way or other exceptions to streets or adjacent property, or insure against loss or damage resulting therefrom.)

•	Deletion of Creditors Rights Exclusion Endorsement.

•	Environmental Protection Lien Endorsement.

•	(The Title Policy may make an exception only for specific state statutes that provide for potential subsequent liens that could take priority over the lien securing the Loan.)

•	Direct Access to Public Road Endorsement;

•	Usury Endorsement.

•	Land Same As Survey/Legal Description Endorsement.

•	Zoning Endorsement - ALTA 3.1 with coverage for number/type of parking spaces.

In lieu of an ALTA 3.1 zoning endorsement, Lender may accept an unambiguous, clean letter from the appropriate zoning authority which satisfies the following:

Zoning District. Confirms the applicable zoning district for the Property under the laws or ordinances of the applicable jurisdiction and that such zoning is the proper zoning for the improvements located on the Property.

Use Restrictions. Confirms that the current use of the Property is permitted under the zoning ordinance and that the Property is not a non-conforming use.

A-1

Dimensional Requirements. Confirms that the Property is in compliance with all dimensional requirements of the zoning code, including minimum lot area, maximum building height, maximum floor area ratio and setback or buffer requirements.

Parking Requirements. Confirms that the Property is in compliance with all parking and loading requirements, including the number of spaces and dimensional requirements for the parking spaces.

Rebuildability. If Property involves legal non-conforming use, confirms that, in the event of casualty, the Property may be rebuilt substantially in its current form (i.e., no loss of square footage, same building footprint) upon satisfaction of stated conditions and/or limitations.

•	Subdivision Endorsement.

•	Doing Business Endorsement.

•	Deletion of Arbitration Endorsement.

•	Separate Tax Lot Endorsement.

•	Street Address Endorsement

•	Contiguity Endorsement.

•	Variable Rate Endorsement.

•	Mortgage Recording Tax Endorsement.

•	Any of the following endorsements customary in the state in which the Property is located or as required by the nature of the transaction:

Tie-In Endorsement for Multiple Policies

First Loss / Last Dollar Endorsement

Non-Imputation Endorsement

A-2

EXHIBIT B

GERMAN AMERICAN CAPITAL CORPORATION

SURVEY REQUIREMENTS

The undersigned being a registered surveyor of the State of [State] hereby certifies to GERMAN AMERICAN CAPITAL CORPORATION, [NAME OF BORROWING ENTITY] and [INSERT NAME OF TITLE COMPANY], and each of their respective successors and assigns, as of the date below, as follows:

This print of survey actually was made on the ground on [INSERT DATE SURVEY WAS MADE] in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by American Land Title Association (“ALTA”) and American Congress on Surveying & Mapping (“ACSM”) and National Society of Professional Surveyors (“NSPS”) in 1999, contains Items 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11, 13, 14 and 16 of Table A thereto, and correctly shows: (i) a fixed and determinable position and location of the land described herein (together with the buildings and improvements thereon, the “Mortgaged Property”), including the position of the point of beginning; (ii) the location of all buildings, structures and other improvements situated on the land; (iii) all driveways or other curb cuts along any street or alley upon which the land abuts; (iv) the location and name of all public and private streets or alleys located thereon or adjacent thereto, all of which are public unless otherwise noted; (v) the location, dimension and recording data of all easements, rights-of-way and other matters of record thereon or with respect to which the undersigned has knowledge; (vi) the location and dimension of all unrecorded easements, paths, rights-of-way and party walls to the extent visible thereon or with respect to which the undersigned has knowledge; (vii) the location of applicable building restriction and setback lines required by local ordinances and regulations; and (viii) the location of all encroachments or overhangs onto or from the Mortgaged Property. Except as shown on this survey, there are no visible discrepancies, conflicts, shortages in area or boundary line conflicts. Except as shown on the survey, the Mortgaged Property does not serve any adjoining property for drainage, utilities or ingress or egress. The Mortgaged Property has access to and from a duly dedicated and accepted public roadway. This survey reflects boundary lines of the land, which “close” by engineering calculations. All utility services to the Mortgaged Property either enter the Mortgaged Property through adjoining public streets, or this survey shows the point of entry and location of any utilities which pass through or are located on adjoining private land to the extent visible or known to the undersigned. The Mortgaged Property does not lie within an area designated as a flood hazard area by any map or publication of the U.S. Department of Housing and Urban Development or the Federal Emergency Management Agency. The Mortgaged Property and only the Mortgaged Property constitutes

B-1

one tax lot. All zoning use and density classifications are properly shown hereon. The undersigned has received and examined a copy of the Commitment for Title Insurance No.                     , dated                     , issued by                                                  , with respect to the Mortgaged Property, as well as a copy of each instrument listed therein. The location of each exception set forth in such Commitment, to the extent it can be located, has (with recording reference and reference to the exception number of the Commitment) been shown hereon. The undersigned further certifies that this survey meets the Accuracy Standards (as adopted by ALTA, ACSM and NSPS and in effect on the date of this certification) and [SELECT ONE OF THE FOLLOWING TWO PHRASES]:

[the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance.] [the survey measurements were made in accordance with the “Minimum Angel, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”]

, Licensed Surveyor

Date:
[seal]]

B-2

EXHIBIT C

SINGLE PURPOSE ENTITY PROVISIONS

(j)	Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a Special Purpose Entity, as defined on Schedule A.

(ii)	Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, until the Loan is repaid in full or the Company is released from its obligations under the Loan, neither the Member nor the Company shall amend, alter, change any of Sections 1, 5(b), 5(c), 6, 7, 8, 9, 10, 11, 14, 16, 20(b), 20(f), 21, 22, 23, 24, 25, 26, 27, 29, 30, or 31, 32 or Schedule A of this Agreement (to the extent that the terms defined in Schedule A are used in any of the foregoing sections) (the “Special Purpose Provisions”), or any other provision of this or any other document governing the formation, management or operation of the Company in a manner that is inconsistent with any of the Special Purpose Provisions, unless the Rating Agency Condition is satisfied, and with respect to Sections 16(b), 23(b) and 23(c), for so long as any obligation is outstanding under the Mezzanine Loan, the Mezzanine Lender consents in writing; provided that, subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 32. In the event of any conflict between any of the Special Purpose Provisions and any other provision of this or any other document governing the formation, management or operation of the Company, the Special Purpose Provisions shall control.

(iii)

Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, and notwithstanding any provision of law that otherwise so empowers the Company, the Member, the Manager or any other Person, until the Loan is repaid in full or the Company is released from its obligations under the Loan, neither the Member nor the Manager nor any other Person shall be authorized or empowered, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Member, the Manager and both Independent Managers, take any Material Action, provided, however, that neither the Member nor the Manager may vote on, or authorize the taking of, any Material Action, unless there are at least two (2)

Independent Managers then serving in such capacity. Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, prior to taking any Material Action, the Member, the Manager and the Independent Managers shall, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, take into account the interest of the Company’s creditors, as well as those of the Company.

(iv)	The Manager or the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises until the Loan is repaid in full or the Company is released from its obligations under the Loan; provided, however, that the Company shall not be required to preserve any such right or franchise if: (1) the Manager shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition is satisfied.

(v)	Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, until the Loan is repaid in full or the Company is released from its obligations under the Loan, the Manager also shall cause the Company to and the Company shall:

(A)	be formed or organized solely for the purpose of acquiring, owning, holding, developing, using, operating and financing, indirectly, the Property;

(B)	not engage in any business unrelated to its direct interest in the Property and the ownership, development, use, operation and financing thereof;

(C)	not have any assets other than those related to its direct interest in the Property or the operation, management and financing thereof, or any indebtedness other than indebtedness permitted by the Loan Agreement;

(D)	maintain its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person;

(E)	hold itself out as being a Person, separate and apart

from any other Person;

(F)	not commingle its funds or assets with those of any other Person;

(G)	conduct its own business in its own name;

(H)	maintain separate financial statements;

(I)	pay its own liabilities out of its own funds;

(J)	observe all limited liability company formalities;

(K)	not guarantee or otherwise obligate itself with respect to the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(L)	not acquire obligations or securities of its members;

(M)	use separate stationary, invoices, and checks;

(N)	maintain an arms-length relationship with its Affiliates;

(O)	not and will not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person;

(P)	use commercially reasonable efforts to correct any known misunderstanding regarding its separate identity;

(Q)	maintain adequate capital in light of its contemplated business operations; and

(R)	to the fullest extent permitted by law, not engage in, seek, or consent to the dissolution, winding up, liquidation, consolidation or merger and except as otherwise permitted in this Agreement, has not and will not engage in, seek or consent to any asset sale, or transfer of limited liability company interests, or amendments of the Special Purpose Provisions.

Failure of the Company, or the Member or Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the

Company as a separate legal entity or the limited liability of the Member, the Manager, the Special Members or the Independent Managers.

EXHIBIT D

RESERVED

D-1

EXHIBIT E

RESERVED

E-1

EXHIBIT F

RESERVED

F-1

EXHIBIT G

FORM OF TENANT ESTOPPEL LETTER

                    , 2006

German American Capital Corporation

on behalf of the holders of the notes

(together with its successors and assigns, “Mortgage Lender”)

60 Wall Street

New York, New York 10005

German American Capital Corporation

on behalf of the holders of the notes

(together with its successors and assigns, “Mezzanine Lender”)

60 Wall Street

New York, New York 10005

[LANDLORD]

Re:

Ladies and Gentlemen:

It is our understanding that (i) Mortgage Lender is about to make (i) a mortgage loan to                                                   the landlord or a successor-in-interest to the landlord under our lease (“Mortgage Borrower”), as evidenced by a loan agreement and secured by a mortgage on the captioned premises and (ii) Mezzanine Lender is about to make one or more mezzanine loans to affiliates of Mortgage Borrower (“Mezzanine Borrower”), the owner of 100% of the direct and indirect ownership interests in Mortgage Borrower, as evidenced by one or more mezzanine loan agreements and secured by pledges and hypothecations of Mezzanine Borrower’s interests in Mortgage Borrower, and as a condition precedent to each of loans described in (i) and (ii) of this paragraph, you have required this certification by the undersigned.

The undersigned, as tenant under that certain lease made with                     , as landlord, dated                  [, which lease has been modified or amended as follows (list all

modifications or amendments or, if none, so indicate)                                         ]

(the “Lease”), hereby certifies that:

2.	the lease commencement date was ;

3.	the square footage of the premises described in the Lease is ;

4.	the base rent in the monthly amount of $ was payable from

5.	there are no rent abatements or free rent periods now or in the future [other than ];

6.	the amount of the current monthly expense reimbursements due under the Lease is equal to $ ;

7.	the Lease is in full force and effect and, except as indicated above, has not been assigned, modified, supplemented or amended in any way and the undersigned has no notice of any assignment, pledge or hypothecation by the landlord of the Lease or of the rentals thereunder;

8.	on this date there are no existing defenses or offsets which the undersigned has against the enforcement of the Lease by the Landlord and the undersigned has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default under said Lease;

9.	the undersigned is not entitled to any offsets, abatements, deductions or otherwise against the rent payable under the Lease from and after the date hereof, except as follows: (if none, so indicate);

10.	no rental (including expense reimbursements), other than for the current month, has been paid in advance;

11.	the amount of the security deposit presently held under the Lease is $ (if none, so indicate) which is in the form of [cash] [a letter of credit];

12.	base rent and additional rent (including expense reimbursements) under the Lease have been paid through the month of .

The truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord, Mortgage Borrower, Mezzanine Borrower and their affiliates, successors and assign, (ii) Mortgage Lender (as well as any other lender to Mortgage Borrower or its successors or assigns) and its (or their respective) successors, participants, assigns and transferees, (iii) Mezzanine Lender (as well as any other lender to Mezzanine Borrower or its successors or assigns) and its (or their respective) successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by Mortgage Lender or Mezzanine Lender (and/or other such lender) and (v) any servicer of any such loan (collectively, the “Reliance Parties”) and said certifications shall be binding upon the undersigned and its successors and assigns, and inure to the benefit of the Reliance Parties. Except as specifically set forth herein, this Certificate shall not be deemed to alter or modify any of the terms and conditions of the Lease.

Very truly yours,

[TENANT]

By:
Name:
Title:

EXHIBIT A

LEASE

EXHIBIT H

Organizational Structure

Glenborough Structure – Immediately Post Merger (on 11/30)

(1)	Name will change to Glenborough Holdings, LLC on 12/1
(2)	Name will change to Glenborough Acquisition, LLC on 12/1

OP Retained & In-Kind Redemption Properties - Post Closing

(SA)	Debt to be assumed with additional proceeds from SunAmerica
(1)	Prior to the merger, limited partners of Glenborough Properties, L.P. have the option to elect to receive Common Units or Series A Preferred Units of Glenborough Fund XIV, LP. in connection with the dosing of the merger
(2)	0.01% held by GRT LLC (a subsidiary of Gridiron Acquisition LLC)

Distribution Properties - Post Closing

Normandy Properties- Structure for Bridge Loan Financing(1)

(1)	Structure in the event sale to Normandy does not close

Normandy Properties-

Structure for Permanent Financing(1)

(1)	Structure in the event sale to Normandy does not close
(2)	1.0% held by GRT LLC (a subsidiary of Gridiron Acquisition LLC)
(ML)	Assumed debt from MetLife
(MM)	Assumed debt form MassMutual

Joint Ventures & Other Assets

(1)	The Ranoon management agreements will be transferred to Glenborough, LLC.
(2)	Interest in Frontier Land may be transferred to Normandy
(3)	50% owned by Pauls Equities LLC
(4)	90% owned by Blackstone entities
(5)	79.3% owned by Pauls entity
(6)	50% owned by Pauls entity
(7)	50% owned by Advance Realty Group, LLC
(8)	90% owned by NEBF -101 Ellsworth LLC
(9)	75% owned by Henderson NA Property Fund Holdings, L.L.C.

EXHIBIT I

RESERVED

I-1

EXHIBIT J

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Reference is made to that certain Loan and Security Agreement, dated as of                  200   (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between [                                        ] (“Borrower”), and German American Capital Corporation, a Maryland corporation (“Lender”), and that certain Note, dated as of                      200   (the “Note”), made by Borrower in favor of Lender. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the same meaning.

The Assignor and the Assignee referred to on Schedule 1 attached hereto agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Note and the Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 attached hereto. After giving effect to such sale and assignment, the amount of the Loan and the Note owing to the Assignee will be as set forth on Schedule 1 attached hereto.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or notes held by the Assignor and requests that the Lender exchange such Note or notes for a new note or notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto or new notes payable to the order of the Assignee in an amount equal to the principal amount of the Loan assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the principal amount of the Loan retained by the Assignor under the Note and the Loan Agreement, respectively, as specified on Schedule 1 attached hereto.

3. The Assignee (i) confirms that it has received a copy of the Note and the Loan Agreement, together with such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Lender or the Assignor based on such documents and information

J-1

as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or the Note; (iii) appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to Lender by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement and the Note are required to be performed by it as an assignee of an interest therein.

4. Following the execution of this Assignment and Acceptance, it will be delivered to Lender for acceptance and recording. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Lender, unless otherwise specified on Schedule 1 attached hereto.

5. Upon such acceptance and recording by Lender, as of the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and the Note and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of an assignee thereof, and (ii) the Assignor shall, to the extent provided in the Loan Agreement and this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the Note.

6. Upon such acceptance and recording by Lender, from and after the Effective Date, Lender shall make all payments under the Loan Agreement and the Note or notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Note or notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

* * *

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance and Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified on Schedule 1.

K-2

Schedule 1

As to the Loan in respect of which an interest is being assigned:

Percentage interest assigned:	%

Aggregate outstanding principal amount of the Loan assigned:	$

Principal amount of Note payable to Assignee:	$

Principal amount of Note payable to Assignor:	$

Effective Date (if other than date of acceptance by Lender): ,

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:
Dated: ,

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:
Dated: ,

Accepted this day of ,

[NAME OF LENDER]

By:

Name:

J-1

Title:

K-2

EXHIBIT K

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

                    ,

Tenant

AND

GERMAN AMERICAN CAPITAL CORPORATION

Lender

County:	[ ]
Section:	[ ]
Block:	[ ]
Lot:	[ ]

Premises:

Dated: as of                     ,

Record and return by mail to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris, Esq.

SUBORDINATION. NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made as of this      day of                     , 2006, between GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, New York, New York 10005 (hereinafter called “Lender”), and                     , a                     , having an address at                      (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, by a lease (the “Original Lease”) dated                     , 200   between                      (along with its successors and assigns, hereinafter called “Landlord”), as landlord, and Tenant, as tenant, as amended by lease amendment[s] dated                     , 200  , [                    , 200   and                     , 200  ] (the Original Lease, as so amended, is hereinafter the “Lease”), a memorandum of which Lease was dated          and was recorded in                      in Reel         , Page     , [add recording data for memoranda of amendments, if applicable], Landlord leased to Tenant certain premises located in                                          (the “Premises”) on the property described in Schedule “A” annexed hereto and made a part hereof (the “Property”); and

WHEREAS, Lender is about to make a loan to Landlord, which loan shall be secured by, among other things, a mortgage or deed of trust (which mortgage or deed of trust, and all amendments, renewals, increases, modifications, replacements, substitutions, extensions, spreaders and consolidations thereof and all re-advances thereunder and addictions thereto, is referred to as the “Security Instrument”) encumbering the Property; and

WHEREAS, Lender and Tenant desire to confirm their understanding and agreement with respect to the Lease and the Security Instrument.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

1.	The Lease, and all of the terms, covenants, provisions and conditions thereof (including, without limitation, any right of first refusal, right of first offer, option or any similar right with respect to the sale or purchase of the Property, or any portion thereof) is, shall be and shall at all times remain and continue to be subject and subordinate in all respects to the lien, terms, covenants, provisions and conditions of the Security Instrument and to all advances and re-advances made thereunder and all sums secured thereby.

2.

So long as (i) Tenant is not in default (beyond any period given in the Lease to Tenant to cure such default) in the payment of rent, percentage rent or additional rent or in the performance or observance of any of the other terms, covenants, provisions or conditions of the Lease on Tenant’s part to be performed or

4

observed, (ii) Tenant is not in default under this Agreement and (iii) the Lease is in full force and effect: (a) Tenant’s possession of the Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor which is contained in the Lease, shall not be diminished or interfered with by Lender, and Tenant’s occupancy of the Premises shall not be disturbed by Lender for any reason whatsoever during the term of the Lease or any such extensions or renewals thereof and (b) Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would cut-off, destroy, terminate or extinguish the Lease or Tenant’s interest and estate under the Lease (except to the extent required so that Tenant’s right to receive or set-off any monies or obligations owed or to be performed by any of Lender’s predecessors-in-interest shall not be enforceable thereafter against Lender or any of Lender’s successors-in-interest). Notwithstanding the foregoing provisions of this paragraph, if it would be procedurally disadvantageous for Lender not to name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument, Lender may so name or join Tenant without in any way diminishing or otherwise affecting the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

3.	(A) After notice is given by Lender that the Security Instrument is in default and that the rentals under the Lease should be paid to Lender, Tenant will pay to Lender, or pay in accordance with the directions of Lender, all rentals and other monies due and to become due to Landlord under the Lease or otherwise in respect of the Premises and Landlord hereby expressly authorizes Tenant to make such payments and hereby releases and discharges Tenant from any liability on account of such payments.

(B) In addition, if Lender (or its nominee or designee) shall succeed to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed or otherwise, or another person purchases the Property or the portion thereof containing the Premises upon or following foreclosure of the Security Instrument or in connection with any bankruptcy case commenced by or against Landlord, then at the request of Lender (or its nominee or designee) or such purchaser (Lender, its nominees and designees, and such purchaser, and their respective successors and assigns, each being a “Successor-Landlord”), Tenant shall attorn to and recognize Successor-Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that Successor-Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as, or as if it were, a direct lease between Successor-Landlord and Tenant upon all terms, conditions and covenants as are set forth in the Lease. If the Lease shall have terminated by operation of law or otherwise as a result of or in connection with a bankruptcy case commenced by or against Landlord or a foreclosure action or proceeding or delivery of a deed in lieu, upon request of Successor-Landlord, Tenant shall promptly execute and deliver a direct lease with Successor-Landlord which direct

5

lease shall be on the same terms and conditions as the Lease (subject, however, to the provisions of clauses (i)-(v) of this paragraph 3(B)) and shall be effective as of the day the Lease shall have terminated as aforesaid. Notwithstanding the continuation of the Lease, the attornment of Tenant thereunder or the execution of a direct lease between Successor-Landlord and Tenant as aforesaid, Successor-Landlord shall not:

(i)	be liable for any previous act or omission of Landlord under the Lease;

(ii)	be subject to any off-set, defense or counterclaim which shall have theretofore accrued to Tenant against Landlord;

(iii)	be bound by any modification of the Lease or by any previous prepayment of rent or additional rent made more than one (1) month prior to the date same was due which Tenant might have paid to Landlord, unless such modification or prepayment shall have been expressly approved in writing by Lender;

(iv)	be liable for any security deposited under the Lease unless such security has been physically delivered to Lender or Successor-Landlord; and

(v)	be liable or obligated to comply with or fulfill any of the obligations of the Landlord under the Lease or any agreement relating thereto with respect to the construction of, or payment for, improvements on or above the Premises (or any portion thereof), leasehold improvements, tenant work letters and/or similar items

4.	Tenant agrees that without the prior written consent of Lender, it shall not (a) amend, modify, terminate or cancel the Lease or any extensions or renewals thereof, (b) tender a surrender of the Lease, (c) make a prepayment of any rent or additional rent more than one (1) month in advance of the due date thereof, or (d) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument. Any such purported action without such consent shall be void as against the holder of the Security Instrument.

5.	(A) Tenant shall promptly notify Lender of any default by Landlord under the Lease and of any act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease or to claim a partial or total eviction.

(B) In the event of a default by Landlord under the Lease which would give Tenant the right, immediately or after the lapse of a period of time, to cancel or terminate the Lease or to claim a partial or total eviction, or in the event of any other act or omission of Landlord which would give Tenant the right to cancel or terminate the Lease, Tenant shall not exercise such right (i) until Tenant has given written notice of such default, act or omission to Lender and (ii) unless Lender has failed, within sixty (60) days after Lender receives such notice, to cure or

6

remedy the default, act or omission or, if such default, act or omission shall be one which is not reasonably capable of being remedied by Lender within such sixty (60) day period, until a reasonable period for remedying such default, act or omission shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under the Lease or otherwise, after similar notice, to effect such remedy), provided that Lender shall with due diligence give Tenant written notice of its intention to and shall promptly commence and diligently and in good faith continue to, remedy such default, act or omission. To the extent Lender incurs any expenses or other costs in curing or remedying such default, act or omission, including, without limitation, attorneys’ fees and disbursements, Lender shall be subrogated to Tenant’s rights against Landlord.

(C) Notwithstanding the foregoing, Lender shall have no obligation hereunder to remedy such default, act or omission.

6.	To the extent that the Lease shall entitle Tenant to notice of the existence of any mortgage and the identity of any mortgagee or any ground lessor, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and Lender.

7.	Upon and after the occurrence of a default under the Security Instrument, which is not cured after any applicable notice and/or cure periods, Lender shall be entitled, but not obligated, to exercise the claims, rights, powers, privileges and remedies of Landlord under the Lease and shall be further entitled to the benefits of, and to receive and enforce performance of, all of the covenants to be performed by Tenant under the Lease as though Lender were named therein as Landlord.

8.	Anything herein or in the Lease to the contrary notwithstanding, in the event that a Successor-Landlord shall acquire title to the Property or the portion thereof containing the Premises, Successor-Landlord shall have no obligation, nor incur any liability, beyond Successor-Landlord’s then interest, if any, in the Property, and Tenant shall look exclusively to such interest, if any, of Successor-Landlord in the Property for the payment and discharge of any obligations imposed upon Successor-Landlord hereunder or under the Lease.

9.	If the Lease provides that Tenant is entitled to expansion space, Successor-Landlord shall have no obligation nor any liability for failure to provide such expansion space if a prior landlord (including, without limitation, Landlord), by reason of a lease or leases entered into by such prior landlord with other tenants of the Property, has precluded the availability of such expansion space.

10.	Except as specifically provided in this Agreement, Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender

7

may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise.

11.	(A) Tenant acknowledges and agrees that this Agreement satisfies and complies in all respects with the provisions of Article of the Lease and that this Agreement supersedes (but only to the extent inconsistent with) the provisions of such Article and any other provision of the Lease relating to the priority or subordination of the Lease and the interests or estates created thereby to the Security Instrument.

(B) Tenant agrees to enter into a subordination, non-disturbance and attornment agreement with any lender which shall succeed Lender as lender with respect to the Property, or any portion thereof, provided such agreement is substantially similar to this Agreement.

12.	(A) Any notice required or permitted to be given by Tenant to Landlord shall be simultaneously given also to Lender, and any right to Tenant dependent upon notice shall take effect only after notice is so given. Performance by Lender shall satisfy any conditions of the Lease requiring performance by Landlord, and Lender shall have a reasonable time to complete such performance as provided in Paragraph 5 hereof.

(B) All notices or other communications required or permitted to be given to Tenant or to Lender pursuant to the provisions of this Agreement shall be in writing and shall be deemed given only if mailed by United States registered mail, postage prepaid, or if sent by nationally recognized overnight delivery service (such as Federal Express or United States Postal Service Express Mail), addressed as follows: to Tenant, at the address first set forth above, Attention:                             ; to Lender, at the address first set forth above, Attention:                              and General Counsel, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Harvey R. Uris, Esq.; or to such other address or number as such party may hereafter designate by notice delivered in accordance herewith. All such notices shall be deemed given three (3) business days after delivery to the United States Post office registry clerk if given by registered mail, or on the next business day after delivery to an overnight delivery courier.

13.

This Agreement may be modified only by an agreement in writing signed by the parties hereto, or their respective successors-in-interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns. The term “Lender” shall mean the then holder of the Security Instrument. The term “Landlord” shall mean the then holder of the landlord’s interest in the Lease. The term “person” shall mean an individual, joint venture, corporation, partnership, trust, limited liability company, unincorporated association or other entity. All references herein to the Lease shall mean the Lease as modified by this Agreement and to any amendments or modifications to the Lease which are consented to in writing by Lender. Any inconsistency

8

between the Lease and the provisions of this Agreement shall be resolved, to the extent of such inconsistency, in favor of this Agreement

14.	THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

15.	This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

9

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By:
Name:
Title:

By:
Name:
Title:

[TENANT]

By:
Name:
Title:

AGREED AND CONSENTED TO: LANDLORD:

[ ]

By:
Name:
Title:

K-1

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK)

On the              day of                      in the year 2006 before me, the undersigned, a notary public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK)

On the              day of                      in the year 2006 before me, the undersigned, a notary public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF	)
	)	ss.
COUNTY OF	)

On the              day of                      in the year 2006 before me, the undersigned, a notary public in and for said state, personally appeared                                          , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

STATE OF	)
	)	ss.
COUNTY OF	)

On the              day of                      in the year 2006 before me, the undersigned, a notary public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

[Notary Seal]	My commission expires:

SCHEDULE A

Legal Description of Property

EXHIBIT L

FORM OF TENANT NOTIFICATION LETTER

[BORROWER LETTERHEAD]

Certified Mail, Return Receipt Requested

[Date]

[Tenant Name]
[Tenant Address]

Re:

Ladies and Gentlemen:

With reference to your lease of space in the above referenced premises (the “Lease”), please be advised that [                                ] (“Owner”) has obtained a secured loan on the above referenced premises with German American Capital Corporation, having an address at 60 Wall Street, New York, New York 10005 (together with its successors and assigns, “Lender”). In connection with such loan, from and after the date hereof and until notified otherwise by written instruction from Lender, all payments pursuant to the Lease should be made payable to:

“[BORROWER NAME] f/b/o German American Capital Corporation, as secured party, Collection Account”

and, if payment is by check, should be sent to:

[BORROWER NAME] f/b/o German American Capital Corporation, as secured party, Collection Account

Account No. [                                    ]

[Lockbox Account P. O. Box and Address]

and, if payment is made by wire transfer, should be sent to:

L-1

Bank:	[Cash Management Bank Name]
Account Name:	[BORROWER NAME] f/b/o German American Capital
Corporation, as secured party, Collection Account
Account No.:	[ ]
ABA No.:	[ ]

If you have any questions regarding this letter, please contact Borrower at [ ].

Very truly yours,

BORROWER:

[ ]

By:
Name:
Title:

cc:	German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention:

L-2

EXHIBIT M

RESERVED

M-1

EXHIBIT N

INTENTIONALLY DELETED

N-1

EXHIBIT O

Standard Form of Lease

O-1

LEASE

This lease between GLB 33 New Montgomery, LP, a Delaware limited partnership (herein Landlord), and                                                                                                                                                , a                                                               (herein Tenant), is dated for reference purposes only as of this                          day of                                         ,                             .

1.	LEASE OF PREMISES.

In consideration of the Rent (as defined in Section 6.) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit “A”, and further described in Section 2.13. The Premises are located within the Building and Project (as described in Sections 2.13. and 2.14.). Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use the Common Area (as defined in Section 2.5.). This Lease confers no rights either to the subsurface of the land below the ground level of the Building in which the Premises is located or to airspace, interior or exterior, above the ceiling of the Building.

2.	DEFINITIONS.

As used in this Lease the following terms shall have the following meanings:

2.1.	ADJUSTMENT DATE: Intentionally deleted.

2.2.	ANNUAL BASE RENT: Annual Base Rent is based on Monthly Installments of Base Rent as set forth in Section 2.10. below.

2.3.	BASE YEAR: The calendar year .

2.4.	COMMENCEMENT DATE: . If the Commencement Date is other than the first day of a month, then the Expiration Date of the Lease shall be extended to the last day of the month in which the Lease expires.

2.5.	COMMON AREA: The building lobbies, common corridors and hallways, rest rooms, and other generally understood public or common areas.

2.6.	EXPIRATION DATE: , unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.7.	INDEX (Section 6.2.): Intentionally deleted.

2.8.	LANDLORD’S ADDRESS FOR NOTICE:

c/o Glenborough Realty Trust Incorporated

400 South El Camino Real, Suite 1100

San Mateo, CA 94402-1708

ATTN: Legal Department

RENT PAYMENT ADDRESS:

GLB 33 New Montgomery, LP

P.O. Box 6022

Hicksville, NY 11802-6022

TENANT’S MAILING ADDRESS:

2.9. LISTING AND LEASING AGENT(S):

.

2.10.	MONTHLY INSTALLMENTS OF BASE RENT:

$ beginning ending
$ beginning ending $ beginning ending $ beginning ending $ beginning ending

2.11.	NOTICE: Except as otherwise provided herein, Notice shall mean any notices, approvals and demands permitted or required to be given under this Lease. Notice shall be given in the form and manner set forth in Section 23.

2.12.	RESERVED.

2.13.	PREMISES: That portion of the floor(s) of the Building located at 33 New Montgomery, San Francisco, CA 94105, commonly referred to as Suite(s) , as shown by diagonal lines on Exhibit “A”. For purposes of this Lease, the Premises is deemed to contain approximately square feet of Rentable Area.

2.14.	PROJECT: The building of which the Premises are a part (the Building) and any other buildings or improvements on the real property (the Property) located at 33 New Montgomery. San Francisco. CA 94105 and further described in Exhibit “B”. The Project is commonly known as 33 New Montgomery.

2.15.	RENTABLE AREA: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

2.16.	SECURITY DEPOSIT (Section 8.): $ .

2.17.	STATE: The State of .

2.18.	TENANT’S FIRST ADJUSTMENT DATE (Section 6.2.): Intentionally deleted.

2.19.	TENANT’S PROPORTIONATE SHARES:

Operating Expenses:             %. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the office portion of the Project, as determined by Landlord from time to time. For purposes of this Lease, the office portion of the Project is deemed to contain approximately 225.563 square feet of Rentable Area.

Tax Costs:             %. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and denominator of which is the total square feet of the Project, as determined by Landlord from time to time. For purposes of this Lease, the Project is deemed to contain approximately 241,379 square feet.

2.20.	TENANT’S USE (Section 9.): General office use, consistent with a first class office building, and not in violation of any exclusive granted to any other tenant: but not a call

(P33NM/Office)	Page 2

center, server farm, dental office, medical office, or high public (guest or invitee) traffic use.

2.21.	TERM: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3.	EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by reference in this Lease:

3.1.	Exhibit A - Floor Plan showing the Premises.
3.2.	Exhibit B - Legal Description.
3.3.	Exhibit C - Building Standard Tenant Improvements.
3.4.	Exhibit D - Drawings.
3.5.	Exhibit E - Rules and Regulations.
3.6.	Exhibit F - Sign Criteria.

Addenda: Attached hereto and made a part of this Lease by reference are Sections                                              .

4.	DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession. Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended. Delivery of possession shall be deemed to occur on the earlier of the date Landlord receives a Certificate of Occupancy or upon substantial completion of the Premises (as certified by Landlord’s architect). If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent (unless otherwise agreed in writing).

Within ten (10) days of delivery of possession Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to the Addendum to Lease, unless written exception is set forth thereon, and (b) that Tenant accepts the Premises. Tenant’s failure to execute and deliver the Acceptance of Premises shall be conclusive evidence, as against Tenant, that Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Addendum to Lease.

In the event Tenant fails to take possession of the Premises following execution of this Lease, Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in connection with entering into this Lease including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Premises, costs incurred in performing Landlord’s Work pursuant to the Addendum to Lease, loss of rental income, attorneys’ fees and costs, and any other damages for breach of this Lease established by Landlord.

5.	INTENDED USE OF THE PREMISES.

The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the Certificate of Occupancy issued for the Building, or is otherwise permitted by law. Tenant’s taking possession of the

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Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenant’s intended use.

6.	RENT.

6.1. Payment of Rent. Tenant shall pay Rent for the Premises. Monthly Installments of Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord at the Rent Payment Address set forth in Section 2.8., or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon execution of this Lease.

6.2. Adjusted Base Rent. Intentionally deleted.

6.3. Additional Rent for Increases in Tax Costs and Operating Expenses. If, in any calendar year during the Term of this Lease, Landlord’s Tax Costs and Operating Expenses (as hereinafter defined) for the Project (hereinafter sometimes together referred to as Direct Costs) shall be higher than in the Base Year specified in Section 2.3., Additional Rent for such Direct Costs payable hereunder shall be increased by an amount equal to Tenant’s Proportionate Share of the difference between Landlord’s actual Direct Costs for such calendar year and the actual Direct Costs of the Base Year. However, if during any calendar year of the Term the occupancy of the Project is less than ninety-five percent (95%), then Landlord shall make an appropriate adjustment of the variable components of Operating Expenses, as reasonably determined by Landlord, to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied during that calendar year. This estimated amount shall be deemed the amount of Operating Expenses for that calendar year. For purposes hereof, “variable components” shall include only those Operating Expenses that are affected by variations in occupancy levels.

6.3.1. Definitions. As used in this Section 6.3.1., the following terms shall have the following meanings:

6.3.1.1. Tax Costs shall mean any and all real estate taxes, other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges (but in no event Landlord’s income or estate taxes) assessed, levied, imposed or becoming a lien upon part or all of the Project or the appurtenances thereto, or attributable thereto, or on the rents, issues, profits or income received or derived therefrom which may be imposed, levied, assessed or charged by the United States or the State, County or City in which the Project is located, or any other local government authority or agency or political subdivision thereof. Tax Costs for each tax year shall be apportioned to determine the Tax Costs for the subject calendar years.

Landlord, at Landlord’s sole discretion, may contest any taxes levied or assessed against the Building or Project during the Term. If Landlord contests any taxes levied or assessed during the Term, Tenant shall pay Landlord Tenant’s Proportionate Share of all costs incurred by Landlord in connection with the contest.

6.3.1.2. Operating Expenses shall mean any and all expenses incurred by Landlord in connection with the management, maintenance, operation, and repair of the office portion of the Project, the equipment, adjacent walks, Common Area, parking areas, the roof, landscaped areas, including, but not limited to, salaries, wages, benefits, pension payments, payroll taxes, worker’s compensation, and other costs related to employees engaged in the management, operation, maintenance and/or repair of the Project; any and all assessments or costs incurred with respect to Covenants, Conditions and/or Restrictions, Reciprocal Easement Agreements or similar documents affecting the

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Building or Project, if any; the cost of all charges to Landlord for electricity, natural gas, air conditioning, steam, water, and other utilities furnished to the Project including any taxes thereon; reasonable attorneys’ fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Project, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State; the cost and expense for third-party consultants, accountants and attorneys; a management fee; energy studies and the amortized cost of any energy or other cost saving equipment used by Landlord to provide services pursuant to the terms of the Lease (including the amortized cost to upgrade the efficiency or capacity of Building Lines, as that term is defined in Section 35. hereof); capital expenditures mandated by governmental legislation; reasonable reserves for replacements as may be customary in the geographic area in which the Project is located; the cost of license fees related to the Project; the cost of all charges for property (all risk), liability, rent loss and all other insurance for the Project to the extent that such insurance is required to be carried by Landlord under any lease, mortgage or deed of trust covering the whole or a substantial part of the Project or the Building, or, if not required under any such lease, mortgage or deed of trust, then to the extent such insurance is carried by owners of properties comparable to the Project; the cost of all building and cleaning supplies and materials; the cost of all charges for security services, cleaning, maintenance and service contracts and other services with independent contractors, including but not limited to the maintenance, operation and repair of all electrical, plumbing and mechanical systems of the Project and maintenance, repair and replacement of any Lines or intrabuilding cabling network (ICN); and the cost of any janitorial, utility or other services to be provided by Landlord.

The following shall not be included within Operating Expenses: (i) costs of capital improvements (except as otherwise set forth above, including any improvements that might be deemed “capital improvements” related to the enhancement or upgrade of the Lines or ICN and related equipment) and costs of curing design or construction defects; (ii) depreciation; (iii) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Landlord’s late payments of such amounts; (iv) real estate broker leasing commissions or compensation; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) attorneys’ fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective tenants of the Building; (vii) rent for space which is not actually used by Landlord in connection with the management and operation of the Building; (viii) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any valid, applicable building code, governmental rule, regulation or law; (ix) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services; (x) the cost of constructing tenant improvements for Tenant or any other tenant of the Building or Project; (xi) Operating Expenses specially charged to any other tenant of the Building or Project; and (xii) the cost of special services, goods or materials provided to any other tenant of the Building or Project.

6.4. Determination and Payment of Tax Costs and Operating Expenses.

6.4.1. On or before the last day of each December during the Term of this Lease, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord’s projected Direct Costs for the succeeding calendar year. If such statement of projected Direct Costs indicates the Direct Costs will be higher than in the Base Year, then the Rent due from Tenant hereunder for the next succeeding year shall be increased by an amount equal to Tenant’s

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Proportionate Share of the difference between the projected Direct Costs for the calendar year and the Base Year. If during the course of the calendar year Landlord determines that actual Direct Costs will vary from its estimate by more than five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord’s revised estimate of Direct Costs. On the next payment date for Monthly Installments of Rent following Tenant’s receipt of either such statement, Tenant shall pay to Landlord an additional amount equal to such monthly Rent increase adjustment (as set forth on Landlord’s statement). Thereafter, the monthly Rent adjustment payments becoming due shall be in the amount set forth in such projected Rent adjustment statement from Landlord. Neither Landlord’s failure to deliver nor late delivery of such statement shall constitute a default by Landlord or a waiver of Landlord’s right to any Rent adjustment provided for herein.

6.4.2. On or before the first day of each April during the Term of this Lease, Landlord shall furnish to Tenant a written statement of reconciliation (the Reconciliation) showing in reasonable detail Landlord’s actual Direct Costs for the prior year, together with a full statement of any adjustments necessary to reconcile any sums paid as estimated Rent adjustments during the prior year with those sums actually payable for such prior year. In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within ten (10) days of receipt of such Reconciliation. In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the sums next becoming due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant. Neither Landlord’s failure to deliver nor late delivery of such Reconciliation to Tenant by April first shall constitute a default by Landlord or operate as a waiver of Landlord’s right to collect all Rent due hereunder.

6.4.3. So long as Tenant is not in default under the terms of the Lease and provided Notice of Tenant’s request is given to Landlord within thirty (30) days after Tenant’s receipt of the Reconciliation, Tenant may inspect Landlord’s Reconciliation accounting records relating to Direct Costs at Landlord’s corporate office, during normal business hours, for the purpose of verifying the charges contained in such statement. The audit must be completed within sixty (60) days of Landlord’s receipt of Tenant’s Notice, unless such period is extended by Landlord (in Landlord’s reasonable discretion). Before conducting any audit however, Tenant must pay in full the amount of Direct Costs billed. Tenant may only review those records that specifically relate to Direct Costs. Tenant may not review any other leases or Landlord’s tax returns or financial statements. In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing records related to commercial property operations. The proposed accountant is subject to Landlord’s reasonable prior approval. The audit shall be conducted in accordance with generally accepted rules of auditing practices. Tenant may not conduct an audit more often than once each calendar year. Tenant may audit records relating to a calendar year only one time. No audit shall cover a period of time other than the calendar year from which Landlord’s Reconciliation was generated. Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data. Tenant and Tenant’s auditor shall keep confidential any agreements involving the rights provided in this section and the results of any audit conducted hereunder. As a condition precedent to Tenant’s right to conduct an audit, Tenant’s auditor shall sign a confidentiality agreement in a form reasonably acceptable to Landlord. However, Tenant shall be permitted to furnish information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant.

6.5. Definition of Rent. All costs and expenses other than Base Rent, that Tenant assumes or agrees or is obligated to pay to Landlord under this Lease shall be deemed Additional Rent (which, together with the Base Rent, is sometimes referred to as Rent).

6.6. Taxes on Tenant’s Use and Occupancy. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or

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reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

7.	LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to ten percent (10%) of each such installment if any such installment is not received by Landlord within five (5) days from the date it is due. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered as a result of such late payment by Tenant. However, the late charge is not intended to cover Landlord’s attorneys’ fees and costs relating to delinquent Rent. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to such late payment by nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. Late charges are deemed Additional Rent.

In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such Rent when due.

8.	SECURITY DEPOSIT.

Upon execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount set forth in Section 2.16. as security for Tenant’s performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to timely pay any Rent or other amount due under this Lease, or fails to perform any of the terms hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for in Section 19. hereof.

If Tenant defaults under this Lease more than two (2) times during the Lease term, irrespective of whether such default is cured, then, without limiting Landlord’s other rights and remedies, Landlord may, in Landlord’s sole discretion, modify the amount of the required Security Deposit. Within ten (10) days after Notice of such modification, Tenant shall submit to Landlord the required additional sums. Tenant’s failure to do so shall

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constitute an act of default, and Landlord shall have the right to exercise any remedy provided for in Section 19 . hereof.

If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default on any of its obligations hereunder, then within the time period statutorily prescribed after Tenant vacates the Premises, Landlord shall return to Tenant (or, at Landlord’s option, to the last subtenant or assignee of Tenant’s interest hereunder) the Security Deposit less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease.

9.	TENANT’S USE OF THE PREMISES.

The provisions of this Section are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Building or Project.

9.1. Use. Tenant shall use the Premises solely for the purposes set forth in Section 2.20. No change in the Use of the Premises shall be permitted, except as provided in this Section 9.

9.1.1. If, at any time during the Term hereof, Tenant desires to change the Use of the Premises, including any change in Use associated with a proposed assignment or sublet of the Premises, Tenant shall provide Notice to Landlord of its request for approval of such proposed change in Use. Tenant shall promptly supply Landlord with such information concerning the proposed change in Use as Landlord may reasonably request. Landlord shall have the right to approve such proposed change in Use, which approval shall not be unreasonably withheld. Landlord’s consent to any change in Use shall not be construed as a consent to any subsequent change in Use.

9.2. Observance of Law. Tenant shall not use or occupy the Premises or permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the Certificate of Occupancy. Tenant shall promptly comply, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be imposed which shall by reason of Tenant’s Use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to Tenant’s Use or occupation. Further, Tenant shall, at Tenant’s sole cost and expense, bring the Premises into compliance with all such laws, including the Americans With Disabilities Act of 1990, as amended (ADA), whether or not the necessity for compliance is triggered by Tenant’s Use, and Tenant shall make, at its sole cost and expense, any changes to the Premises required to accommodate Tenant’s employees with disabilities (any work performed pursuant to this Section shall be subject to the terms of Section 12. hereof). The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement in the use or occupancy of the Premises, Building or Project shall be conclusive of that fact as between Landlord and Tenant.

9.3. Insurance. Tenant shall not do or permit to be done anything which will contravene, invalidate or increase the cost of any insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord’s insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.

9.4. Nuisance and Waste. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the

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Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

9.5. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer in connection with Tenant’s occupancy shall be paid by Tenant upon Landlord’s demand. Tenant shall not install business machines or mechanical equipment which will in any manner cause noise objectionable to or injure other tenants in the Project.

9.6. Hazardous Material. Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Building or Project any toxic or hazardous gaseous, liquid, or solid material or waste, or any other hazardous material defined or listed in any applicable federal, state or local law, rule, regulation or ordinance. If Landlord grants its consent, Tenant shall comply with all applicable laws with respect to such hazardous material, including all laws affecting the use, storage and disposal thereof. If the presence of any hazardous material brought to the Premises, Building or Project by Tenant or Tenant’s employees, agent or contractors results in contamination, Tenant shall promptly take all actions necessary, at Tenant’s sole cost and expense, to remediate the contamination and restore the Premises, Building or Project to the condition that existed before introduction of such hazardous material. Tenant shall first obtain Landlord’s approval of the proposed remedial action and shall keep Landlord informed during the process of remediation.

Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, emitting, or disposing of toxic or hazardous material whether or not consent to same has been granted by Landlord. Tenant’s duty to defend, hold-harmless and indemnify Landlord hereunder shall survive the expiration or termination of this Lease. The consent requirement contained herein shall not apply to ordinary office products that may contain de minimis quantities of hazardous material; however, Tenant’s indemnification obligations are not diminished with respect to the presence of such products. Tenant acknowledges that Tenant has an affirmative duty to immediately notify Landlord of any release or suspected release of hazardous material in the Premises or on or about the Project.

Medical waste and any other waste, the removal of which is regulated, shall be contracted for and disposed of by Tenant, at Tenant’s expense, in accordance with all applicable laws and regulations. No material shall be placed in Project trash boxes, receptacles or Common Areas if the material is of such a nature that it cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the State without being in violation of any law or ordinance.

10.	SERVICES AND UTILITIES.

Landlord agrees to furnish services and utilities to the Premises during normal business hours on generally recognized business days subject to the Rules and Regulations of the Building or Project and provided that Tenant is not in default hereunder. Services and utilities shall include reasonable quantities of electricity, heating, ventilation and air conditioning (HVAC) as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises; lighting replacement for building standard lights; window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area. Landlord shall supply common area water for drinking, cleaning and restroom purposes only. Tenant, at Tenant’s sole cost and expense, shall supply all paper and other products used within the Premises. During normal business hours on generally recognized business days, Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building and shall furnish elevator service and restroom supplies. If Tenant desires HVAC or other customary Building services at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord’s charges therefor on demand. Landlord may provide telecommunications lines and systems as discussed in Section 35. hereof.

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If permitted by law, Landlord shall have the right, in Landlord’s reasonable discretion, at any time and from time to time during the Term, to contract for the provision of electricity (or any other utility) with, and to switch from, any company providing such utility. Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow such parties access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility) supplied to the Premises or Project, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.

Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines, word processing equipment, personal computers, or machines using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of desk top office equipment and photocopy equipment ordinarily in use in premises designated as general office space, as determined by Landlord. Tenant shall not connect any apparatus to electric current except through existing electrical outlets in the Premises.

Tenant shall not consume electric current in excess of that usually furnished or supplied for the use of premises as office space (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse. In the event of consent, electrical current shall be separately metered in Tenant’s name and paid for by Tenant. The cost of any such meter and its installation, maintenance and repair shall be paid by Tenant.

Notwithstanding anything contained herein to the contrary, if Tenant is granted the right to purchase electricity from a provider other than the company or companies used by Landlord, Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant’s electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant’s electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant’s electricity provider.

Nothing contained in this Section shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises. If the separate metering of utilities furnished to the Premises is due to Tenant’s excessive use of electric current, then the cost of any such meter and its installation, maintenance and repair shall be paid by Tenant. If Landlord requires separate metering for reasons other than Tenant’s excessive consumption of electric current, then the cost of any such meter and its installation, maintenance and repair shall be paid by Landlord. In either event, accounts for all such separately metered utilities shall be in Tenant’s name and paid for by Tenant.

If Tenant uses heat generating machines or equipment in the Premises that affects the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand therefor.

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11.	REPAIRS AND MAINTENANCE.

11.1. Landlord’s Obligations. Landlord shall make structural repairs except as specified herein and shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building. If applicable, Landlord shall also maintain in good order, condition and repair the Lines and related equipment, the cost of which is a reimbursable expense unless responsibility therefor is assigned to a particular tenant.

11.2. Tenant’s Obligations.

11.2.1. Tenant shall, at Tenant’s sole expense and except for services furnished by Landlord pursuant to Section 10. hereof, maintain the Premises in good order, condition and repair. For the purposes of this Section 11.2.1., the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant, including without limitation the interior surfaces of the ceilings, walls and floors; all doors; all interior and exterior windows; dedicated heating, ventilating and air conditioning equipment; all plumbing, pipes and fixtures; electrical switches and fixtures; internal wiring as it connects to the ICN, if applicable; and Building Standard Tenant Improvements, if any.

11.2.2. Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof to the satisfaction of Landlord, the need for which arises out of (a) Tenant’s use or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant’s Property (as defined in Section 13.) in the Premises, (c) the moving of Tenant’s Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

11.2.3. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

11.3. Compliance with Law. Landlord and Tenant shall each do all acts necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. The provisions of Section 9.2. are deemed restated here.

11.4. Notice of Defect. If it is Landlord’s obligation to repair, Tenant shall give Landlord prompt Notice, regardless of the nature or cause, of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

11.5. Landlord’s Liability. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Project, Building or Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s conduct of its business in the Premises.

12.	CONSTRUCTION, ALTERATIONS AND ADDITIONS.

12.1. Landlord’s Construction Obligations. Landlord shall perform Landlord’s Work to the Premises as described in Exhibit “D”. Landlord reserves the right, in Landlord’s sole and absolute discretion, to require any and all construction or other work performed in the Building to be provided by union labor.

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12.2. Tenant’s Construction Obligations. Tenant shall perform Tenant’s Work to the Premises as described in Exhibit “D” and shall comply with all of the provisions of this Section 12. Landlord reserves the right, in Landlord’s sole and absolute discretion, to require any and all construction or other work performed in the Building to be provided by union labor.

12.3. Tenant’s Alterations and Additions. Except as provided in Section 12.2. above, Tenant shall not make any other additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord’s consent may be conditioned, without limitation, on Tenant removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All of Tenant’s Work described in Exhibit “D”, as well as any addition, alteration or improvement, shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the ADA) and shall be done in a good and professional manner by properly qualified and licensed personnel approved by Landlord. All work shall be diligently prosecuted to completion. Upon completion, Tenant shall furnish Landlord “as-built” plans. Prior to commencing any such work, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor’s and subcontractor’s insurance coverage for Builder’s Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers’ compensation, employer’s liability and auto liability, all in amounts reasonably satisfactory to Landlord; and indemnification in a form reasonably satisfactory to Landlord. The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located. Landlord reserves the right, in Landlord’s sole and absolute discretion, to require any and all construction or other work performed in the Building to be provided by union labor.

Landlord may require, in Landlord’s sole discretion and at Tenant’s sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one-half (1-1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises. Nothing contained in this Section 12.3. shall relieve Tenant of its obligation under Section 12.4. to keep the Premises, Building and Project free of all liens.

12.4. Payment. Tenant shall pay the costs of any work done on the Premises pursuant to Sections 12.2. and 12.3., and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the Premises. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

12.5. Property of Landlord. Except as otherwise set forth herein, all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term unless their removal is required by Landlord as provided in Section 12.3., provided, however, Tenant’s equipment, machinery and trade fixtures shall remain the Property of Tenant and shall be removed, subject to the provisions of Section 12.2.

13.	LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY.

13.1. Leasehold Improvements. All fixtures, equipment (including air-conditioning or heating systems), improvements and appurtenances attached to or built into the Premises at the commencement or during the Term of the Lease (Leasehold Improvements), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13.2., unless Landlord, by Notice to Tenant not later than thirty (30) days prior to the expiration of the Term, elects to have Tenant remove any Leasehold Improvements installed

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by Tenant. In such case, Tenant, at Tenant’s sole cost and expense and prior to the expiration of the Term, shall remove the Leasehold Improvements and repair any damage caused by such removal.

13.2. Tenant’s Property. All signs, notices, displays, movable partitions, business and trade fixtures, machinery and equipment (excluding air-conditioning or heating systems, whether installed by Tenant or not), personal telecommunications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, Tenant’s Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense.

14.	INDEMNIFICATION.

14.1. Tenant Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of: (a) Tenant’s use and occupancy of the Premises, or the Building or Project, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Project; (b) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (c) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invitees or contractors (including agents or contractors who perform work outside of the Premises for Tenant). At Landlord’s request, Tenant shall, at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting solely from the gross negligence or willful misconduct of Landlord or its authorized agents.

14.2. Landlord Not Liable. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources, unless the condition was the sole result of Landlord’s gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project or for the acts of persons in, on or about the Premises, Building or the Project who are not the authorized agents of Landlord or for losses due to theft, vandalism or like causes.

Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building or on the Project is solely within Landlord’s discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.

15.	TENANT’S INSURANCE.

15.1. Insurance Requirement. Tenant shall procure and maintain insurance coverage in accordance with the terms hereof, either as specific policies or within blanket policies. Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease. The cost of such insurance shall be borne by Tenant.

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Insurance shall be with insurers licensed to do business in the State, and acceptable to Landlord. The insurers must have a current A.M. Best’s rating of not less than A:VII, or equivalent (as reasonably determined by Landlord) if the Best’s rating system is discontinued.

Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this Section 15. before the date Tenant is first given access to the Premises. All certificates and endorsements are to be received and approved by Landlord before any work commences. Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time. Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord. Tenant shall furnish Landlord with renewal certificates and amendments or a “binder” of any such policy at least twenty (20) days prior to the expiration thereof. Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled, except after thirty (30) days prior written notice to Landlord and Landlord’s lender (if such lender’s address is provided).

The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions: (a) Landlord and any parties designated by Landlord shall be covered as additional insureds as their respective interests may appear; and (b) Tenant’s insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insureds. Any insurance or self-insurance maintained by Landlord shall be excess of Tenant’s insurance and shall not contribute with it.

15.2. Minimum Scope of Coverage. Coverage shall be at least as broad as set forth herein. However, if, because of Tenant’s Use or occupancy of the Premises, Landlord determines, in Landlord’s reasonable judgment, that additional insurance coverage or different types of insurance are necessary, then Tenant shall obtain such insurance at Tenant’s expense in accordance with the terms of this Section 15.

15.2.1. Commercial General Liability (ISO occurrence form CG 00 01) which shall cover liability arising from Tenant’s Use and occupancy of the Premises, its operations therefrom, Tenant’s independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

15.2.2. Workers’ Compensation insurance as required by law, and Employers Liability insurance.

15.2.3. Commercial Property Insurance (ISO special causes of loss form CP 10 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (a) all leasehold improvements (including any alterations, additions or improvements made by Tenant pursuant to the provisions of Section 12. hereof) in, on or about the Premises; and (b) trade fixtures, merchandise and Tenant’s Property from time to time in, on or about the Premises. The proceeds of such property insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) above shall be paid to Tenant.

15.2.4. Business Auto Liability.

Landlord shall, during the Term hereof, maintain in effect similar insurance on the Building and Common Area.

15.2.5. Business Interruption and Extra Expense Insurance.

15.3. Minimum Limits of Insurance. Tenant shall maintain limits not less than:

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15.3.1. Commercial General Liability: $3,000,000 per occurrence. If the insurance contains a general aggregate limit, either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be at least twice the required occurrence limit.

15.3.2. Employer’s Liability: $1,000,000 per accident for bodily injury or disease.

15.3.3. Commercial Property Insurance: 100% replacement cost with no coinsurance penalty provision.

15.3.4. Business Auto Liability: $1,000,000 per accident.

15.3.5. Business Interruption and Extra Expense Insurance: In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.

15.4. Deductible and Self-Insured Retention. Any deductible or self-insured retention in excess of $5,000 per occurrence must be declared to and approved by Landlord. At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.

15.5. Increases in Insurance Policy Limits. If the coverage limits set forth in this Section 15. are deemed inadequate by Landlord or Landlord’s lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord’s lender. Landlord agrees that any such required increases in coverage limits shall not occur more frequently than once every three (3) years.

15.6. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives, contractors and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage.

15.7. Landlord’s Right to Obtain Insurance for Tenant. If Tenant fails to obtain the insurance coverage or fails to provide certificates and endorsements as required by this Lease, Landlord may, at its option, obtain such insurance for Tenant. Tenant shall pay, as Additional Rent, the reasonable cost thereof together with a twenty-five percent (25%) service charge.

16.	DAMAGE OR DESTRUCTION.

16.1. Damage. If, during the Term of this Lease, the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord’s opinion, be completed, under applicable laws and regulations, within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 16.4. hereof. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant, its agents or employees, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 16.4. If the damage is due to the fault or neglect of Tenant, its agents or employees and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.

Notwithstanding anything contained in the Lease to the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior Notice to the other party provided such Notice is served within thirty (30) days after the damage or destruction. For purposes of this Section 16.1.,

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“partial damage or destruction” shall mean the damage or destruction of at least thirty-three and one-third percent (33 and 1/3%) of the Premises, as determined by Landlord in Landlord’s reasonable discretion.

16.2. Repair of Premises in Excess of One Hundred Eighty Days. If in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect, upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

16.3. Repair Outside Premises. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord’s opinion repair thereof cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

16.4. Tenant Repair. If the Premises are to be repaired under this Section 16., Landlord shall repair at its cost any injury or damage to the Building and Building Standard Tenant Improvements, if any. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property (as well as reconstructing and reconnecting Tenant’s internal Lines and related equipment). Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

16.5. Election Not to Perform Landlord’s Work. Notwithstanding anything to the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises (if Landlord elects to perform such work), and, within ten (10) days of its receipt of such Notice, Tenant shall provide Notice to Landlord of its intent to reoccupy the Premises. Should Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant not to re-occupy the Premises and Landlord may elect not to perform the repair or replacement of the Premises. Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent.

16.6. Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of an express agreement shall have no application.

17.	EMINENT DOMAIN.

17.1. Whole Taking. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

17.2. Partial Taking. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to

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continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after either such Notice. Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, Base Rent and Tenant’s Proportionate Share shall be equitably adjusted.

17.3. Proceeds. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however, Tenant shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property and damage to Leasehold Improvements installed at the sole expense of Tenant.

17.4. Landlord’s Restoration. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant’s Property and any other Leasehold Improvements.

18.	ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 18.

18.1. No Assignment or Subletting. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any party other than Tenant. Any of the foregoing acts without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

18.1.1. For purposes of this Section 18., the following shall be deemed an assignment:

18.1.1.1. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership;

18.1.1.2. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%), or any sale (or cumulative sales) or transfer of fifty-one (51%) or more of the value of the assets of Tenant provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded.

18.2. Landlord’s Consent. If, at any time or from time to time during the Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises, and if Tenant is not then in default under the terms of the Lease, Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant, and a copy of the proposed form of assignment or sublease. Tenant’s request for consent shall be submitted to Landlord at least thirty (30) days prior to the intended date of such transfer. Tenant shall promptly supply Landlord with such information concerning the business background and financial

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condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld. In no event however, shall Landlord be required to consent to any assignment or sublease (a) to an existing tenant in the Project or (b) that may violate any restrictions contained in any mortgage, lease or agreement affecting the Project. Landlord’s consent to any assignment shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy or use.

18.2.1. Landlord’s approval shall be conditioned, among other things, on Landlord’s receiving adequate assurances of future performance under this Lease and any sublease or assignment. In determining the adequacy of such assurances, Landlord may base its decision on such factors as it deems appropriate, including but not limited to:

18.2.1.1. that the source of rent and other consideration due under this Lease, and, in the case of assignment, that the financial condition and operating performance and business experience of the proposed assignee and its guarantors, if any, shall be equal to or greater than the financial condition and operating performance and experience of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

18.2.1.2. that any assumption or assignment of this Lease will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provided by Landlord pursuant to Section 10. hereof and will not disturb or be detrimental to other tenants of Landlord;

18.2.1.3. whether the proposed assignee’s use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and

18.2.1.4. that assumption or assignment of such lease will not disrupt any tenant mix or balance in the project.

18.2.2. The assignment or sublease shall be on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;

18.2.3. No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

18.2.4. No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;

18.2.5. Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any real estate brokerage commissions or fees payable to third parties in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.

If Landlord consents to the proposed transfer, Tenant shall deliver to Landlord three (3) fully executed original documents (in the form previously approved by Landlord) and Landlord shall attach its consent thereto. Landlord shall retain one (1) fully executed original document. No transfer of Tenant’s interest in this Lease shall be deemed effective until the terms and conditions of this Section 18. have been fulfilled.

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18.3. Tenant Remains Responsible. No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

18.4. Conversion to a Limited Liability Entity. Notwithstanding anything contained herein to the contrary, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners, or entities), the change or conversion of Tenant to (a) a limited liability company, (b) a limited liability partnership, or (c) any other entity which possesses the characteristics of limited liability (any such limited liability entity is collectively referred to herein as a “Successor Entity”) shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord’s sole discretion.

18.4.1. Notwithstanding the preceding paragraph, Landlord agrees not to unreasonably withhold or delay such consent provided that:

18.4.1.1. The Successor Entity succeeds to all or substantially all of Tenant’s business and assets;

18.4.1.2. The Successor Entity shall have a tangible net worth (Tangible Net Worth), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Tangible Net Worth of Tenant on (a) the date of execution of the Lease, or (b) the day immediately preceding the proposed effective date of such conversion; and

18.4.1.3. Tenant is not in default of any of the terms, covenants, or conditions of this Lease on the proposed effective date of such conversion.

18.5. Payment of Fees. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment, subletting or conversion to a limited liability entity, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative fee of Three Hundred and 00/100 Dollars ($300.00) plus costs and other reasonable expenses incurred by Landlord in connection with each such act or request.

19.	DEFAULT.

19.1. Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant.

19.1.1. If Tenant abandons or vacates the Premises.

19.1.2. If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for three (3) days after receipt of Notice thereof from Landlord to Tenant.

19.1.3. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after Notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30)

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days, if Tenant fails to commence to cure within that thirty (30) day period and diligently prosecute to completion.

19.1.4. Tenant’s failure to occupy the Premises within ten (10) days after delivery of possession (as defined in Section 4. hereof).

19.1.5. Tenant’s failure to provide any document, instrument or assurance as required by Sections 12., 15., 18. and/or 35. if the failure continues for three (3) days after receipt of Notice from Landlord to Tenant.

19.1.6. To the extent provided by law:

19.1.6.1. If a writ of attachment or execution is levied on this Lease or on substantially all of Tenant’s Property; or

19.1.6.2. If Tenant or Tenant’s Guarantor makes a general assignment for the benefit of creditors; or

19.1.6.3. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or

19.1.6.4. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so); or

19.1.6.5. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections 19.1.6.1. through above.

19.2. Landlord Remedies. In the event of Tenant’s default hereunder, then, in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right to collect interest on all past due sums (at the maximum rate permitted by law to be charged by an individual), and, at Landlord’s option and without further notice or demand of any kind, to do the following:

19.2.1. Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

19.2.2. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

19.2.3. Reenter the Premises under the provisions of Section 19.2.2., and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord reenters the Premises under the provisions of Sections 19.2.2. or 19.2.3. above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s obligations under the Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the

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right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of Rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

19.3. Damages Recoverable. Should Landlord elect to terminate this Lease under the provisions of Section 19.2., Landlord may recover as damages from Tenant the following:

19.3.1. Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease (except Rent that was abated as a result of damage or destruction or condemnation); plus

19.3.2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided; plus

19.3.3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the unpaid Rent that Tenant proves could be reasonably avoided; plus

19.3.4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in Sections 19.3.1. and 19.3.2. above, is to be computed by allowing interest at the maximum rate permitted by law to be charged by an individual. “The worth at the time of the award” as used in Section 19.3.3. above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

19.4. Landlord’s Right to Cure Tenant’s Default. If Tenant defaults in the performance of any of its obligations under this Lease and Tenant has not timely cured the default after Notice, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest at the maximum rate permitted by law to be charged by an individual.

19.5. Landlord’s Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of Notice from Tenant specifying such default, or, if such default cannot reasonably be cured within thirty (30) days if Landlord fails to commence to cure within that thirty (30) day period and diligently prosecute to completion, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, it is expressly

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understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

19.6. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

19.7. Tenant’s Right to Cure Landlord’s Default. If, after Notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord’s expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

20.	WAIVER.

No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved (excluding the collection of a late charge or interest).

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

21.	SUBORDINATION AND ATTORNMENT.

This Lease is and shall be subject and subordinate to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) now or hereafter placed on or against the Building or on or against Landlord’s interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Nevertheless, Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

Notwithstanding anything contained herein to the contrary, if any mortgagee, trustee or ground lessor shall elect that this Lease is senior to the lien of its mortgage, deed of trust or ground lease, and shall give written

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notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this lease.

22.	TENANT ESTOPPEL CERTIFICATES.

22.1. Landlord Request for Estoppel Certificate. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises.

22.2. Failure to Execute. Tenant’s failure to execute and deliver such statement within the time required shall at Landlord’s election be a default under this Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter-claim or deduction against Rent and (c) not more than one month’s Rent has been paid in advance.

23.	NOTICE.

Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows: (a) if to Landlord, to Landlord’s Address for Notice with a copy to the Building manager, and (b) if to Tenant, to Tenant’s Mailing Address; provided, however, Notices to Tenant shall be deemed duly served or given if delivered or sent to Tenant at the Premises. Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice. Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of Notice in a particular manner, service of that Notice in accordance with those particular requirements shall replace rather than supplement any Notice requirement set forth in the Lease.

24.	TRANSFER OF LANDLORD’S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord’s obligations hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

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25.	SURRENDER OF PREMISES.

25.1. Clean and Same Condition. Upon the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall remove Tenant’s Property no later than the Expiration Date. If Tenant is required by Landlord to remove any additions, alterations, or improvements under Section 12.3., Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement made pursuant to Section 12.3. and/or from Tenant’s use or from the removal of Tenant’s Property pursuant to Section 13.2. shall be repaired (in accordance with Landlord’s reasonable direction) no later than the Expiration Date by Tenant at Tenant’s sole cost and expense. On the Expiration Date, Tenant shall surrender all keys to the Premises.

25.2. Failure to Deliver Possession. If Tenants fails to vacate and deliver possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required by Section 12.3., Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant’s failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.

25.3. Property Abandoned. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

26.	HOLDING OVER.

Tenant shall not occupy the Premises after the Expiration Date without Landlord’s consent. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only upon all the provisions of this Lease (except as to the term and Base Rent). Monthly Installments of Base Rent payable by Tenant during this period shall be increased to the greater of one hundred fifty percent (150%) of the fair market rental value of the Premises (as reasonably determined by Landlord) or two hundred percent (200%) of the Monthly Installments of Base Rent payable by Tenant in the final month of the Term. The tenancy may be terminated by either party by delivering a thirty (30) day Notice to the other party. Nothing contained in this Section 26. shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law.

27.	RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “E” and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Project. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

28.	CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) being found to have caused an actual or constructive eviction from the Premises; or (c) being found to have disturbed Tenant’s use or possession of the Premises.

28.1. Name. To name the Building and Project and to change the name or street address of the Building or Project.

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28.2. Signage. To install and maintain all signs on the exterior and interior of the Building and Project.

28.3. Access. To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s files, vaults and safes.

28.4. Physical Changes. To stripe or re-stripe, re-surface, enlarge, change the grade or drainage of and control access to the parking lot; to assign and reassign spaces for the exclusive or nonexclusive use of tenants (including Tenant); and to locate or relocate parking spaces assigned to Tenant.

28.5. Inspection. At any time during the Term, and on prior telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof.

28.6. Entry. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry.

28.7. Common Area Regulation. To exclusively regulate and control use of the Common Area.

29.	ADVERTISEMENTS AND SIGNS.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord.

30.	RELOCATION OF PREMISES.

Landlord shall have the right to relocate the Premises to another part of the Building at any time after the execution and delivery of the Lease upon at least thirty (30) days prior Notice to Tenant. The new premises shall be similar in size to the Premises described in this Lease and shall be leased to Tenant on the same terms and conditions as provided in the Lease, except that if the new premises contains more or less square footage, then there shall be a proportionate adjustment in Rent. Landlord shall pay reasonable expenses incurred moving Tenant’s Property to the new premises. Upon completion of such relocation, the new premises shall be the Premises for all purposes under the Lease and the parties shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

31.	GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

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32.	FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 32. shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

33.	BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 2.9. of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

34.	QUIET ENJOYMENT.

Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

35.	TELECOMMUNICATIONS.

35.1. Landlord’s Consent. Tenant may install, maintain, replace, remove, use or modify communications or computer wires, cables and related devices (collectively, the “Lines”) at the Building in or exclusively serving the Premises, only with Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Any request for consent under this Section, shall contain detailed plans, schematics, specifications identifying all work to be performed, the time schedule for completion of the work, the identity of the entity that will provide service to the Lines and the identity of the entity that will perform the proposed work (which entity shall be subject to Landlord’s approval). Landlord shall have a reasonable time in which to evaluate the request after it is submitted by Tenant. Landlord may condition its consent, among other things, by requiring (i) that Tenant remove existing Lines located in or serving the Premises, and (ii) Tenant’s proposed service provider to pay reasonable monetary compensation for the use and occupation of the Building. Once Landlord’s consent is obtained, Landlord’s consent shall not be required for subsequent moves, additions or changes when the equipment being installed, repaired or maintained is not located in an area in which any telecommunications Lines or equipment of any other tenant or of Landlord are located.

35.1.1. Landlord’s approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intra-building cabling network (ICN) and makes no representation regarding the suitability of the ICN for Tenant’s intended use.

35.1.2. If Landlord consents to Tenant’s proposal, Tenant shall: (a) pay all costs in connection therewith (including all costs related to new Lines); (b) comply with all requirements and conditions of this Section; (c) install, use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment (Laws). Tenant shall further insure that: (i) Tenant’s contractor complies with the provisions of this Section and Landlord’s reasonable requirements governing any work performed; (ii) Tenant’s

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contractor provides all insurance required by Landlord; (iii) any work performed shall comply with all Laws; and (iv) as soon as the work is completed, Tenant shall submit “as-built” drawings to Landlord.

35.1.3. Notwithstanding anything herein to the contrary, if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause a radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate the Lines therefor (including riser cables) to prevent such excessive electromagnetic fields or radiation, or cause such Lines to be removed from the property if it is not possible to insulate the Lines.

35.2. Landlord’s Rights. Landlord reserves the right to require Tenant to remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord gives Tenant Notice prior to, or within thirty (30) days following, such termination. Any Lines not removed by Tenant shall, at Landlord’s option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Section, Landlord may, after twenty (20) days Notice to Tenant, remove such Lines or remedy such other violation at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void.

35.3. Indemnification. In addition to any other indemnification obligations under this Lease, Tenant shall defend, indemnify and hold harmless Landlord and its employees, agents, officers, and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including reasonable attorneys’ fees) arising out of or in any way related to the acts and omissions of Tenant, Tenant’s officers, directors, employees, agents, contractors, subcontractors, subtenants, and invitees with respect to: (a) any Lines or equipment related thereto serving Tenant in the Building; (b) any bodily injury (including wrongful death) or property damage (real or personal) arising out of or related to any Lines or equipment related thereto serving Tenant in the Building; (c) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Lines or equipment related thereto; and (d) any violations of Laws or demands of governmental authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such Lines or equipment related thereto. This indemnification and hold harmless agreement shall survive the termination of this Lease. Under no circumstances shall Landlord be liable for interruption in telecommunications services to Tenant or any other entity affected, for electrical spikes or surges, or for any other cause whatsoever, whether by Act of God or otherwise, even if the same is caused by the ordinary negligence of Landlord, Landlord’s contractors, subcontractors, or agents or other tenants, subtenants, or their contractors, subcontractors, or agents.

36.	MISCELLANEOUS.

36.1. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

36.2. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

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36.3. Attorneys’ Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e., the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

36.4. Captions and Section Numbers. The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.

36.5. Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

36.6. Choice of Law. This Lease shall be construed and enforced in accordance with the Laws of the State.

36.7. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

36.8. Authority. If Tenant is not an individual signing on his or her own behalf, then each individual signing this Lease on behalf of the business entity that constitutes Tenant represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other memorandum of resolution if Tenant is a limited partnership, general partnership or limited liability entity, authorizing such execution.

36.9. Waiver of Right to Jury Trial. Landlord and Tenant hereby waive their respective rights to a trial by jury of any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant’s Use or occupancy of the Premises, Building or Project (including any claim of injury or damage or the enforcement of any remedy under any current or future laws, statutes, regulations, codes or ordinances).

36.10. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

36.11. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

36.12. Furnishing of Financial Statements; Tenant’s Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

36.13. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

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36.14. Prior Agreements; Amendments. This Lease and the schedules and addenda attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit “E” attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (Representations) between Landlord and Tenant concerning the Premises and the Building and Project, and there are no Representations, either oral or written, between them other than those in this Lease.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.

Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

36.15. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

36.16. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

36.17. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and successors and assigns of the parties.

36.18. Time Is of the Essence. Time is of the essence of this Lease.

36.19. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

36.20. Consent to Press Release. Landlord may, after the Lease is fully executed, issue a press release containing the following information: (i) Tenant’s name and the nature of Tenant’s business; (ii) the Term; (iii) the square footage leased and the Building name and location; (iv) the name of the brokers who represented Landlord and Tenant; and (v) such other general information as may be customarily included in similar press releases. Tenant hereby consents to such a press release.

[Remainder of page intentionally blank; signature blocks on next page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page 1.

LANDLORD:

GLB 33 NEW MONTGOMERY, LP

A Delaware limited partnership

By:	GLB 33 New Montman, LLC A Delaware limited liability company Its General Partner

By:
Its:

TENANT:

,
a

By:
Its

By:
Its

(P33NM/Office)	Page 30

SHOPPING CENTER LEASE

This lease between GLENBOROUGH FUND IX, LLC, a Delaware limited liability company (herein Landlord), and                                                                                  , a                                                               (herein Tenant), is dated for reference purposes only as of this                      day of                         ,                 .

1.	LEASE OF PREMISES.

In consideration of the Rent (as defined in Section 6.) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit “A”, and further described in Section 2.16. The Premises are located within the Building, Shopping Center and Complex (as described in Sections 2.16. and 2.19.).

2.	DEFINITIONS.

As used in this Lease the following terms shall have the following meanings:

2.1.	ANNUAL BASE RENT: Annual Base Rent is based on the Monthly Installments of Base Rent as set forth in Section 2.11. below.

2.2.	BASE RENT ADJUSTMENT DATE: Intentionally deleted.

2.3.	COMMENCEMENT DATE: . If the Commencement Date is other than the first day of a month, then the Expiration Date of the Lease shall be extended to the last day of the month in which the Lease expires.

2.4.	COMMON AREA (Section 7.): All areas and facilities outside the Premises and within the exterior boundaries of the Shopping Center that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of the Shopping Center and their respective authorized representatives and invitees. Common Area includes, without limitation, pedestrian walkways and patios, landscaped areas, sidewalks, service corridors, rest rooms, stairways, decorative walls, plazas, malls, including enclosed malls where climatic control is provided, throughways, loading areas, parking areas, and roads.

2.5.	COVENANT AGAINST COMPETITION (Section 11.7.): Tenant, or any individual, firm, or corporation that controls Tenant or is controlled by Tenant, shall not own, operate, or become financially interested in a business similar to the one conducted on the Premises within miles in any direction from the Premises, the mileage to be measured on a straight-line basis on a map, not following contours of the land and streets.

2.6.	EXPIRATION DATE: , unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.7.	GROSS LEASABLE AREA (GLA): As to both the Premises and the Shopping Center, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Shopping Center, respectively, as determined by Landlord and applied on a consistent basis throughout the Shopping Center.

2.8.	INDEX (Section 6.2.): Intentionally deleted.

2.9.	LANDLORD’S ADDRESS FOR NOTICE:

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c/o Glenborough Realty Trust Incorporated

400 South El Camino Real, Suite 1100

San Mateo, California 94402-1708

ATTN: Legal Department

RENT PAYMENT ADDRESS:

Glenborough Fund IX Holding, LLC

PO Box 6022

Hicksville, NY 11802-6022

MANAGEMENT OFFICE ADDRESS:

Glenborough Fund IX Holding LLC

3900 Paradise Road, Suite E

Las Vegas, NV 89109

TENANT’S MAILING ADDRESS:

2.10. LISTING AND LEASING AGENT(S):

.

2.11.	MONTHLY INSTALLMENTS OF BASE RENT:

$ beginning ending
$ beginning ending $ beginning ending $ beginning ending $ beginning ending

2.12.	NOTICE: Except as otherwise provided herein, Notice shall mean any notices, approvals and demands permitted or required to be given under this Lease. Notice shall be given in the form and manner set forth in Section 26.

2.13.	ESTIMATED COMMON AREA MAINTENANCE COSTS, REAL PROPERTY TAXES, INSURANCE COSTS AND SEWER CHARGES (Section 8.): During the first calendar year of the Term, Landlord’s estimate of Common Area Maintenance Costs, Real Property Taxes, Insurance Costs and Sewer Charges is $ per square foot of GLA per month.

2.14.	PARKING: Tenant, its authorized representatives and invitees shall be entitled to the nonexclusive use of the Shopping Center parking areas during the Term of this Lease.

2.15.	PERCENTAGE RENT RATE (Section 6.3.): Percentage Rent Rate shall be %. Tenant shall pay Percentage Rent (as hereinafter defined) if Tenant’s Gross Sales (as hereinafter defined) exceed the following breakpoints:

$ beginning ending
$ beginning ending $ beginning ending

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$ beginning ending
$ beginning ending

2.16.	PREMISES: That space shown by diagonal lines on Exhibit “A”, in the Building located at and known as Unit . For purposes of this Lease, the Premises is deemed to contain approximately square feet of GLA.

2.17.	PROMOTIONAL FEE (Section 12.): $ for the Premises per month, adjusted annually.

2.18.	SECURITY DEPOSIT (Section 10.): $ .

2.19.	SHOPPING CENTER AND COMPLEX: The Shopping Center includes the building of which the Premises are a part (the Building) and the other retail buildings or improvements on the real property (the Property) located at 3900 Paradise Road, Las Vegas, Nevada 89109 further described at Exhibit “B”. The Complex includes the Shopping Center and the office buildings identified on Exhibit “B” and is commonly known as Citibank Park.

2.20.	STATE: The State of Nevada.

2.21.	TENANT’S FIRST ADJUSTMENT DATE (Section 12.1.4.): . Tenant’s Promotional Fee shall be adjusted annually on each successive anniversary of this date (the Adjustment Date) during the Term of the Lease and during any extension of the Lease.

2.22.	TENANT’S PROPORTIONATE SHARES: The Shopping Center consists of two (2) building(s), and, for purposes of this Lease, such building(s) are deemed to contain approximately 63.602 square feet of GLA. However, the following percentages may vary during the Term as the portions of the Shopping Center for which Landlord is obligated to pay the respective costs may change from time to time.

Common Area Maintenance Costs:                     %. Such share is a fraction, the numerator of which is the GLA of the Premises, and the denominator of which is the GLA of the Shopping Center, or, if applicable, the GLA of all occupants of the Shopping Center who contribute to Landlord’s Common Area Maintenance Costs (i.e., include anchor tenants who own their parcel but who contribute to the Common Area Maintenance Costs for the Shopping Center).

Real Property Taxes:                     %. Such share is a fraction, the numerator of which is the GLA of the Premises, and the denominator of which is the GLA of that portion of the Shopping Center for which Landlord is primarily obligated to pay such taxes.

Insurance Costs:                     %. Such share is a fraction, the numerator of which is the GLA of the Premises, and the denominator of which is the GLA of that portion of the Shopping Center covered by insurance carried by Landlord.

Sewer Costs:                     %. Such share is a fraction, the numerator of which is the GLA of the Premises, and the denominator of which is the GLA of that portion of the Shopping Center subject to sewer charges for restaurants levied by the Clark County Sanitation Department, or successor taxing authority for similar payments. Such percentage is subject to adjustment from time to time.

2.23. TENANTS USE (Section 11.):

.

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2.24.	TERM: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

3.	EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by reference in this Lease:

3.1.	Exhibit A - Floor Plan showing the Premises.
3.2.	Exhibit B - Site Plan of the Complex.
3.3.	Exhibit C - Building Standard Tenant Improvements.
3.4.	Exhibit D - Drawings.
3.5.	Exhibit E - Rules and Regulations.
3.6.	Exhibit F - Sign Criteria.

Addenda: Attached hereto and made a part of this Lease by reference are Sections                     .

4.	DELIVERY OF POSSESSION.

Delivery of possession shall be deemed to occur on the Commencement Date as set forth in Section 2.3. of this Lease. If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession. Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended. If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent.

In the event Tenant fails to take possession of the Premises following execution of this Lease, Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in connection with entering into this Lease including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Premises, costs incurred in performing Landlord’s Work pursuant to Exhibit “D”, loss of rental income, attorneys’ fees and costs, and any other damages for breach of this Lease established by Landlord.

Within ten (10) days after completion of improvements to the Premises as set forth in Exhibit “D”. Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has satisfactorily completed Landlord’s Work, if any, to the Premises pursuant to Exhibit “D”, unless written exception is set forth thereon, and (b) that Tenant accepts the Premises as improved. Tenant’s failure to execute and deliver the Acceptance of Premises shall be conclusive evidence, as against Tenant, that Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Exhibit “D”.

5.	INTENDED USE OF THE PREMISES.

The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the Certificate of Occupancy issued for the Building, or is otherwise permitted by law. Tenant’s taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenant’s intended use.

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6.	RENT.

6.1. Payment of Rent. Tenant shall pay Rent for the Premises. Monthly Installments of Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord at the Rent Payment Address set forth in Section 2.9., or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon execution of this Lease. All sums, costs and expenses which Tenant assumes or agrees or is obligated to pay to Landlord under this Lease are deemed Additional Rent (which, together with the Base Rent and Percentage Rent are sometimes collectively referred to as Rent).

6.2. Adjusted Base Rent. The amount of Base Rent (and the corresponding Monthly Installments of Base Rent) payable hereunder shall be adjusted commencing on Tenant’s First Adjustment Date and continuing on each Adjustment Date thereafter. Adjustments, if any, shall be based upon increases (if any) in the Index. The Index for the calendar month which is four (4) months before the Commencement Date shall be the Base Index. On each Adjustment Date, the Base Rent shall be increased by a percentage equal to the percentage increase, if any, in the Index in publication four (4) months before the Adjustment Date (the Comparison Index) over the Base Index (Adjusted Base Rent). In the event the Comparison Index in any year is less than the Comparison Index (or Base Index, as the case may be) for the preceding year, the Base Rent shall remain the amount of Base Rent or Adjusted Base Rent payable during that preceding year. When the Adjusted Base Rent payable as of each Adjustment Date is determined, Landlord shall give Tenant a written statement of such Adjusted Base Rent and the manner in which it was computed. The Adjusted Base Rent shall thereafter be the Base Rent for all purposes under this Lease.

6.3. Percentage Rent.

6.3.1. Determination and Payment. During each calendar year or partial calendar year, Tenant shall pay to Landlord an amount equal to the Percentage Rent Rate of Tenant’s Gross Sales (as hereinafter defined) in excess of the annual breakpoint set forth in Section 2.15. (Percentage Rent). For the purpose of computing Percentage Rent, Gross Sales made during the first partial month, if any, in which Base Rent commences shall be added to the Gross Sales made during the first full calendar month, provided the first partial month is in the same calendar year as the first full month. Tenant’s Gross Sales for any period during which Tenant does not continuously operate its business in accordance with Section 11.6. shall be deemed to be an amount equal to Tenant’s Gross Sales for a corresponding period, as determined by Landlord in Landlord’s sole discretion.

Within thirty (30) days after receipt of Tenant’s certified annual statement of Gross Sales as required in Section 6.3.4., Landlord shall determine Tenant’s Percentage Rent for the preceding calendar year or partial calendar year, as the case may be, and Landlord shall invoice Tenant. Percentage Rent, if any, shall be deemed Additional Rent and shall be due and payable within ten (10) days of the date of the invoice.

6.3.2. Gross Sales Defined. The term Gross Sales means the gross selling price of all merchandise or services sold, leased, licensed, processed (including transactions consummated via the internet), filled or delivered in or from the Premises by Tenant, its permitted subtenants, assignees, licensees, and concessionaires, whether for cash or on credit (whether collected or not), including the gross amount received by reason of orders taken on the Premises although filled elsewhere, and whether made by store personnel or vending machines. Any transaction on an installment basis, including, without limitation, any lay-away sale or like transaction, or otherwise involving the extension of credit, shall be treated as a sale for the full price at the time of the

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transaction, irrespective of the time of payment or when title passes. Gross Sales also shall include any sums that Tenant receives from pay telephones or stamp machines. Notwithstanding anything contained herein to the contrary, in credit card transactions, only the amount actually received by Tenant from the credit card issuer shall be included in the Gross Sales.

If there is a State Lottery, then, only the full amount of compensation and incentive bonuses paid to and received by Tenant for the sale of State Lottery tickets sold from the Premises, as such compensation and bonuses are determined from time to time by the State Lottery Commission and Director and other applicable State laws, shall be included in Gross Sales.

6.3.3. Excluded from Gross Sales. Gross Sales shall not include, or if included there shall be deducted (but only to the extent they have been included), the following:

6.3.3.1. The selling price of all merchandise returned by customers and accepted for full credit, or the amount of discounts, refunds, and allowances made on such merchandise;

6.3.3.2. Merchandise returned to sources or transferred to another store or warehouse owned by or affiliated with Tenant;

6.3.3.3. Sums and credits received in the settlement of claims for loss or damage to merchandise;

6.3.3.4. The cash refund allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made instead of acceptance of merchandise;

6.3.3.5. Any sums paid to third parties for the use or rental of pay telephones or stamp machines;

6.3.3.6. Gift certificates, or similar vouchers, until such time as they have been converted into a sale by redemption;

6.3.3.7. Sales and use taxes, so-called luxury taxes, consumers’ excise taxes, gross receipts taxes, and other similar taxes now or in the future imposed on the sale of merchandise or services, but only if such taxes are added to the selling price, separately stated, collected separately from the selling price of merchandise or services, and collected from the customers;

6.3.3.8. Sale of fixtures, trade fixtures, or personal property that are not merchandise as allowed in this Lease; or

6.3.3.9. The price of the State lottery tickets sold from the Premises.

6.3.3.10. Receipts from vending machines solely used by Tenant’s employees.

6.3.4. Statement of Gross Sales. Tenant shall furnish to Landlord a statement of Tenant’s Gross Sales for the prior calendar year, or partial calendar year as the case may be, within twenty (20) days after the end of each calendar year or within twenty (20) days after the expiration or sooner termination of this Lease. Each statement shall be signed and certified to be correct by Tenant or its authorized representative, and if Tenant is a corporation, the statement shall be signed and certified to be correct by the appropriate officer of Tenant.

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Tenant shall keep full and accurate books of account, records, cash receipts, and other pertinent data showing its Gross Sales and shall notify Landlord in writing of their location. Tenant shall install and maintain accurate receipt-printing cash registers and shall record on the cash registers every sale and other transaction made from the Premises. If Tenant does not install receipt, printing cash registers, Tenant shall use serialized sales slips and shall record every sale and other transaction made from the Premises on such sales slips shall be kept and maintained as required by this Section 6.3.4.

Such books of account, records, cash receipts, and other pertinent data shall be kept for a period of three (3) years after the end of each Lease Year. The receipt by Landlord of any statement, or any payment of Percentage Rent for any period, shall not bind Landlord as to the correctness of the statement or the payment.

6.3.5. Landlord’s Right to Inspect. Landlord shall be entitled, during the Term of the Lease, within the three (3) year period after each successive calendar year or within the three (3) year period following the expiration or termination of this Lease, to inspect and examine all Tenant’s books of account, records, cash receipts, and other pertinent data, so Landlord can verify Tenant’s Gross Sales. Tenant shall cooperate fully with Landlord in making the inspection. Landlord shall also be entitled, once during each calendar year and once after expiration or termination of this Lease, to an independent audit of Tenant’s books of account, records, cash receipts, and other pertinent data to determine Tenant’s Gross Sales, by Landlord’s accountant. The audit shall be limited to the determination of Gross Sales and shall be conducted during usual business hours at the location of Tenant’s books of account or at such other location as Landlord and Tenant may mutually agree.

If the audit shows there is a deficiency in the payment of any Percentage Rent, the deficiency shall become immediately due and payable. The costs of the audit shall be paid by Landlord unless the audit shows that Tenant understated Gross Sales by more than two percent (2%), in which case Tenant shall pay all Landlord’s costs of the audit.

Landlord shall keep any information gained from such statements, inspection, or audit confidential and shall not disclose it other than to carry out the purposes of this Lease, except that Landlord shall be permitted to divulge the contents of any statements in connection with any financing arrangements or sale of Landlord’s interest in the Premises.

7.	COMMON AREA.

7.1. Tenant’s Right to Use. Landlord shall have sole and exclusive control of the Common Area; however, Landlord grants to Tenant and its authorized representatives the nonexclusive right to use the Common Area, with others who are entitled to use the Common Area, subject to Landlord’s rights as set forth herein. Landlord reserves the right, however, to exclude certain patrons from the Shopping Center.

7.2. Landlord’s Maintenance and Management. Landlord shall maintain the Common Area in good condition and repair at all times. Without limitation, Landlord shall have the right to do any of the following.

7.2.1. Establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the Common Area.

7.2.2. Close any of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication of any of the Common Area or the accrual of any rights of any person or of the public to the Common Area.

7.2.3. Close temporarily any of the Common Area for maintenance purposes.

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7.2.4. Designate other property outside the boundaries of the Shopping Center to become part of the Common Area.

7.2.5. Multi-deck any of the parking areas.

7.2.6. Charge for parking in the parking areas of the Shopping Center if Landlord elects to multi-deck any of the existing parking areas and if tenants occupying seventy-five percent (75%) of the leasable area of the Shopping Center consent in writing. Any imposition of parking charges shall be applicable to all occupants of the Shopping Center and shall include a reasonable system of customer parking validation. Unless Tenant refuses to pay the agreed charges imposed by Landlord for the privilege of parking vehicles in the parking areas of the Shopping Center, neither Tenant nor its authorized representatives or invitees shall be prevented from parking in the parking areas as long as space is available and as long as they do not abuse the right to park and do not violate Landlord’s rules and regulations governing the use of the parking areas. Except that by Notice to Tenant, Landlord can prescribe certain sections within the Common Area, or within other property outside the Common Area not more than three miles from the nearest boundary of the Shopping Center, for use as parking spaces by Tenant, its authorized representatives, and its employees, and in such case Tenant shall use, and shall require Tenant’s authorized representatives and employees to use, only those sections for parking. If any off-site parking program or parking validation program or any other such program is implemented by Landlord, Tenant shall pay its Proportionate Share of the cost to Landlord for such program. Within ten (10) days after Landlord’s request, Tenant shall furnish to Landlord a list, updated as necessary, of the automobile license numbers of the vehicles customarily used by Tenant and its authorized representatives. Tenant agrees to assume responsibility for compliance by its employees with these parking provisions.

7.2.7. Select a management company, including affiliates of Landlord, to maintain and operate any of the Common Area if at any time Landlord determines that the best interests of the Shopping Center will be served by having any of the Common Area maintained and operated by such a company. Landlord shall have the right to negotiate and enter into a contract with such a company on such terms and conditions and for such period of time as Landlord deems reasonable and proper both as to service and as to cost.

7.2.8. Make changes to the Common Area Landlord deems necessary, including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, or the direction of the flow of traffic.

7.2.9. Landlord shall have the right to use portions of the Common Area for promotion, programs, games or other uses which may be of interest to all or part of the general public.

8.	ADDITIONAL RENT FOR COMMON AREA MAINTENANCE COSTS, REAL PROPERTY TAXES, INSURANCE COSTS AND SEWER CHARGES.

8.1. Additional Rent. Tenant shall pay Tenant’s Proportionate Share of Common Area Maintenance Costs, Real Property Taxes, Insurance Costs and Sewer Charges during the Term based on the percentages set forth in Section 2. Tenant’s Proportionate Share of Common Area Maintenance Costs, Real Property Taxes, Insurance Costs and Sewer Charges shall be deemed Additional Rent.

8.2. Common Area Maintenance Costs. Common Area Maintenance Costs mean, without limitation: all sums expended by Landlord for the maintenance and operation of the Common Area, including, but not limited to, salaries, wages, benefits, pension payments, payroll taxes, worker’s compensation insurance, and other costs related to employees engaged in the operation, maintenance and/or repair of the Complex, including the cost for on-site management offices; all items of cost related to the maintenance, operation, security and management of the Complex, including maintenance, repair and

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replacement of intrabuilding cabling network (ICN), if any, and maintaining and operating the heating, ventilation and air-conditioning equipment and related distribution facilities and controls providing climatic control for the enclosed mall; a management fee; an administrative fee equal to fifteen percent (15%) of the charges for Common Area Maintenance Costs, Insurance Costs and the cost of the license fees related to the Complex; the cost of compliance with all applicable laws now or hereafter put in effect and any governing covenants, conditions or restrictions; reasonable attorneys’ fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Complex, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State; the cost and expense for third-party consultants, accountants and attorneys; resurfacing and re-striping the parking area, repainting, cleaning, sweeping, and other janitorial services; purchase, construction, and maintenance of refuse receptacles; planting and landscaping; snow and ice removal; directional signs and other markers, car stops, lighting and other utilities; energy studies and the amortized cost of any energy or other cost saving equipment (including the amortized cost to upgrade the efficiency or capacity of Complex telecommunications lines, as identified and discussed in Section 38. hereof); reasonable depreciation allowance on improvements, machinery, and equipment used in connection with the Common Area; and any other costs necessary in Landlord’s judgment for the maintenance and operation of the Common Area.

Notwithstanding the foregoing, the following shall not be included within Common Area Maintenance Costs: (i) costs of capital improvements (except as otherwise set forth hereinabove and except any improvements that might be deemed “capital improvements” related to the enhancement or upgrade of the ICN and related equipment) and costs of curing design or construction defects; (ii) depreciation; (iii) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Landlord’s late payments of such amounts; (iv) real estate broker leasing commissions or compensation; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) attorneys’ fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective tenants of the Building; (vii) rent for space which is not actually used by Landlord in connection with the management and operation of the Building; (viii) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any valid, applicable building code, governmental rule, regulation or law; (ix) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Complex, to the extent that the costs of such services exceed competitive costs for such services; (x) the cost of constructing tenant improvements for Tenant or any other tenant of the Shopping Center or Complex; (xi) Common Area Maintenance Costs specially charged to and paid by any other tenant of the Shopping Center or Complex; and (xii) the cost of special services, goods or materials provided to any other tenant of the Shopping Center or Complex.

8.3. Real Property Taxes. As used herein, the term Real Property Taxes shall include every form of tax (other than general net income or estate taxes of Landlord), charge, levy, assessment, fee, license fee or service fee attributable to the Premises (including, without limitation, those based on commercial rentals, energy or environmental grounds as well as any increase due to reassessment or escape assessment whether caused by sale or lease of the Premises, Shopping Center or Complex or otherwise), ordinary or extraordinary, imposed by any authority having direct or indirect power to tax, including, without limitation, any city, county, state or federal government or quasi-government entity or any improvement utility, beautification or similar district against any legal or equitable interest of Landlord in, or against Landlord’s right to rent the Premises or the Complex, and any such tax, charge, levy, assessment or fee imposed, in addition to or in substitution for any tax previously included within the definition of real property tax, partially or totally, whether or not foreseeable or now within the contemplation of the parties provided that all separately identifiable real property taxes attributable solely to Tenant’s business or Tenant’s improvements which are valued at an amount in excess of the Building standard improvements, shall be paid entirely by Tenant, and not prorated with other tenants of the Shopping Center or Complex. Tenant’s obligation to pay its share of the assessments, as provided in this Section 8.3. shall be calculated on the basis of the amount due if Landlord allows the assessments to go to bond, and the assessment is to

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be paid in installments, even if Landlord pays the assessment in full. Real Property Taxes for each tax year shall be apportioned to determine the Real Property Taxes for the subject calendar years.

Landlord, at Landlord’s sole discretion, may contest any taxes levied or assessed against the Shopping Center during the Term. If Landlord contests any taxes levied or assessed during the Term, Tenant shall pay Landlord its share of all costs incurred by Landlord in connection with the contest based on the Real Property Tax Proportionate Share formula set forth in Section 2.

8.4. Insurance Costs. The term Insurance Costs shall mean all costs and expenses paid or incurred by Landlord to obtain and keep in force during the Term of this Lease policies of insurance providing coverage for (a) Commercial General Liability; (b) loss of or damage to the Building, Shopping Center or Complex in such amount or percentage of replacement value as Landlord or its insurance advisor deems reasonable in relation to the age, location, type of construction and physical condition of the Building, Shopping Center or Complex and the availability of such insurance at reasonable rates; and (c) loss of rental income for a period of one year, which insurance shall also cover all Real Property Taxes and Insurance Costs for the same period.

8.5. Sewer Charges. The term Sewer Charges shall mean all costs and expenses paid or incurred by Landlord as a result of sewer charges or similar charges levied by the Clark County Sanitation Department, or any other responsible agency or taxing authority. Such charges may fluctuate from time to time as periodic inspections are conducted and adjustments to such charges are made.

8.6. Payment of Common Area Maintenance Costs, Real Property Taxes and Insurance Costs.

8.6.1. Monthly Estimate. On or before the last day of each December during the Term of the Lease or any extended period thereof, Landlord shall deliver to Tenant a written statement showing in reasonable detail Landlord’s projected Direct Costs for the ensuing calendar year. Any Direct Costs that are not separately metered or allocated separately as between the office and retail portion of the Complex shall be allocated and apportioned equitably, in good faith, by Landlord. Tenant acknowledges and agrees that any such good faith allocation or apportionment by Landlord shall be binding and conclusive. During the ensuing calendar year, Tenant shall pay Tenant’s Proportionate Share of estimated Direct Costs in advance in equal monthly installments pursuant to the same provisions as Monthly Installments of Base Rent. If during the course of the calendar year Landlord determines that actual Direct Costs will vary from its estimate by more than five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord’s revised estimate of Direct Costs; whereupon payments of Tenant’s Direct Costs shall be adjusted and thereafter paid on the basis of Landlord’s revised estimate.

8.6.2. Annual Reconciliation. On or before the first day of each April during the Term of this Lease or any extended period thereof, Landlord shall furnish to Tenant a written statement of reconciliation (Reconciliation) showing in reasonable detail Landlord’s actual Direct Costs for the preceding calendar year. In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within ten (10) days of receipt of such Reconciliation to the end that Landlord shall receive the entire amount of Tenant’s share of Direct Costs for the preceding year and no more. In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the next sums becoming due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant. Neither Landlord’s failure to deliver nor late delivery of the statement of projected Direct Costs nor of such Reconciliation to Tenant shall constitute a default by Landlord or operate as a waiver of Landlord’s right to collect all Additional Rent or sums due hereunder. Tenant agrees that no written request of such Reconciliation shall be made until the Reconciliation for such period shall be due. Within thirty (30) days after receipt of Tenant’s written request therefor, Landlord shall deliver such Reconciliation to Tenant.

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8.6.3. Tenant’s Inspection of Reconciliation Accounting Records. So long as Tenant is not in default under the terms of the Lease and provided Notice of Tenant’s request is given to Landlord within thirty (30) days after Tenant’s receipt of the Reconciliation, Tenant may inspect Landlord’s Reconciliation accounting records relating to Direct Costs at Landlord’s corporate office, during normal business hours, for the purpose of verifying the charges contained in such statement. The audit must be completed within sixty (60) days of Landlord’s receipt of Tenant’s Notice, unless such period is extended by Landlord (in Landlord’s reasonable discretion). Before conducting any audit however, Tenant must pay in full the amount of Direct Costs billed. Tenant may only review those records that specifically relate to Direct Costs. Tenant may not review any other leases or Landlord’s tax returns or financial statements. In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing records related to property operations. The proposed accountant is subject to Landlord’s reasonable prior approval. The audit shall be conducted in accordance with generally accepted rules of auditing practices. Tenant may not conduct an audit more often than once each calendar year. Tenant may audit records relating to a calendar year only one time. No audit shall cover a period of time other than the calendar year from which Landlord’s Reconciliation was generated. Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data. Tenant and Tenant’s auditor shall keep confidential any agreements involving the rights provided in this section and the results of any audit conducted hereunder. As a condition precedent to Tenant’s right to conduct an audit, Tenant’s auditor shall sign a confidentiality agreement in a form reasonably acceptable to Landlord. However, Tenant shall be permitted to furnish information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant.

8.7. Taxes on Tenant’s Use and Occupancy. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

8.8. Net Lease. It is the intention of the parties hereto that this Lease shall be completely net to Landlord and shall not be terminable for any reason by Tenant, and that Tenant shall not be entitled to any abatement of or reduction in Rent or other amounts hereunder, except as herein expressly provided regardless of disturbance, prevention, interruption or inconvenience in the use and occupancy of the Premises from any cause whatsoever, whether within or beyond the present contemplations of the parties. With respect to the foregoing, any present or future law to the contrary is hereby waived by Tenant, and shall not alter this agreement of the parties.

9.	LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to ten percent (10%) of each such installment if any such installment is not received by Landlord within five (5) days from the date it is due. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation,

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administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered as a result of such late payment by Tenant. However, the late charge is not intended to cover Landlord’s attorneys’ fees and costs relating to delinquent Rent. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to such late payment by nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. Late charges are deemed Additional Rent.

In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such Rent when due.

10.	SECURITY DEPOSIT.

Upon execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount set forth in Section 2.18. as security for Tenant’s performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to timely pay any Rent or other amount due under this Lease, or fails to perform any of the terms hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for in Section 22. hereof.

If Tenant defaults under this Lease more than two (2) times during the Lease term, irrespective of whether such default is cured, then, without limiting Landlord’s other rights and remedies, Landlord may, in Landlord’s sole discretion, modify the amount of the required Security Deposit. Within ten (10) days after Notice of such modification, Tenant shall submit to Landlord the required additional sums. Tenant’s failure to do so shall constitute an act of default, and Landlord shall have the right to exercise any remedy provided for in Section 22. hereof.

If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default on any of its obligations hereunder, then within the time period statutorily prescribed after Tenant vacates the Premises, Landlord shall return to Tenant (or, at Landlord’s option, to the last subtenant or assignee of Tenant’s interest hereunder) the Security Deposit less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease.

11.	TENANT’S USE OF THE PREMISES.

The provisions of this Section are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Shopping Center or Complex.

11.1. No Changes in Tenant’s Use. Tenant shall use the Premises solely for the purposes set forth in Section 2.23. No change in the Use of the Premises shall be permitted, except as provided in this Section 11.

11.1.1. If, at any time or from time to time during the Term hereof, Tenant desires to change the Use of the Premises, including any change associated with a proposed assignment or

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sublet of the Premises, Tenant shall provide Notice to Landlord of its request for approval of such proposed change in use. In the event of such a request, Tenant shall promptly supply Landlord with such information as Landlord may reasonably request. Landlord shall have the right to approve such proposed change in use, which approval shall not be unreasonably withheld. Landlord’s consent shall not be construed as a consent to any subsequent change in use.

11.1.2. Landlord’s consent shall be conditioned on such factors as it deems appropriate, including but not limited to:

11.1.2.1. whether or not Tenant is in default under the terms of the Lease;

11.1.2.2. whether or not the proposed use of the Premises will include the use of Hazardous Material or will in any way increase any risk to Landlord relating to Hazardous Material;

11.1.2.3. whether or not the Premises or Building can be readily adapted to accommodate the proposed use, and whether or not the party responsible for such adaptation demonstrates to Landlord’s reasonable satisfaction that it possesses the financial capability to do so;

11.1.2.4. whether or not the proposed change in use will disrupt any tenant mix or balance in the Shopping Center or violate any exclusive rights of an existing tenant; and

11.1.2.5. whether or not the proposed change in use will affect Landlord’s ability to transfer the Lease.

11.1.3. Upon Landlord’s consent to the proposed use for the Premises, such use shall be operated on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord.

11.1.4. If Tenant requests the consent of Landlord to any proposed change in use, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative fee of Two Hundred Fifty and 00/100 Dollars ($250.00) plus costs and other expenses incurred by Landlord in connection with each such act or request.

11.1.5. Landlord shall provide a written response to Tenant’s request for a change in use within thirty (30) days after Landlord’s receipt of all of the information requested by Landlord.

11.2. Observance of Law. Tenant shall not use or occupy the Premises or permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law. statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the Certificate of Occupancy. Tenant shall promptly comply, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be imposed which shall by reason of Tenant’s Use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to Tenant’s Use or occupation. Further, Tenant shall, at Tenant’s sole cost and expense, bring the Premises into compliance with all such laws, including the Americans With Disabilities Act of 1990, as amended (ADA), whether or not the necessity for compliance is triggered by Tenant’s Use, and Tenant shall make, at its sole cost and expense, any changes to the Premises required to accommodate Tenant’s employees with disabilities (any work performed pursuant to this Section shall be subject to the terms of Section 15. hereof). The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement

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in the use or occupancy of the Premises or Complex shall be conclusive of that fact as between Landlord and Tenant.

11.3. Insurance. Tenant shall not do or permit to be done anything which will contravene, invalidate or increase the cost of any insurance policy covering the Shopping Center or Complex and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord’s insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.

11.4. Nuisance and Waste. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex, or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

11.5. Limitation on Sales. No secondhand store, auction, distress or fire sale, or bankruptcy or going-out-of-business sale may be conducted on the Premises without Landlord’s prior written consent. Tenant shall not sell or display merchandise outside the confines of the Premises or in the mall or Common Area.

11.6. Covenant of Continuous Operation and Full Merchandising. Tenant shall continuously use the Premises for the Use specified in this Lease and shall continuously merchandise the Premises during all usual business hours and on all such days as comparable businesses in the Shopping Center or businesses of like nature in the area are open for business. If the Premises are destroyed or partially condemned and this Lease remains in full force and effect, Tenant shall continue operation of its business at the Premises to the extent reasonably practical from the standpoint of good business judgment during any period of reconstruction. Tenant shall pay Landlord a penalty in the amount of $200.00 per day, as Additional Rent, for each day that Tenant fails to operate in accordance with this Section 11.6. Tenant shall carry and offer for sale at all times a full and complete stock of seasonable merchandise at competitive prices, and shall maintain adequate personnel for the efficient serving of its customers. Tenant shall not lower the quality of its merchandise or change the quality of its business without Landlord’s prior written consent. Tenant shall employ its best efforts to operate the business conducted on the Premises in a manner that will produce the maximum volume of gross sales. Tenant shall use only such space in the Premises for office, clerical, and other non-selling purposes as is reasonably required for Tenant’s business on the Premises.

If Tenant fails to open the Premises for business fully fixtured, stocked and staffed within sixty (60) days after the Commencement Date, or Rent Commencement Date if applicable, then, in addition to any other rights Landlord may have, Landlord shall have the right to collect Rent for each and every day Tenant fails to commence to do business.

11.7. Covenant Against Competition. Tenant acknowledges that the Shopping Center draws its customers from a large geographic area and that the success of the Shopping Center is dependant upon customer traffic. Tenant also acknowledges that Landlord is relying on the generation of Percentage Rent from Tenant’s Gross Sales at the Premises. Therefore, Tenant covenants that Tenant, or any individual, firm, or corporation that controls Tenant or is controlled by Tenant, shall not own, operate, or become financially interested in a business similar to one conducted on Premises within the distance set forth in Section 2.5. Tenant further agrees that at the expiration or termination of this Lease, Tenant shall not operate under or use in any manner any name that includes the name of the Shopping Center. If Tenant defaults in performance under this paragraph, Landlord may elect, without limiting its rights to any other remedies herein, at law or in equity, to include the gross sales from such other business in the gross sales made from or upon the Premises for the purpose of computing Percentage Rent payable under this Lease. In such event, Tenant shall make available to Landlord all books, records and documentation for such other business in accordance with Section 6.3. hereof.

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11.8. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer in connection with Tenant’s occupancy shall be paid by Tenant upon Landlord’s demand. Tenant shall not install machines or mechanical equipment which will in any manner cause noise objectionable to other tenants or injure, vibrate or shake the Premises, Building or Shopping Center.

11.9. Hazardous Material. Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Shopping Center or Complex any toxic or hazardous gaseous, liquid, or solid material or waste, or any other hazardous material defined or listed in any applicable federal, state or local law, rule, regulation or ordinance. If Landlord grants its consent, Tenant shall comply with all applicable laws with respect to such hazardous material, including all laws affecting the use, storage and disposal thereof. If the presence of any hazardous material brought to the Premises, Shopping Center or Complex by Tenant or Tenant’s employees, agent or contractors results in contamination, Tenant shall promptly take all actions necessary, at Tenant’s sole cost and expense, to remediate the contamination and restore the Premises, Shopping Center or Complex to the condition that existed before introduction of such hazardous material. Tenant shall first obtain Landlord’s approval of the proposed remedial action and shall keep Landlord informed during the process of remediation.

Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, emitting, or disposing of toxic or hazardous material whether or not consent to same has been granted by Landlord. Tenant’s duty to defend, hold-harmless and indemnify Landlord hereunder shall survive the expiration or termination of this Lease. The consent requirement contained herein shall not apply to ordinary office products that may contain de minimis quantities of hazardous material; however, Tenant’s indemnification obligations are not diminished with respect to the presence of such products. Tenant acknowledges that Tenant has an affirmative duty to immediately notify Landlord of any release or suspected release of hazardous material in the Premises or on or about the Shopping Center or Complex.

Medical waste and any other waste, the removal of which is regulated, shall be contracted for and disposed of by Tenant, at Tenant’s expense, in accordance with all applicable laws and regulations. No material shall be placed in Shopping Center or Complex trash boxes, receptacles or Common Areas if the material is of such a nature that it cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the State without being in violation of any law or ordinance.

11.10. Hours of Operation. Tenant shall operate its business on all days and during all hours established for the Shopping Center by Landlord, or during all usual business hours and on all such days as comparable businesses in the Shopping Center or businesses of like nature in the area are open for business if no such hours are established by Landlord. In the event Tenant fails to operate in accordance with this Section 11.10., then, in addition to any other rights Landlord may have, Landlord may charge Tenant a fee of $25.00, and Tenant shall pay such fee, for each and every occurrence of Tenant’s failure to so operate, as determined by Landlord. Landlord agrees to impose this fee only after the second such occurrence in each month.

12.	MERCHANTS’ ASSOCIATION.

12.1. Association or Promotional Service. At Landlord’s option, Tenant shall either maintain membership in a merchants’ association (Association) or participate in a promotional service (Service) to be organized by Landlord.

12.1.1. Association. In the event an Association is established, Tenant shall become a member of the Association, shall maintain its membership in good standing, shall abide by the Association bylaws and regulations and shall cooperate in the activities of the Association throughout the Term. If there is any conflict between the bylaws and the regulations, or both, of the Association and the provisions of this Lease, this Lease shall prevail. The provisions of this

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Section 12. shall be deemed to be covenants for the benefit of Landlord and the Association and may be enforced by each of them.

12.1.2. Service. The purpose of a Service, if one is established, shall be to promote the Shopping Center for the benefit of all of the tenants of the Shopping Center in a manner deemed appropriate in Landlord’s reasonable judgment. Landlord may select a committee of tenants to render advice to Landlord in connection with advertising or promotional activities. Landlord shall recover from the Service its actual cost for directing the Service and for payment of the salaries of a promotional director, secretary and other personnel deemed necessary by Landlord, in its reasonable judgment, to carry out the purposes of the Service.

12.1.3. Promotional Fee. Tenant agrees to pay to Landlord a fee (the Promotional Fee) for Tenant’s share of the costs to operate an Association or Service, as the case may be. The Promotional Fee is set forth in Section 2.17. of the Lease and shall be adjusted annually in accordance with the following.

12.1.4. Adjusted Promotional Fee. The Promotional Fee shall be adjusted on Tenant’s First Adjustment Date and again on each Adjustment Date thereafter. Adjustments, if any, shall be based upon increases (if any) in the Index. The Index for the calendar month in which the Lease commences shall be the Base Index. On each Adjustment Date, the Promotional Fee shall be increased by a percentage equal to the percentage increase, if any, in the current Index over the Base Index (Adjusted Promotional Fee). In the event the Index in any year is less than the Index for the preceding year, the Promotional Fee shall remain the same as in the preceding year. When the Adjusted Promotional Fee is determined, Landlord shall give Tenant a written statement of such Adjusted Promotional Fee and the manner in which it was computed. The Adjusted Promotional Fee shall thereafter be the Promotional Fee for all purposes under this Lease.

12.2. Payment. Tenant’s obligation to pay the Promotional Fee shall commence upon the Commencement Date or Rent Commencement Date, if applicable, whichever is later and shall be paid in accordance with Section 6.1. of the Lease. In addition, Tenant agrees to pay, as Additional Rent, any and all charges incurred in the collection of the Promotional Fee, including attorneys’ fees and costs of suit, if any, which the Association, Service or Landlord, as the case may be, may deem necessary in connection with the collection of a delinquent account, plus interest at the maximum lawful rate from and after the due date through and including the date of payment

Landlord shall contribute an amount equal to twenty-five percent (25%) of the aggregate dues billed on a monthly basis to the members of the Association or Service.

12.3. Abolishment of the Service or Association. If Landlord has established the Service during the Term hereof, it may thereafter cause it to be abolished and establish the Association. In the alternative, if Landlord has established the Association, it may at any time during the Term cause it to be abolished and establish the Service. In either case, Tenant agrees to sign any documents necessary to accomplish such change.

12.4. Advertising Requirements. In addition to the Promotional Fee, from and after the Commencement Date Tenant shall expend each calendar year for advertising a sum not less than two percent (2%) of its Gross Sales for each calendar year. Tenant shall designate the location of the Premises by reference to the Shopping Center by name in its advertising. The advertising shall be in newspapers, tabloids, direct mailings or other media covering the trade area served by the Shopping Center. Further, the advertising shall include annual participation in at least one tabloid for direct mailing sponsored by the Association or Service. Tenant shall furnish to Landlord with its annual report of Gross Sales, and at any other time upon request by Landlord, a certified statement showing the amounts expended by Tenant specifically for advertising the Premises. If Tenant fails to so advertise, Tenant shall pay to Landlord, upon demand, the difference between (a) the amount actually expended by Tenant for advertising during the preceding calendar year and (b) the amount Tenant was required to expend for advertising during the applicable calendar year, as required under this Section 12.

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13.	SERVICES AND UTILITIES.

Tenant shall pay for all water, gas, heat, air conditioning or other ventilation, light, power, sewer charges, telephone installation and service charges, garbage and trash collection, and for all other services and utilities supplied to the Premises, together with any tax, excise or surcharge thereon. If any such services are not separately metered to and paid by Tenant, or if any such services are furnished and paid for by Landlord, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other tenants or which are furnished and paid for by Landlord. If Tenant’s utility or service requirements increase over its requirements as of the Commencement Date, Tenant shall be required to pay the increased cost of such utilities or services. If Landlord is required to construct new or additional utility installations, including, without limitation, wiring, plumbing, conduits and mains, resulting from Tenant’s changed or increased requirements. Tenant shall on demand pay to Landlord, in advance of installation, the total cost of such installation. If applicable, Landlord shall also provide tenant interface with the telephone network at the demarcation point supplied by the regulated public utility and supply cable pairs in an amount consistent with the engineering standards to which the Building was designed, all in accordance with Section 38. hereof.

Landlord may choose, in Landlord’s reasonable discretion, the company or companies that will provide all electricity (or any other utility) to the Shopping Center, and, in such event, Tenant shall pay for electric current (or such other utility) supplied to, or used, in the Premises at the rate prevailing for Tenant’s class of use as established by such company or companies. Electric current (or such other utility) shall be measured in the manner set forth above and shall be billed by Landlord as Additional Rent and paid by Tenant on a monthly basis. If permitted by law, Landlord shall have the right, in Landlord’s reasonable discretion, at any time and from time to time during the Term, to switch providers of any such utility. Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises.

Notwithstanding anything contained herein to the contrary, if Tenant is granted the right to purchase electricity from a provider other than the company or companies used by Landlord, Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant’s electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant’s electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant’s electricity provider.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent abate by reason of, (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Shopping Center or Complex, or (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility) supplied to the Premises, Shopping Center or Complex, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Shopping Center or Complex. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.

14.	REPAIRS AND MAINTENANCE.

14.1. Tenant’s Obligations. Tenant, at its cost, shall maintain in good condition and repair the Premises and every part thereof (except those portions required to be maintained by Landlord as hereinafter provided) including, without limitation, the maintenance, replacement and repair of all Tenant’s personal property, Tenant’s signs as permitted by the provisions of this Lease, storefronts, doors, window casements, plate glass and show windows, plumbing and pipes (including any damage to plumbing and pipes caused

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by the introduction of any foreign matter into the plumbing system by Tenant or Tenant’s employees or customers), electrical wiring and conduits, internal wiring as it connects to the ICN (if applicable), the roof to the extent of any installations for vents or other installations made by Tenant and the heating, air conditioning and ventilation (HVAC) equipment (Tenant shall procure and maintain at Tenant’s expense a heating and air conditioning system maintenance contract and shall promptly provide a copy of such contract to Landlord). Tenant shall be liable for any damage to the Building in which the Premises are located and other buildings in the Shopping Center, resulting from the acts or omissions of Tenant or its authorized representatives, employees or customers.

14.1.1. Tenant shall at its own expense replace with glass of the same type any cracked or broken glass, or replace other breakable material with similar material, used in the structural portions, interior and exterior windows or doors in the Premises. If specifically required by Landlord, Tenant shall maintain a policy of insurance, in accordance with Section 18. of the Lease, against breakage of all such glass and material.

14.1.2. For the purposes of this Section 14.1., the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant, including without limitation the interior surfaces of the ceilings, walls and floors; all doors; all interior and exterior windows; dedicated heating, ventilating and air conditioning equipment; all plumbing, pipes and fixtures; electrical switches and fixtures; and Building Standard Tenant Improvements, if any.

14.1.3. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

14.2. Landlord’s Obligations. Except for maintenance, repair and replacement obligations of Tenant as set forth above, Landlord at its cost shall maintain, in good condition, the structural parts of the Building and other improvements in which the Premises are located, which structural parts include only the foundations, bearing and exterior walls (excluding glass and doors); the electrical, plumbing and sewage systems lying outside the Premises; and gutters and downspouts on the Building in which the Premises are located. If applicable, Landlord shall also maintain in good order, condition and repair the ICN, the cost of which is reimbursable pursuant to Section 8. unless responsibility therefor is assigned to a particular tenant.

14.3. Compliance with Law. Landlord and Tenant shall each do all acts necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. The provisions of Section 11.2. are deemed restated here.

14.4. Notice of Defect. If it is Landlord’s obligation to repair, regardless of the nature or cause, Tenant shall give Landlord prompt Notice of any damage or defective condition in any part or appurtenance of the Building.

14.5. Landlord’s Liability. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Premises, Shopping Center or Complex. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s conduct of its business in the Premises.

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15.	CONSTRUCTION, ALTERATIONS, ADDITIONS, AND REMODELING.

15.1. Landlord’s Construction Obligations. Landlord shall perform Landlord’s Work to the Premises as described in Exhibit “D”.

15.2. Tenant’s Construction Obligations. Tenant shall perform Tenant’s Work to the Premises as described in Exhibit “D” and shall comply with all of the provisions of this Section 15.

15.3. Tenant’s Alterations and Additions. Except as provided in Section 15.2. above, Tenant shall not make any other additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord’s consent may be conditioned, without limitation, on Tenant removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to Tenant’s Work described in Exhibit “D”, as well as any addition, alteration or improvement, shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the ADA) and shall be done in a good and professional manner by properly qualified and licensed personnel approved by Landlord. All work shall be diligently prosecuted to completion. Upon completion, Tenant shall furnish Landlord “as-built” plans. Prior to commencing any such work, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor’s and subcontractor’s insurance coverage for Builder’s Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers’ compensation, employer’s liability and auto liability, all in amounts reasonably satisfactory to Landlord; and indemnification in a form reasonably satisfactory to Landlord. The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located, and the work shall not be performed during peak shopping seasons including, but not limited to, Thanksgiving and Christmas.

Landlord may require, in Landlord’s sole discretion and at Tenant’s sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one-half (1-1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises. Nothing contained in this Section 14.1. shall relieve Tenant of its obligation under Section 15.4. to keep the Premises, Shopping Center and Complex free of all liens.

15.4. Payment. Tenant shall pay the costs of any work done on the Premises pursuant to Sections 15.2. and 15.3., and shall keep the Premises, Shopping Center and Complex free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant

15.5. Notice. Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the Premises. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

15.6. Property of Landlord. Unless their removal is required by Landlord as provided in Section 15.3., all additions, alterations and improvements made to the Premises shall become the property of Landlord and be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant’s equipment, machinery and trade fixtures shall remain the property of Tenant and may be removed, subject to the provisions of Section 16.2.

15.7. Landlord’s Right to Remodel. Landlord shall have the right upon thirty (30) days prior written notice to Tenant, to remodel all or any part of the Shopping Center, including, without limitation, the right (but not the obligation) to enclose or otherwise cover all or part of the mall. Tenant shall be obligated at Tenant’s sole cost, to extend the boundary of its Premises as required by Landlord’s remodeling and to

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reconstruct or remodel the storefront or storefronts of the Premises, in accordance with Landlord’s final plans and specifications and working drawings, if any.

15.7.1. As part of any remodeling, Landlord may adopt new exterior sign criteria. If new exterior sign criteria are adopted, Tenant, after Notice from Landlord, at Tenant’s sole cost, shall remove all existing exterior signs and replace them with new exterior signs in accordance with the new sign criteria and in accordance with Section 32. hereof. The new signs shall be erected within sixty (60) days following the date of Tenant’s receipt of Landlord’s notice. The removal of existing signs and the erection of new signs shall be accomplished at the same time so that the Premises will at all times have exterior signs. If new exterior sign criteria are adopted, the parties shall immediately execute an amendment to this Lease.

16.	LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY.

16.1. Leasehold Improvements. All fixtures, equipment (including air conditioning or heating systems), improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term (Leasehold Improvements), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 16.2. If Landlord so elects however, Tenant, at Tenant’s sole cost and expense, may be required to remove all Leasehold Improvements and return the Premises to its original condition.

16.2. Tenant’s Property. All signs, notices, displays, movable partitions, business and trade fixtures, machinery and equipment (excluding air conditioning or heating systems), personal telecommunications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, Tenant’s Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property or Leasehold Improvements are removed, Tenant shall promptly repair any damage to the Premises, Building, Shopping Center or Complex resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense.

17.	INDEMNIFICATION.

17.1. Tenant Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of: (a) Tenant’s use and occupancy of the Premises, Building or Shopping Center, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, Shopping Center or Complex; (b) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (c) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invitees or contractors (including agents or contractors who perform work outside of the Premises for Tenant). At Landlord’s request, Tenant shall, at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting solely from the gross negligence or willful misconduct of Landlord or its authorized agents.

17.2. Landlord Not Liable. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical

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systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Shopping Center or Complex or from other sources, unless the condition was the sole result of Landlord’s gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Shopping Center or Complex or for the acts of persons in, on or about the Premises, Shopping Center or Complex who are not the authorized agents of Landlord or for losses due to theft, vandalism or like causes.

Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Shopping Center or Complex is solely within Landlord’s discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.

18.	TENANT’S INSURANCE.

18.1. Insurance Requirement. Tenant shall procure and maintain insurance in accordance with the terms hereof, either as specific policies or within blanket policies. Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease. The cost of such insurance shall be borne by Tenant

Insurance shall be with insurers licensed to do business in the State, and acceptable to Landlord. The insurers must have a current A.M. Best’s rating of not less than A:VII, or equivalent (as reasonably determined by Landlord) if the Best’s rating system is discontinued.

Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this Section 18. before the date Tenant is first given access to the Premises. All certificates and endorsements are to be received and approved by Landlord before any work commences. Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time. Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord. Tenant shall furnish Landlord with renewal certificates and amendments or a “binder” of any such policy at least twenty (20) days prior to the expiration thereof. Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled, except after thirty (30) days prior written notice to Landlord and Landlord’s lender (if such lender’s address is provided).

The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions: (a) Landlord and any parties designated by Landlord shall be covered as additional insureds as their respective interests may appear, and (b) Tenant’s insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insureds. Any insurance or self-insurance maintained by Landlord shall be excess of Tenant’s insurance and shall not contribute with it.

18.2. Minimum Scope of Coverage. Coverage shall be at least as broad as set forth herein. However, if, because of Tenant’s Use or occupancy of the Premises, Landlord determines, in Landlord’s reasonable judgment, that additional insurance coverage or different types of insurance are necessary, then Tenant shall obtain such insurance at Tenant’s expense in accordance with the terms of this Section 18.

18.3. Commercial General Liability. (ISO occurrence form CG 00 01) which shall cover liability arising from Tenant’s Use and occupancy of the Premises, its operations therefrom, Tenant’s independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

18.3.1. Workers’ Compensation insurance as required by law, and Employers Liability insurance.

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18.3.2. Commercial Property Insurance (ISO special causes of loss form CP 10 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (a) all leasehold improvements (including any alterations, additions or improvements made by Tenant pursuant to the provisions of Section 15. hereof) in, on or about the Premises; and (b) trade fixtures, merchandise and Tenant’s Property from time to time in, on or about the Premises. The proceeds of such property insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) above shall be paid to Tenant.

18.3.3. Business Auto Liability.

Landlord shall, during the term hereof, maintain in effect similar insurance on the Building and Common Area.

18.3.4. Business Interruption and Extra Expense Insurance.

18.4. Minimum Limits of Insurance. Tenant shall maintain limits not less than:

18.4.1. Commercial General Liability: $3,000,000 per occurrence. If the insurance contains a general aggregate limit either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be at least twice the required occurrence limit.

18.4.2. Employer’s Liability: $1,000,000 per accident for bodily injury or disease.

18.4.3. Commercial Property Insurance: 100% replacement cost with no coinsurance penalty provision.

18.4.4. Business Auto Liability: $1,000,000 per accident.

18.4.5. Business Interruption and Extra Expense Insurance: In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.

18.5. Deductible and Self-Insured Retention. Any deductible or self-insured retention in excess of $5,000 per occurrence must be declared to and approved by Landlord. At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.

18.6. Increases in Insurance Policy Limits. If the coverage limits set forth in this Section 18. are deemed inadequate by Landlord or Landlord’s lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord’s lender. Landlord agrees that any such required increases in coverage limits shall not occur more frequently than once every three (3) years.

18.7. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives, contractors and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage.

18.8. Landlord’s Right to Obtain Insurance for Tenant. If Tenant fails to obtain the insurance coverage or fails to provide certificates and endorsements as required by this Lease, Landlord may, at its option, obtain such insurance for Tenant. Tenant shall pay, as Additional Rent the reasonable cost thereof together with a twenty-five percent (25%) service charge.

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19.	DAMAGE OR DESTRUCTION.

19.1. Damage. If, during the Term of this Lease, the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord’s opinion, be completed, under applicable laws and regulations, within one hundred eighty (ISO) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 19.4. hereof. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant, its agents or employees, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19.4. If the damage is due to the fault or neglect of Tenant, its agents or employees and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.

Notwithstanding anything contained in the Lease to the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior Notice to the other party provided such Notice is served within thirty (30) days after the damage or destruction. For purposes of this Section 19.1., “partial damage or destruction” shall mean the damage or destruction of at least thirty-three and one-third percent (33 and 1/3%) of the Premises, as determined by Landlord in Landlord’s reasonable discretion.

19.2. Repair of Premises in Excess of One Hundred Eighty Days. If in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect but Rent shall be partially abated as provided in this Section 1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

19.3. Repair Outside Premises. If any other portion of the Building or Shopping Center is totally destroyed or damaged to the extent that in Landlord’s opinion repair thereof cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect but Rent shall be partially abated as provided in this Section 19. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

19.4. Tenant Repair. If the Premises are to be repaired under this Section 19., Landlord shall repair at its cost any injury or damage to the Building and Building Standard Tenant Improvements, if any. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 15. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property (as well as reconstructing and reconnecting Tenant’s internal telecommunications wiring and related equipment). Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Shopping Center or Complex as a result of any damage from fire or other casualty.

19.5. Election Not to Perform Landlord’s Work. Notwithstanding anything to the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises (if Landlord elects to perform such work), and, within ten (10) days of its receipt of such Notice, Tenant shall provide Notice to Landlord of its intent to reoccupy the Premises. Should Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant not to re-occupy the Premises and

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Landlord may elect not to perform the repair or replacement of the Premises. Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent.

19.6. Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Shopping Center by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of an express agreement shall have no application.

20.	EMINENT DOMAIN.

20.1. Lease Controls. If during the Term or during the period of time between the execution of this Lease and the date the Term commences, there is any taking of all or any part of the Building, other improvements or the Shopping Center of which the Premises are a part or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined pursuant to the provisions of this Lease.

20.2. Whole Taking. If the whole of the Shopping Center, Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

20.3. Partial Taking. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after either such Notice. Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining GLA of the Premises and Shopping Center.

20.4. Proceeds. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however, Tenant shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property and damage to Leasehold Improvements installed at the sole expense of Tenant.

20.5. Landlord’s Restoration. In the event e event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 15.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant’s Property and any other Leasehold Improvements.

21.	ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 21.

21.1. No Assignment or Subletting. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any party other than Tenant. Any of the foregoing acts

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without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

21.1.1. For purposes of this Section 21., the following shall be deemed an assignment:

21.1.1.1. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partners) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership;

21.1.1.2. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%), or any sale (or cumulative sales) or transfer of fifty-one (51%) or more of the value of the assets of Tenant provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded.

21.2. Landlord’s Consent. If, at any time or from time to time during the Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises, and if Tenant is not then in default under the terms of the Lease, Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant, and a copy of the proposed form of assignment or sublease. Tenant’s request for consent shall be submitted to Landlord at least thirty (30) days prior to the intended date of such transfer. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld. In no event however, shall Landlord be required to consent to any assignment or sublease (a) to an existing tenant in the Complex or (b) that may violate any restrictions contained in any mortgage, lease or agreement affecting the Complex. Landlord’s consent to any assignment shall not be construed as a consent to any subsequent assignment subletting, transfer of partnership interest or stock, occupancy or use.

21.2.1. Landlord’s approval shall be conditioned, among other things, on Landlord’s receiving adequate assurances of future performance under this Lease and any sublease or assignment. In determining the adequacy of such assurances, Landlord may base its decision on such factors as it deems appropriate, including but not limited to:

21.2.1.1. that the source of rent and other consideration due under this Lease, and, in the case of assignment that the financial condition and operating performance and business experience of the proposed assignee and its guarantors, if any, shall be equal to or greater than the financial condition and operating performance and experience of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

21.2.1.2. that any assumption or assignment of this Lease will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provided by Landlord pursuant to Section 13. hereof and will not disturb or be detrimental to other tenants of Landlord;

21.2.1.3. whether the proposed assignee’s use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and

21.2.1.4. that assumption or assignment of such lease will not disrupt any tenant mix or balance in the Shopping Center.

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21.2.2. The assignment or sublease shall be on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;

21.2.3. No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

21.2.4. No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;

21.2.5. Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any real estate brokerage commissions or fees payable to third parties in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.

If Landlord consents to the proposed transfer, Tenant shall deliver to Landlord three (3) fully executed original documents (in the form previously approved by Landlord) and Landlord shall attach its consent thereto. Landlord shall retain one (1) fully executed original document. No transfer of Tenant’s interest in this Lease shall be deemed effective until the terms and conditions of this Section 21. have been fulfilled.

21.3. Tenant Remains Responsible. No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

21.4. Payment of Fees. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment, subletting or conversion to a limited liability entity, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative fee of Five Hundred and 00/100 Dollars ($500.00) plus costs and other reasonable expenses incurred by Landlord in connection with each such act or request.

22.	DEFAULT.

22.1. Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant:

22.1.1. If Tenant ceases to conduct its normal business operations or abandons or vacates the Premises; or

22.1.2. If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after receipt of Notice thereof from Landlord to Tenant.

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22.1.3. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after Notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30) days, if Tenant fails to commence to cure within that thirty (30) day period and diligently prosecute to completion.

22.1.4. Tenant’s failure to occupy the Premises within ten (10) days after delivery of possession (as defined in Section 4. hereof).

22.1.5. Tenant’s failure to provide any document, instrument or assurance as required by Sections 15., 18., 21. and/or 38. if the failure continues for three (3) days after receipt of Notice from Landlord to Tenant.

22.1.6. To the extent provided by law:

22.1.6.1. If a writ of attachment or execution is levied on this Lease or on substantially all of Tenant’s Property; or

22.1.6.2. If Tenant or Tenant’s Guarantor makes a general assignment for the benefit of creditors; or

22.1.6.3. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or

22.1.6.4. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so); or

22.1.6.5. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections 22.1.6.1. through 22.1.6.4. above.

Tenant acknowledges and agrees that, in the event of the Tenant’s failure to pay rent as and when due under the terms and conditions of this Lease, Tenant shall immediately be in default status such that, at Landlord’s option, the five (5) day default notice required herein may be a Five Day Notice as contemplated by N.R.S. Sections 40.250 or 40.253, or may be given simultaneously or may be run concurrently with any Five Day Notice given by Landlord pursuant to either such N.R.S. Sections.

22.2. Landlord Remedies. In the event of Tenant’s default hereunder, then, in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right to collect interest on all past due sums (at the maximum rate permitted by law to be charged by an individual), and, at Landlord’s option and without further notice or demand of any kind, to do the following:

22.2.1. Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

22.2.2. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

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22.2.3. Reenter the Premises under the provisions of Section 22.2.2., and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord reenters the Premises under the provisions of Sections 22.2.2. or 22.2.3. above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s obligations under the Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of Rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due. Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

22.3. Damages Recoverable. Should Landlord elect to terminate this Lease under the provisions of Section 22.2.2., Landlord may recover as damages from Tenant the following:

22.3.1. Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease (except Rent that was abated as a result of damage or destruction or condemnation); plus

22.3.2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided; plus

22.3.3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the unpaid Rent that Tenant proves could be reasonably avoided; plus

22.3.4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant including any repairs or alterations, and (d) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in Sections 22.3.1. and 22.3.2. above, is to be computed by allowing interest at the maximum rate permitted by law to be charged by an individual. “The worth at the time of the award” as used in Section 22.3.2. above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

22.4. Landlord’s Right to Cure Tenant’s Default. If Tenant defaults in the performance of any of its obligations under this Lease and Tenant has not timely cured the default after Notice, Landlord may (but shall not be obligated to), without waiving such default perform the same for the account and at the expense

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of Tenant. Tenant shall pay Landlord all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest at the maximum rate permitted by law to be charged by an individual.

22.5. Landlord’s Default. If Landlord fails to perform any covenant condition or agreement contained in this Lease within thirty (30) days after receipt of Notice from Tenant specifying such default or, if such default cannot reasonably be cured within thirty (30) days if Landlord fails to commence to cure within that thirty (30) day period and diligently prosecute to completion, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right tide and interest in the Premises, Building or Shopping Center, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

22.6. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

22.7. Tenant’s Right to Cure Landlord’s Default. If, after Notice to Landlord of default Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord’s expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.

23.	WAIVER.

No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved (excluding the collection of a late charge or interest).

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

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24.	SUBORDINATION AND ATTORNMENT.

This Lease is and shall be subject and subordinate to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) now or hereafter placed on or against the Building or on or against Landlord’s interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Nevertheless, Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

Notwithstanding anything contained herein to the contrary, if any mortgagee, trustee or ground lessor shall elect that this Lease is senior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this lease.

25.	TENANT ESTOPPEL CERTIFICATES.

25.1. Landlord Request for Estoppel Certificate. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises.

25.2. Failure to Execute. Tenant’s failure to execute and deliver such statement within the time required shall at Landlord’s election be a default under this Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter-claim or deduction against Rent and (c) not more than one month’s Rent has been paid in advance.

26.	NOTICE.

Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows: (a) if to Landlord, to Landlord’s Address for Notice with a copy to the Building manager, and (b) if to Tenant to Tenant’s Mailing Address; provided, however, Notices to Tenant shall be deemed duly served or given if delivered or sent to Tenant at the Premises. Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice. Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of Notice in a particular manner, service of that Notice in accordance with those particular requirements shall replace rather than supplement any Notice requirement set forth in the Lease.

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27.	TRANSFER OF LANDLORD’S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Shopping Center or Complex, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Shopping Center or Complex or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord’s obligations hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

28.	SURRENDER OF PREMISES.

28.1. Clean and Same Condition. Upon the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall remove Tenant’s Property no later than the Expiration Date. If Tenant is required by Landlord to remove any additions, alterations, or improvements or signage under Section 15.3 Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement made pursuant to Section 15.3 and/or from Tenant’s use or from the removal of Tenant’s Property pursuant to Section 16.2 shall be repaired (in accordance with Landlord’s reasonable direction) no later man the Expiration Date by Tenant at Tenant’s sole cost and expense. On the Expiration Date, Tenant shall surrender all keys to the Premises.

28.2. Failure to Deliver Possession. If Tenants fails to vacate and deliver possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required by Section 15.3., Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant’s failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.

28.3. Property Abandoned. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

29.	HOLDING OVER.

Tenant shall not occupy the Premises after the Expiration Date without Landlord’s consent If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only upon all the provisions of this Lease (except as to the term and Base Rent). Monthly Installments of Base Rent payable by Tenant during this period shall be increased to the greater of one hundred fifty percent (150%) of the fair market rental value of the Premises (as reasonably determined by Landlord) or two hundred percent (200%) of the Monthly Installments of Base Rent payable by Tenant in the final month of the Term. The tenancy may be terminated by either party by delivering a thirty (30) day Notice to the other party. Nothing contained in this Section 29. shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law.

30.	RULES AND REGULATIONS.

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Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “E” and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Project. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Shopping Center or Complex.

31.	CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) causing an actual or constructive eviction from the Premises; or (c) disturbing Tenant’s use or possession of the Premises.

31.1. Name. To name the Building, Shopping Center or Complex and to change the name or street address of the Building, Shopping Center or Complex.

31.2. Physical Changes. To stripe or re-stripe, resurface, enlarge, change the grade or drainage of and control access to the parking lot and to assign and reassign parking spaces for the exclusive or nonexclusive use of tenants (including Tenant).

31.3. Inspection. At any time during the Term, with prior telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Shopping Center or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof.

31.4. Entry. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry.

31.5. Future Development. Landlord, at its option, may expand or eliminate area from or renovate the Shopping Center or a portion thereof. Landlord shall have the right to use a portion of the Premises to accommodate any structures or to expand the Premises to accommodate lease lines required for the work. If Landlord deems it necessary for construction personnel to enter the Premises to perform this work, then Landlord shall give no less than thirty (30) days prior Notice and Tenant shall allow such entry. Landlord shall use its best efforts to complete the work in an efficient manner so as not to interfere unreasonably with Tenant’s business. Tenant shall not be entitled to any damages or reduction of Monthly Installments of Base Rent for any interference or interruption caused by such work. If however there is a permanent increase or decrease in the size of the Premises, then Rent shall be adjusted proportionately. Tenant shall pay its proportionate share of all costs and expenses in accordance with this Lease.

32.	SIGNS AND ADVERTISEMENTS.

32.1. Signs. Tenant shall keep its signs and display windows lighted during those hours when the Common Area is open to the public. Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building, Shopping Center or Complex, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord. All signage on display in the Premises, Shopping Center or Complex shall be professionally printed or produced. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission or that do not meet the standards set forth in this Section 32.1. without being liable to Tenant by reason of such removal. All costs incurred by Landlord in removing such signs or other

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matter shall be paid by Tenant as Additional Rent within ten (10) days of written demand by Landlord. All exterior signs shall conform to Landlord’s Sign Criteria attached hereto as Exhibit F.

32.2. Advertisements. Tenant shall not, without Landlord’s consent, place, construct, or maintain on the Premises any advertisement media, including, without limitation, searchlights, flashing lights, loudspeakers, phonographs, or other similar visual or audio media. Tenant shall not solicit business in, on, or about the Common Area, or distribute handbills or other advertising or promotional media in, on, or about the Common Area, or in the parking areas, except that Tenant shall be entitled to engage in radio, television, newspaper, and handbill advertising as is customarily used for the type of business in which Tenant is engaged. Tenant shall use the name of the Shopping Center in which the Premises are located in all Tenant’s advertising in connection with Tenant’s business at the Premises and for no other purpose, except with Landlord’s consent The right to use the name of the Shopping Center is hereby licensed to Tenant from Landlord, without any warranty as to title, for the Term of the Lease. Landlord retains all property rights in the name of the Shopping Center and Tenant shall not acquire any rights to it except as granted herein. Landlord shall have the right to use for its signs the exterior walls and the roof of the Buildings and other improvements that are a part of the Shopping Center in which the Premises are located.

33.	RELOCATION OF PREMISES.

Landlord shall have the right to relocate the Premises to another part of the Building or Shopping Center in accordance with the following:

33.1. Premises Substantially the Same. The new Premises shall be substantially the same in size as the Premises described in this Lease.

33.2. Terms. The new Premises shall be leased to Tenant on the same terms and conditions as provided in the Lease, except that if the new location contains more or less square footage, then there shall be a proportionate adjustment in Rent. Landlord shall give Tenant at least thirty (30) days prior Notice of Landlord’s intention to relocate the Premises.

33.3. Time of Restoration. The physical relocation of the Premises shall take place during a time period mutually agreed upon by Landlord and Tenant. If the physical relocation has not been completed in that time period, Base Rent shall abate in full from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new Premises shall become the Premises under this Lease.

33.4. Costs. Landlord and Tenant shall mutually agree in writing on a “not to exceed” budget for the new premises indicating the scope and cost of all improvements to be constructed at the new premises, the extent of Landlord’s contribution to this cost and the timetable for completion of the construction. Landlord and Tenant shall use their best efforts to reach mutually agreeable terms and conditions for the relocation. If an agreement is reached, then costs shall be incurred according to the agreement In addition, Landlord shall pay Tenant those expenses reasonably incurred by Tenant in connection with the relocation of Tenant’s personal property; provided however, that Tenant has provided Landlord with an itemized list of these expenses and invoices therefor.

If Landlord and Tenant cannot reach agreement on relocation, then Landlord shall have the right upon thirty (30) days prior Notice to Tenant to terminate the Lease. If Landlord elects to terminate the Lease, Landlord shall pay Tenant the unamortized book value of Tenant’s Leasehold Improvements, excluding moveable trade fixtures, to the extent the Leasehold Improvements were paid for by Tenant, depreciated on a straight-line basis over the Term.

The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent, if any.

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34.	GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

35.	FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 35. shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

36.	BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 2.10. of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

37.	QUIET ENJOYMENT.

Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

38.	TELECOMMUNICATIONS.

38.1. Telecommunications Companies. Tenant and its agents and/or service providers shall have no right of access to the Project for the installation and operation of telecommunications lines and systems for any of Tenant’s telecommunications within or from the Building to any other location without Landlord’s prior written consent which shall not be unreasonably withheld. However, Landlord’s consent shall not be required where the equipment being installed, repaired or maintained is not located in an area in which any telecommunications lines or equipment of any other tenant or of Landlord are located. Landlord’s approval of, or requirements concerning, the lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intra-building cabling network (ICN) and makes no representation regarding the suitability of the ICN for Tenant’s intended use.

38.2. Tenant’s Obligations. If at any time the point of demarcation for Tenant’s telecommunications equipment in Tenant’s telephone equipment room or other location is relocated to some other point, whether by operation of law or otherwise, upon Landlord’s election, Tenant shall, at Tenant’s sole expense and cost: (1) within thirty (30) days after notice is first given to Tenant of Landlord’s election, cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the telecommunications lines serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications; and (2) if Landlord so elects,

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immediately undertake the operation, repair and maintenance of the telecommunications lines serving Tenant in the Building; and (3) upon the termination of the Lease for any reason, or upon expiration of the Lease, immediately effect the complete removal of all or any portion or portions of the telecommunications lines serving Tenant in the Building and repair any damage caused thereby (to Landlord’s reasonable satisfaction).

Prior to the commencement of any alterations, additions, or modifications to the telecommunications lines serving Tenant in the Building, except for minor changes, Tenant shall first obtain Landlord’s prior written consent by written request accompanied by detailed plans, schematics, and specifications showing all alterations, additions and modifications to be performed, with the time schedule for completion of the work, for which Landlord may withhold consent in its sole and absolute discretion.

38.3. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant’s officers, directors, employees, agents, contractors, subcontractors, subtenants and invitees with respect to (1) any telecommunications lines serving Tenant in the Building; (2) any bodily injury (including wrongful death) or property damage (real or personal) arising out of or related to any telecommunications lines serving Tenant in the Building; (3) any lawsuit brought or threatened, settlement reached, or governmental order relating to such telecommunications lines; (4) any violations of laws, orders, regulations, requirements, or demands of governmental authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such telecommunications lines, including, without limitation, attorney and consultant fees, court costs and litigation expenses. This indemnification and hold harmless agreement will survive this Lease. Under no circumstances shall Landlord be liable for interruption in telecommunications services to Tenant or any other entity affected, for electrical spikes or surges, or for any other cause whatsoever, whether by Act of God or otherwise, even if the same is caused by the ordinary negligence of Landlord, Landlord’s contractors, subcontractors, or agents or other tenants, subtenants, or their contractors, subcontractors, or agents.

38.4. Landlord’s Operation. Notwithstanding anything contained herein to the contrary, if the point of demarcation is relocated, Landlord may, but shall not be obligated to, undertake the operation, repair and maintenance of telecommunications lines and systems in the Building. If Landlord so elects, Landlord shall give Notice of its intent to do so, and Landlord shall, based on Landlord’s sole business discretion, make such lines and systems available to tenants of the Building (including Tenant) in the manner it deems most prudent. Landlord may include in Operating Expenses all or a portion of the expenses related to the operation, repair and maintenance of the telecommunications lines and systems.

39.	MISCELLANEOUS.

39.1. Accord and Satisfaction: Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

39.2. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

39.3. Attorneys’ Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e., the party that recovers the greater

(1690-016 - Retail)	Page 35

relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

39.4. Captions and Section Numbers. The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.

39.5. Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

39.6. Choice of Law. This Lease shall be construed and enforced in accordance with the Laws of the State.

39.7. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

39.8. Authority. If Tenant is not an individual signing on his or her own behalf, then each individual signing this Lease on behalf of the business entity that constitutes Tenant represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other memorandum of resolution if Tenant is a limited partnership, general partnership or limited liability entity, authorizing such execution.

39.9. Waiver of Right to Jury Trial. Landlord and Tenant hereby waive their respective rights to a trial by jury of any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant’s Use or occupancy of the Premises, Building or Shopping Center (including any claim of injury or damage or the enforcement of any remedy under any current or future laws, statutes, regulations, codes or ordinances).

39.10. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

39.11. Execution of Lease: No Option. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building, Shopping Center or Complex. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

39.12. Furnishing of Financial Statements: Tenant’s Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

39.13. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

(1690-016 - Retail)	Page 36

39.14. Prior Agreements: Amendments. This Lease and the schedules and addenda attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit “E” attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (Representations) between Landlord and Tenant concerning the Premises and the Building and Shopping Center, and there are no Representations, either oral or written, between them other than those in this Lease.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.

Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

39.15. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

39.16. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

39.17. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and successors and assigns of the parties.

39.18. Time Is of the Essence. Time is of the essence of this Lease.

39.19. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

39.20. Consent to Press Release Landlord may, after the Lease is fully executed, issue a press release containing the following information: (i) Tenant’s name and the nature of Tenant’s business; (ii) the Term; (iii) the square footage leased and the Building name and location; (iv) the name of the brokers who represented Landlord and Tenant; and (v) such other general information as may be customarily included in similar press releases. Tenant hereby consents to such a press release.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page 1.

LANDLORD:

GLENBOROUGH FUND IX, LLC,

a Delaware limited liability company

By:	GRT IX, Inc.,
a Delaware corporation Its Managing Member

By:
Its

(1690-016 - Retail)	Page 37

TENANT:

,
a

By:
Its

By:
Its

(1690-016 - Retail)	Page 38

EXHIBIT P

FORM OF INDEPENDENT MANAGER/MEMBER/DIRECTOR CERTIFICATE*

CERTIFICATE OF INDEPENDENT MANAGER/MEMBER/DIRECTOR

THE UNDERSIGNED, [            ], hereby certifies as follows:

1. I have been elected to serve as an independent manager of [            ] (the “Company”).

2. I am aware that under its Limited Liability Company Agreement, the Company is required to have at least two so-called “Independent Managers”.

3. I hereby certify that I am aware of the definition of and requirement for Independent Managers as set forth in the Limited Liability Company Agreement of the Company, including but not limited to, the requirement that when voting on a matter put to the vote of the membership or board of managers, that notwithstanding that the Company may be insolvent, an Independent Manager shall, to the extent permitted by law, take into account the interest of the creditors of the Company as well as the interest of the Company. As an Independent Manager of the Company, I will vote in accordance with my fiduciary duties under applicable law.

4. I hereby certify that I meet the requirements of an Independent Manager as set forth in the Limited Liability Company Agreement of the Company.

5. I certify that, subject to my fiduciary duties as an Independent Manager, it is my intention as a so-called “Independent Manager” to take into account, to the extent

*	Following are contacts for independent directors/managers/members appointed by borrowers on prior transaction:

CT Corporation System

Attention: Corporate Staffing Division

The Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Attention: Domenic Borriello

Telephone: (302) 777-0240

Mark A. Ferrucci (no longer employed by CT Corporation System)

212 Mangum Drive

Bear, DE 19701

(302) 836-9162 (telephone)

(302) 8376-836-9182 (fax)

permitted by law, the interest of all creditors of the Company as well as the Company in fulfilling my duties as an Independent Manager of the Company.

6. I understand that German American Capital Corporation and its successors, participants, transferees and assigns, will rely on this Certificate in conjunction with loans to be made to the Company.

Executed as of this      day of November, 2006.

[Name]

EXHIBIT Q

RESERVED

SCHEDULE I

RESERVED

I-1

SCHEDULE II

RESERVED

II-1

SCHEDULE III

RESERVED

III-1

SCHEDULE IV

RESERVED

IV-1

SCHEDULE V

PRE-APPROVED TRANSFEREES

Angelo, Gordon

Apollo

Blackrock Realty

Boston Properties Inc.

Brandywine Realty Trust

Broadreach

Cerberus

Colony Capital

Crescent Real Estate Equities

Deutsche Bank (RREEF)

Duke Realty Corp.

Equity Office Properties Trust

Goldman Sachs

Highwoods Properties Inc.

HRPT Properties Trust

JP Morgan

Kilroy Realty Corp.

Liberty Property Trust

Mack-Cali Realty Corp.

Maguire Properties Inc.

Morgan Stanley

Normandy Real Estate Partners

Reckson Associates Realty Corp

Rockpoint Group

Rockwood Capital

Shorenstein

SL Green Realty Corp.

The Blackstone Group

Tishman Speyer Properties

Vornado Realty Trust

Walton Street

Washington REIT

Westbrook Partners

SCHEDULE VI

RESERVED

SCHEDULE VII

LITIGATION SCHEDULE

There are currently no material actions, suits, or proceedings

SCHEDULE VIII

RENT ROLL

Rent Roll Report as of November 21, 2006

Tierrasanta Research Park

															Current Charges					illeg
illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	Current Charges	illeg	illeg	illeg	illeg	illeg	illeg	illeg
Tierrasanta Research Park (illeg)
illeg Inc.	illeg	illeg	illeg	illeg	illeg	CAM	8.34%	04/01/02		03/31/07	GLB	ACT	ACT	NEW	illeg	04/01/06	03/31/07	$10,954.00	illeg	BRE	04/01/02	illeg	illeg	illeg
(illeg Inc.)						INS	8.34%								CAM	01/01/06	02/28/07	$1,328.00	illeg	BRE	04/01/03	illeg	illeg
						TAX	8.34%								illeg	06/01/03	01/31/07	$10,160.14	illeg	BRE	04/01/04	illeg	illeg
															BIS	01/01/06	02/28/07	$186.00	illeg	BRE	04/01/06	illeg	illeg
															TAX	01/01/06	02/28/07	$1,047.00	$1.45	BRE	04/01/06	illeg	illeg
illeg	illeg	illeg	8,900	8,900	illeg	CAM	8.54%	illeg	illeg	07/31/08	illeg	ACT	ACT	NEW	illeg	02/01/06	01/31/07	$9,541.46	illeg	BRE	02/01/05	illeg	illeg	illeg
						INS	8.54%								CAM	01/01/06	07/31/08	illeg	$1.60	BRE	02/01/06	illeg	illeg
						TAX	8.54%								illeg	02/01/05	07/31/08	$9,691.79	illeg	BRE	02/01/07	illeg	illeg
															illeg	01/01/06	07/31/08	$191.00	$0.26
															TAX	01/01/06	07/31/08	$1,072.00	$1.45
illeg	illeg	illeg	8,900	8,900	illeg			08/01/08	illeg	01/31/10	illeg	ACT	ACT	NEW						BRE	illeg	illeg	illeg	$17,668
																				BRE	illeg	illeg	illeg

illeg	illeg	illeg	8,305	illeg	illeg	CAM	7.97%	04/01/05	illeg	illeg	illeg	ACT	ACT	illeg	illeg	04/01/06	03/31/07	$7,461.98	$10.78	BRE	04/01/05	illeg	illeg	illeg
						INS	7.97%								CAM	01/01/06	03/31/08	$1,420.00	illeg	BRE	04/01/06	illeg	illeg
						TAX	7.97%								illeg	04/01/06	03/31/08	$7,430.82	$10.74	BRE	04/01/07	illeg	illeg
															illeg	01/01/06	03/31/08	$160.00	$10.23
															TAX	01/01/06	03/31/08	illeg	illeg

illeg	illeg	illeg	10,751	10,751	illeg	CAM	10.30%	02/01/05	illeg	illeg	illeg	ACT	ACT	NEW	illeg	02/01/06	01/31/07	illeg	$12.96	BRE	02/01/05	illeg	illeg	illeg
						INS	10.30%								CAM	01/01/06	07/31/08	$1,453.00	$1.62	BRE	illeg	illeg	illeg
						TAX	10.30%								illeg	02/01/05	07/31/08	$11,557.16	illeg	BRE	illeg	illeg	illeg
															illeg	01/01/06	07/31/08	$230.00	$0.26
															TAX	01/01/06	07/31/06	$1,293.00	illeg
illeg	illeg	9755-100	10,751	10,751	10,751			illeg	illeg	01/31/10	illeg	ACT	ACT	NEW						BRE	illeg	illeg	illeg	illeg
																				BRE	illeg	illeg	illeg
illeg Inc.	illeg	9755-200	11,771	11,771	11,771	CAM	11.29%	illeg	01/01/05	12/31/06	illeg	ACT	ACT	illeg	illeg	01/01/06	12/31/06	$14,291.38	$14.57	BRE	illeg	illeg	illeg	illeg
						INS	11.29%								CAM	01/01/06	12/31/06	$1,295.00	illeg	BRE	01/01/06	illeg	illeg
						TAX	11.29%								illeg	01/01/05	12/31/06	illeg	illeg
															illeg	01/01/06	12/31/06	$252.00	$0.26
															TAX	01/01/06	12/31/06	11,417.00	$1.44

RBF illeg	illeg	9755-200	11,771	11,771	11,771			01/01/07	illeg	01/31/10	illeg	ACT	ACT	NEW						BRE	01/01/07	illeg	illeg	illeg
																				BRE	01/01/07	illeg	illeg
																				BRE	illeg	illeg	illeg
																				BRE	illeg	illeg	illeg
																				BRE	illeg	illeg	$16.87
illeg Inc.	illeg	illeg	15,846	illeg	illeg	CAM	15.20%	10/01/06		illeg	GLB	ACT	ACT	NEW	illeg	10/01/06	12/31/06	illeg	illeg	BRE	10/01/06	illeg	illeg	illeg
						INS	15.20%								CAM	10/01/06	12/31/09	illeg	$1.83	BRE	01/01/07	illeg	illeg
						TAX	15.20%								illeg	10/01/06	12/31/09	$19,734.42	$14.94	BRE	illeg	illeg	illeg
															illeg	10/01/06	12/31/09	$359.00	$0.36	BRE	illeg	illeg	$15.52
															TAX	10/01/06	12/31/09	illeg	$1.44	BRE	illeg	illeg	illeg

illeg Inc.	illeg	illeg	6,133	6,133	6,133	CAM	5.88%	07/01/05	illeg	06/30/07	GLB	ACT	ACT	illeg	illeg	07/01/05	06/30/07		illeg	BRE	illeg	illeg	illeg	illeg
						INS	5.88%								CAM	0I/01/06	06/30/07	illeg	illeg
						TAX	5.88%								illeg	07/01/05	06/30/07	illeg	illeg
															illeg	01/01/06	06/30/07	illeg	$0.26
															TAX	01/01/06	05/30/07	$738.00	$1.44
illeg Inc.	illeg	illeg	5,327	5,327	5,327	CAM	5.11%	illeg		illeg	GLB	ACT	ACT	NEW	illeg	07/01/06	06/30/07	illeg	illeg	BRE	05/01/03	illeg	illeg	illeg
						INS	5.11%								CAM	01/01/06	06/30/06	illeg	illeg	BRE	06/01/03	illeg	illeg
						TAX	5.11%								illeg	05/01/03	06/30/06	$4,467.52	illeg	BRE	07/01/04	illeg	illeg
															illeg	01/01/06	06/30/08	$114.00	$0.26	BRE	07/01/05	illeg	illeg
															TAX	01/01/06	06/30/08	$641.00	$1.44	BRE	0701/06	illeg	illeg
																				BRE	07/01/07	illeg	illeg

illeg Inc.	illeg	illeg	5,303	5,303	5,303	CAM	5.9%	illeg	illeg	09/30/07	illeg	ACT	ACT	illeg	illeg	illeg	09/30/07	illeg	illeg	BRE	illeg	illeg	illeg	illeg
						INS	5.9%								CAM	01/01/06	09/30/07	illeg	illeg	BRE	illeg	illeg	illeg
						TAX	5.9%								illeg	09/25/02	09/30/07	$7,600.33	$17.20	BRE	illeg	illeg	illeg
															illeg	01/01/06	09/30/07	$114.00	illeg	BRE	illeg	illeg	$17.70
															TAX	01/01/06	09/30/07	illeg	$1.45	BRE	illeg	illeg	illeg
illeg	illeg	5775	23,208	23,208	23,208	CAM	22.27%	illeg		illeg	GLB	ACT	ACT	NEW	illeg	07/01/06	06/30/07	$24,600.00	illeg	BRE	illeg	illeg	illeg
						INS	22.27%								CAM	01/01/06	06/30/08	illeg	illeg	BRE	illeg	illeg	illeg
						TAX	22.27%								INS	01/01/06	05/30/06	$497.00	$0.26	BRE	illeg	illeg	illeg
															TAX	01/01/06	06/30/08	illeg	$1.45	BRE	illeg	illeg	illeg
																				BRE	illeg	illeg	illeg
																				BRE	illeg	illeg	illeg
																				BRE	illeg	illeg	illeg
																				BRE	illeg	illeg	illeg
																				BRE	illeg	illeg	illeg

																Current Charges					illeg
illeg	illeg	illeg		illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg	illeg
																					BRE	07/01/07	$25,529.00	$13.20
New Circular Wireless PCS	illeg	ROOF	*	0	0	0			03/13/06		07/31/11	NSL	ACT	NST	NEW	F13	03/13/06	07/31/11	$2,537.79	$0,00					$2,400
																TLC	03/13/06	07/31/07	$2,400.00	$0.00
Total for Tierrasanta Research Park				104,234	104,234	104,234																			$79,178
Grand Total for Tierrasanta Research Park				104,234	104,234	104,234																			$79,178

*	Non-Statistical units are excluded from the above sub-totals and from the Occupancy/Vacancy Summary but are included in the Charge Summary.
**	Future Lease

Occupancy / Vacancy Summary
	# Unit	% Unit	Unit SF	% Unit SF
Vacant	0	0.00%	0	0.00%
Occupied	10	100.00%	104,234	100.00%
Totals	10	100.00%	104,234	100.00%

[PIE CHART]

Charge Summary
Charge Type	Current Charges	illeg	illeg $/Month	illeg $/Year
BRE	$109,239	104,234	$ 1.05	$12.58
CAM	$15,777	104,234	$ 0.15	$1.82
F13	$92,732	81,026	$ 1.14	$13.73
INS	$2,214	104,234	$ 0.02	$0.25
TAX	$12,450	104,234	$ 0.12	$1.43
illeg	$2,400	0
Total	illeg	(Excluding F13 charges)

SCHEDULE IX

RESERVED

SCHEDULE X

BORROWER’S TAX ID NUMBERS

Schedule XI

Tax Protection Agreements

1.	Tax protection included in Section 11 of Fifth Amended and Restated Agreement of Limited Partnership of Glenborough Properties, L.P., dated November 29, 2006.

SCHEDULE XII

RESERVED

SCHEDULE XIII

EXCEPTION TO REPRESENTATION 4.1.12

Except as disclosed in the Physical or Environmental reports there are none